EXHIBIT 10.1

Amended and Restated Credit Agreement dated as of November 13, 1998 among Fleet National Bank, The Provident Bank, Bank One Kentucky, NA and Affinity Group, Inc.


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                       AMENDED AND RESTATED CREDIT AGREEMENT

                                    dated as of

                                 November 13, 1998

                                       among

                               AFFINITY GROUP, INC.,

                            THE GUARANTORS PARTY HERETO,

                             THE LENDERS PARTY HERETO,

                                FLEET NATIONAL BANK,

                              as Administrative Agent,

                                THE PROVIDENT BANK,

                               as Syndication Agent,

                                        and

                              BANK ONE, KENTUCKY, NA,

                               as Documentation Agent


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--------------------------------------------------------------------------------

                       AMENDED AND RESTATED CREDIT AGREEMENT

     AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 13, 1998 among AFFINITY GROUP, INC., THE GUARANTORS PARTY HERETO, THE LENDERS PARTY HERETO, THE PROVIDENT BANK, as Syndication Agent, and BANK ONE, as Documentation Agent, and FLEET NATIONAL BANK, as Administrative Agent. This Agreement amends and restates in its entirety the Credit Agreement dated as of April 2, 1997 among Affinity Group, Inc. the Guarantors party thereto, the Lenders party thereto, Fleet National Bank, as Agent and The Provident Bank, as Syndication Agent, Bank One, Kentucky, NA, as Documentation Agent and as heretofore modified and supplemented and in effect on the date hereof immediately before giving effect to the amendment and restatement contemplated hereby (the "EXISTING CREDIT AGREEMENT")

     The parties hereto agree that the Existing Credit Agreement shall be amended and restated as of the date hereof (but subject to Section 5.1) in its entirety as follows:

                                  ARTICLE I


                                 DEFINITIONS

     1.1 DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

     "ACQUISITION" means any transaction, or any series of related transactions, consummated after the date hereof, by which (i) any Credit Party acquires the business of, or all or substantially all of the assets of, any firm or corporation which is not a Credit Party, or any division of such firm or corporation, located in a specific geographic area or areas, whether through purchase of assets, purchase of stock, merger or otherwise or (ii) any Person that was not theretofore a Subsidiary of a Credit Party becomes a Subsidiary of a Credit Party.

     "ADDITIONAL MORTGAGE" has the meaning assigned to such term in Section 6.13(b)(i).

     "ADDITIONAL MORTGAGE POLICIES" has the meaning assigned to such term in
Section 6.13(b)(iv).

     "ADDITIONAL MORTGAGED PROPERTY" has the meaning assigned to such term in
Section 6.13(b).

     "ADJUSTED BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day PLUS 1/2 of 1%. Any change in the Adjusted Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "ADMINISTRATIVE AGENT" means Fleet National Bank in its capacity as Administrative Agent for the Lenders hereunder.

     "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of any Credit Party and (b) none of the Credit Parties shall be Affiliates.

     "AFFILIATE SUBORDINATION AGREEMENT" means the Affiliate Subordination Agreement dated as of the Effective Date, among the Holding Company, the Borrower, the Parent, and Stephen Adams substantially in the form of EXHIBIT F annexed hereto, as such agreement may thereafter be amended, supplemented or otherwise modified from time to time.

     "AGENT" means each of the Administrative Agent, the Syndication Agent and the Documentation Agent.

     "APPLICABLE PERCENTAGE" means (a) with respect to any Revolving Credit Lender for purposes of Section 2.4 or 2.8, the percentage of the total Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment and
(b) with respect to any Lender in respect of any indemnity claim under Section 10.3(c) arising out of an action or omission of the Administrative Agent under this Agreement, the percentage of the total Commitments or Loans of all Classes hereunder represented by the aggregate amount of such Lender's Commitment or Loans of all Classes hereunder.

     "APPLICABLE MARGIN" means, for any Class and Type of Loans (a) for the Initial Payment Period (as defined below) the Applicable Margin (% per annum) for (i) Revolving Credit Loans, Swing Loans and Term A Loans shall be 1.625% for Base Rate Loans and 2.875% for Eurodollar Loans and (ii) Term B Loans shall be 2.375% for Base Rate Loans and 3.625% for Eurodollar Loans; and

     (b) for any Payment Period (as defined below) other than the Initial Payment Period, the respective rates indicated below for Loans of such Class and Type opposite the applicable Consolidated Total Leverage Ratio indicated below for such Payment Period (or as provided in the final paragraph of this definition, for part of a Payment Period):

                           APPLICABLE MARGIN (% PER ANNUM)
                           -------------------------------


                          REVOLVING CREDIT LOANS     TERM B LOANS
                                                     ------------
                          SWING LOANS
                          TERM A LOANS
                          ------------

 CONSOLIDATED TOTAL
 LEVERAGE                 BASE RATE    EURODOLLAR    BASE RATE      EURODOLLAR
 RATIO                    LOANS        LOANS         LOANS          LOANS
 -----                    -----        -----         -----          -----
 greater than or equal    1.625%       2.875%        2.375%         3.625%
 to 5.00 to 1
 less than 5.00 to 1 and  1.375%       2.625%        2.375%         3.625%
 greater than or equal
 to 4.25 to 1
 Less than 4.25 to 1 and  1.125%       2.375%        2.375%         3.625%
 greater than or equal
 to 3.5 to 1
 Less than 3.5 to 1       0.875%       2.125%        2.375%         3.625%


     For purposes hereof, a "PAYMENT PERIOD" means (i) initially, the period commencing on the date of this Agreement to but not including the fifth Business Day after November 30, 1998 (the "INITIAL PAYMENT PERIOD") and (ii) thereafter, the period commencing on the day immediately succeeding the last day of the prior Payment Period to but not including the fifth Business Day after the earlier of the due date of the next Compliance Certificate required to be delivered by the Borrower to the Administrative Agent or the date of the actual receipt by the Administrative Agent of such Compliance Certificate. Subject to and in accordance with the final paragraph of this definition, the Applicable Margin shall be effective for each Payment Period (or in the circumstances described in the final paragraph of this definition, such portion of a Payment Period) whether or not such Payment Period coincides with an Interest Period for Eurodollar Borrowing.

     The Consolidated Total Leverage Ratio for any Payment Period except the Initial Payment Period shall be determined on the basis of the Compliance Certificate required to be delivered to the Administrative Agent pursuant to
Section 6.1(d) setting forth, among other things, a calculation of the Consolidated Total Leverage Ratio as at the last day of the fiscal quarter immediately preceding such Payment Period (I.E. the Consolidated Total Leverage Ratio for the Payment Period scheduled to commence on the fifth Business Day after the earlier of March 31, 1999 or the date of the actual receipt by the Administrative Agent of the Compliance Certificate required to be delivered on or before such date pursuant to Section 6.1(d), shall be determined on the basis of the Consolidated Total Leverage Ratio as at December 31, 1998, the Consolidated Total Leverage Ratio for the next succeeding Payment Period shall be determined on the basis of the Consolidated Total Leverage Ratio as at March 31, 1999, and so forth).

     Anything in this Agreement to the contrary notwithstanding, the Applicable Margin shall be the highest rates provided for above (i) during any period when an Event of Default shall have occurred and be continuing, or
(ii) if the Compliance Certificate shall not be delivered when required by Section 6.1(d) (but only, in the case of this clause (ii), with respect to the portion of such Payment Period prior to the delivery of such certificate).

     "APPROVED FUND" means, with respect to any Lender that is a fund that invests (in whole or in part) in commercial loans, any other fund that invests (in whole or in part) in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, in the form of EXHIBIT I annexed hereto or any other form approved by the Administrative Agent.

     "BASE RATE" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Base Rate.

     "BASIC DOCUMENTS" means the Loan Documents, the Senior Subordinated Notes Indenture, the Holding Company Notes Indenture and any related agreement.

     "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

     "BORROWER" means Affinity Group, Inc., a Delaware corporation.

     "BORROWING" means Loans of a particular Class of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

     "BORROWING REQUEST" means a request by the Borrower for a Borrowing in accordance with Section 2.3.

     "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts or New York City are authorized or required by law to remain closed; PROVIDED that, when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in U.S. dollar deposits in the London interbank market.

     "CAMPING WORLD" means Camping World, Inc, a Kentucky corporation, and a Wholly-Owned Subsidiary of the Borrower.

     "CAMPING WORLD ACQUISITION AGREEMENT" means that certain Stock Purchase Agreement dated as of February 25, 1997 by and among the Borrower and the shareholders of Camping World in the form previously delivered to the Administrative Agent and the Lenders.

     "CAMPING WORLD INCENTIVE MANAGEMENT AGREEMENTS" means, collectively, the Incentive Management Agreements dated as of April 2, 1997 between the Holding Company and each of Thomas A. Donnelly, William L. Johnson, Murray S. Coker, Stephen L. Snodgrass, James J. Schumm, Dean S. Ewing, Steven L. Needham, Jane
S. Browning, Ronald D. Chance and William T. Walker as provided in the Camping World Acquisition Agreement.

     "CAPITAL EXPENDITURES" means, for any period, (A) the sum for the Credit Parties (determined on a consolidated basis without duplication in accordance with GAAP of the aggregate amount of expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP; PROVIDED that such term shall not include any such expenditures in connection with any replacement or repair of Property affected by a Casualty Event MINUS (B) any Net Cash Proceeds from a Disposition permitted hereunder reinvested pursuant to Section 2.10(b)(iv) not in excess of the aggregate amount of Capital Expenditures previously made in respect of assets subject to such Disposition. Notwithstanding the foregoing, the purchase price of any Acquisition shall not be deemed a "Capital Expenditure" for purposes hereof.

     "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "CASUALTY EVENT" means, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

     "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority (whether or not having the force of law) after the date of this Agreement or (c) compliance by any Lender or the Issuing Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "CLASS" when used in reference to any Loan, Borrowing or Commitment, refers to whether such Loan, the Loans comprising such Borrowing or the Loans that a Lender holding such Commitment is obligated to make, are Revolving Credit Loans, Term A Loans or Term B Loans.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COLLATERAL" mean, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for all obligations of the Credit Parties hereunder.

     "COLLATERAL DOCUMENTS" means the Holding Company Collateral Documents, the Pledge Agreement, the Security Agreement, the Trademark Security Agreement, the Mortgages, the Affiliate Subordination Agreement and all other instruments or documents delivered by any Credit Party or Affiliate thereof pursuant to this Agreement or any of the other Loan Documents in order to grant to the Administrative Agent, on behalf of the Lenders, a Lien on any real, personal or mixed property of that Credit Party as security for any of its obligations hereunder.

     "COMMITMENTS" means the Revolving Credit Commitments, the Swing Loan Commitments (a subcommitment of the Revolving Credit Commitment) and the Term Loan Commitments, as applicable.

     "COMPLIANCE CERTIFICATE" means a certificate signed by a Financial Officer of the Borrower, in substantially the form of EXHIBIT G annexed hereto, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 7.9 (including a statement of the Consolidated Total Leverage Ratio for purposes of the definition of Applicable Margin), Section 7.6 (with respect to any Restricted Junior Payment proposed to be made pursuant to Section 7.6(a)(vi)) and, if such certificate is accompanying the annual financial statements required to be delivered pursuant to Section 6.1(a), setting forth a reasonably detailed calculation of the amount of Excess Cash Flow for the Borrower's most recently completed fiscal year for the purpose of Section 2.10(b)(v), and
(iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in
Section 4.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

     "CONFORMING LEASEHOLD INTEREST" means any Recorded Leasehold Interest as to which the lessor has agreed in writing for the benefit of Administrative Agent (which writing has been delivered to Administrative Agent), whether under terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, which interest, if a subleasehold interest or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

     "CONSOLIDATED FIXED CHARGES RATIO" means, as at any date, the ratio of
(a) Consolidated Operating Cash Flow for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) the sum for the Credit Parties (determined on a consolidated basis without duplication in accordance with GAAP) of the following: (i) Debt Service for such period PLUS (ii) the aggregate amount of all Non-Financed Capital Expenditures made during such period after subtracting therefrom the aggregate amount of Related Retail Sale-Leaseback Proceeds received during such period PLUS (iii) the aggregate amount paid, or required to be paid (without duplication as between fiscal periods), in cash in respect of income, franchise and other like taxes (excluding real estate taxes) for such period (to the extent not deducted in determining Consolidated Operating Cash Flow for such period). Notwithstanding anything to the contrary herein, amounts otherwise included in Non-Financed Capital Expenditures consisting of capital expenditures in connection with the Borrower's acquisition of Real Estate Holdings in the maximum amount not to exceed $11,750,000 shall not be included in the calculation of Non-Financed Capital Expenditures for the Borrower's fiscal year ending December 31, 1999.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, (A) the sum, for the Credit Parties (or the Holding Company, in the case of amounts specified in clause (e)) (determined on a consolidated basis without duplication in accordance with GAAP) of the following: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) PLUS (b) the net amounts payable (or MINUS the net amounts receivable) under Hedging Agreements accrued during such period (whether or not actually paid or received during such period) including, without limitation, fees, but excluding (i) reimbursement of legal fees and other similar transaction costs, and (ii) payments required by reason of the early termination of Hedging Agreements in effect on the Effective Date PLUS (c) all fees, including letter of credit fees and expenses, incurred hereunder after the Effective Date but excluding all fees, commissions and expenses (including reimbursement of legal fees and similar transaction costs) paid or accrued on the Effective Date in respect of the Credit Agreement PLUS (d) the amount of Restricted Junior Payments made to the Holding Company pursuant to Section 7.6(a)(i) PLUS (e) all amounts accrued or capitalized during such period (whether or not paid during such period) and accounted for as interest by the Holding Company in respect of the Ehlert Note and the Camping World Incentive Management Agreements MINUS
(B) any amounts otherwise included therein and accounted for as interest expense in respect of the payments relating to the SAR Obligations made by the Borrower on April 2, 1997 pursuant to Section 5.8 of the Camping World Acquisition Agreement. Notwithstanding anything contained in the foregoing which may be to the contrary, deferred financing costs or intangible assets which are written off as a consequence of the repayment and discharge of Indebtedness under the Existing Credit Agreements shall not be included in Consolidated Interest Expense.

     Notwithstanding the foregoing, if during any period for which Consolidated Interest Expense is being determined, any Credit Party shall have consummated any Acquisition, then, for all purposes of this Agreement with the exception of the calculation of Excess Cash Flow, any Indebtedness incurred in connection with such Acquisition shall be deemed to have incurred on a pro-forma basis, as if such Acquisition had been consummated on the first day of such period and under the assumption that interest for such period had been equal to the actual weighted average interest rate in effect for the Loans hereunder on the date of such Acquisition.

     "CONSOLIDATED OPERATING CASH FLOW" means, for any period, (A) the sum of
(i) EBITDA, PLUS (ii) any increase in Deferred Revenues, MINUS (B) (i) any decrease in Deferred Revenues PLUS (ii) cash payments made by the Credit Parties under the Phantom Stock Agreements, all as determined for such period on a consolidated basis for the Credit Parties in accordance with GAAP.

     "CONSOLIDATED SENIOR LEVERAGE RATIO" means, as at any date, the ratio of
(a) Senior Debt to (b) Consolidated Operating Cash Flow for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date.

     "CONSOLIDATED TOTAL LEVERAGE RATIO" means, as at any date, the ratio of
(a) the sum of (i) the Indebtedness of the Credit Parties as described in clauses (a), (b) and (c) of the definition of "Indebtedness" (determined on a consolidated basis without duplication in accordance with GAAP), including Subordinated Indebtedness, PLUS (ii) the Indebtedness of the Holding Company in respect of the Holding Company Notes, the Ehlert Note and the Camping World Incentive Management Agreements, in each case on such date, to (b) Consolidated Operating Cash Flow for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date.

     "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

     "CREDIT PARTIES" means the Borrower and its Subsidiaries.

     "DEBT SERVICE" means, for any period, the sum, for the Credit Parties (determined on a consolidated basis without duplication in accordance with GAAP) of the following: (a) all regularly scheduled payments or regularly scheduled mandatory prepayments of principal of any Indebtedness (including the Term Loans and the principal component of any payments in respect of Capital Lease Obligations, but excluding any prepayments pursuant to Section 2.10) made during such period PLUS (b) all Consolidated Interest Expense for such period PLUS (c) the amount of Restricted Junior Payments not included within Consolidated Interest Expense made to the Holding Company pursuant to Sections 7.6(a)(iv) and (v); PROVIDED THAT, the principal and premium (but not accrued interest) on the Senior Subordinated Notes required to be paid in respect of the Redemption shall be excluded from Debt Service.

     "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "DEFERRED REVENUES" means that portion of subscription and membership revenues, product and services revenues and publication revenues carried as a liability by any of the Credit Parties on the balance sheet of that Person, which will be recognized as revenue on that Person's statement of operations in future periods, all as determined in accordance with GAAP.

     "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in SCHEDULE 4.6.

     "DISPOSITION" means any sale, assignment, lease, transfer or other disposition of any property (whether now owned or hereafter acquired) by any Credit Party to any other Person excluding (a) the granting of Liens to the Administrative Agent on behalf of the Lenders pursuant to the Collateral Documents, (b) any sale, assignment, transfer or other disposition of (i) any property sold or disposed of in the ordinary course of business and on ordinary business terms, (ii) any property no longer used or useful in the business of the Credit Parties and (iii) any Collateral under and as defined in the Collateral Documents pursuant to an exercise of remedies by the Administrative Agent thereunder and (c) any Sale-Leaseback Transaction involving a Camping World store sold by and leased back to any Credit Party.

     "DISPOSITION INVESTMENT" means, with respect to any Disposition, any promissory notes or other evidences of indebtedness or Investments received by any Credit Party in connection with such Disposition.

     "DOCUMENTATION AGENT" means Bank One, Kentucky, NA, in its capacity as Documentation Agent for the Lenders hereunder.

     "EBITDA" means, for any period, operating income for the Credit Parties (determined on a consolidated basis without duplication in accordance with GAAP) for such period (calculated after deduction for real estate taxes but before deduction for income, franchise and other like taxes accrued during such period, Consolidated Interest Expense, depreciation, amortization and any other non-cash income or charges accrued for such period (including such charges in respect of Phantom Stock Accruals) and (except to the extent received or paid in cash by the Credit Parties) income or loss attributable to equity in Affiliates for such period), excluding from the calculation of such operating income any extraordinary and unusual gains or losses during such period and excluding from the calculation of such operating income the proceeds of any Casualty Events and Dispositions. Notwithstanding the foregoing, any amounts accrued or paid with respect to any deferred financing costs or tangible assets which are written off as a result of the repayment and discharge of Indebtedness under the Existing Credit Agreement shall not be deducted in determining operating income.

     Notwithstanding the foregoing, if during any period for which EBITDA is being determined, any Credit Party shall have consummated any Acquisition permitted by Section 7.4(d) and (if such acquisition is a stock or other equity Acquisition) the company acquired in such Acquisition becomes a Subsidiary in accordance with the provisions of Section 6.10(a) then, for all purposes of this Agreement, with the exception of the calculation of Excess Cash Flow, EBITDA shall be determined on a pro forma basis as if such Acquisition had been made or consummated on the first day of such period.

     "EFFECTIVE DATE" means the date on which the conditions specified in
Section 5.1 are satisfied (or waived in accordance with Section 10.2).

     "EFFECTIVE DATE MORTGAGE" has the meaning assigned to such term in
Section 5.1(f)(i).

     "EFFECTIVE DATE MORTGAGE POLICIES" has the meaning assigned to such term in Section 5.1(f)(vi).

     "EFFECTIVE DATE MORTGAGED PROPERTY" has the meaning assigned to such term in Section 5.1(f)(i).

     "EHLERT" means, collectively, Ehlert Publishing Group, Inc. and Expositions Group, Inc.

     "EHLERT ACQUISITION" means the acquisition by the Borrower of all the outstanding shares of capital stock of Ehlert and the other transactions contemplated by the Ehlert Acquisition Agreement.

     "EHLERT ACQUISITION AGREEMENT" means that certain Stock Purchase Agreement dated as of August 28, 1996, as amended, by and among the Borrower and the shareholders of Ehlert in the form delivered to the Administrative Agent and the Lenders prior to the Effective Date.

     "EHLERT NOTE" means, the promissory note of the Holding Company in the original principal amount of $1,500,000 issued in connection with the Ehlert Acquisition of which $500,000 in principal amount is currently outstanding.

     "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any

Credit Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials,
(c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "EQUITY RIGHTS" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance or sale of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any f Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "EURODOLLAR" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "EVENT OF DEFAULT" has the meaning assigned to such term in Section 8.1.

     "EXCESS CASH FLOW" means, for each fiscal year, commencing with the fiscal year ending December 31, 1998 and for each fiscal quarter or year thereafter, Consolidated Operating Cash Flow PLUS Related Retail Sale-Leaseback Proceeds received in such period MINUS (to the extent not deducted in computing EBITDA) (i) Debt Service for such period MINUS (ii) the aggregate amount of all Non-Financed Capital Expenditures made during such period MINUS (iii) the aggregate amount paid, or required to be paid, in cash in respect of income, franchise, and other like taxes (excluding real estate taxes) for such period MINUS (iv) all Permitted Tax Distributions made during such period MINUS (v) any net increase in Working Capital during such fiscal year PLUS (vi) any net decrease in Working Capital during such fiscal year. The Borrower agrees that, solely for the purposes of calculating any quarterly Permitted Cash Flow Distribution pursuant to Section 7.6, all charges or debits to EBITDA and Excess Cash Flow in respect of amounts paid or required to be paid under the Ehlert Note and the Camping World Incentive Management Agreements shall be recognized in four equal payments, one in each fiscal quarter of the fiscal year in which such charge or debit is accrued or paid.

     "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, net worth or franchise taxes or any like taxes imposed on (or measured by) its net income or net worth by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or in which it is taxable solely on account of some connection other than the execution, delivery or performance of this Agreement or the receipt of income hereunder, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.16(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

     "EXISTING CREDIT AGREEMENT" has the meaning assigned to such term in the preamble to this Agreement.

     "FACILITIES" means any and all real property (including, without limitation all buildings, fixtures or other improvements located thereon) now or hereafter or heretofore owned, leased, operated or used by any Credit Party or any of their respective predecessors.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

     "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the most senior Lien (other than Liens permitted pursuant to Section 7.2 to the extent not perfected by filing of any UCC financing statements) to which such Collateral is subject.

     "FLEET" means Fleet National Bank, a national bank.

     "FLOOD HAZARD PROPERTY" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

     "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "FOREIGN SUBSIDIARY" means any Subsidiary of a Credit Party organized in a jurisdiction other than the United States of America, any State thereof, or the District of Columbia.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government and the National Association of Insurance Commissioners.

     "GUARANTEE" means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning.

     "GUARANTEED OBLIGATIONS" has the meaning assigned to such term in
Section 3.1.

     "GUARANTORS" means the Subsidiaries of the Borrower.

     "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "HOLDING COMPANY" means Affinity Group Holding, Inc., a Delaware corporation which holds all the outstanding capital stock of the Borrower.

     "HOLDING COMPANY COLLATERAL DOCUMENTS" means the Amended and Restated Nonrecourse Guaranty and Pledge Agreement executed and delivered by the Holding Company on the Effective Date substantially in the form of EXHIBIT A annexed hereto, as such agreement may be amended, supplemented or otherwise modified from time to time.

     "HOLDING COMPANY NOTES" means the Holding Company's 11% Senior Notes due 2007 issued pursuant to the Holding Company Notes Indenture.

     "HOLDING COMPANY NOTES INDENTURE" means the Indenture dated as of April 2, 1997 between the Holding Company and United States Trust Company of New York, as Trustee, as supplemented or amended from time to time but excluding any supplement or amendment which increases the interest rate or any premium applicable to the Holding Company Notes, increases the principal amount outstanding of the Holding Company Notes or creates sinking fund or other principal payment or offer to purchase requirements.

     "INDEBTEDNESS" means, for any Person: without duplication (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, advance, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person) including the Ehlert Note and amounts payable under the Camping World Incentive Management Agreements; (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services (other than Phantom Stock Accruals), other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts are payable within 120 days of the date the respective goods are delivered or the respective services are rendered; (c) Capital Lease Obligations of such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; and (f) Indebtedness of others Guaranteed by such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "INDEMNIFIED TAXES" means all Taxes other than (a) Excluded Taxes and Other Taxes and (b) amounts constituting penalties or interest imposed with respect to Excluded Taxes or Other Taxes.

     "INTEREST ELECTION REQUEST" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.6.

     "INTEREST PAYMENT DATE" means (a) with respect to any Base Rate Loan, each Quarterly Date and (b) with respect to any Eurodollar Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each Business Day prior to the last day of such Interest Period that would have been the last day of the Interest Period for such Eurodollar Loan had successive three month Interest Periods been applicable to such Eurodollar Loan.

     "INTEREST PERIOD" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender of the relevant Class, nine or twelve months) thereafter, as the Borrower may elect; PROVIDED, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding the foregoing,

           (x) if any Interest Period for any Revolving Credit Borrowing would otherwise end after the Revolving Credit Maturity Date, such Interest Period shall end on the Revolving Credit Maturity Date,

           (y) no Interest Period for any Term Loan may commence before and end after any Quarterly Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Quarterly Date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Quarterly Date, and

           (z) notwithstanding the foregoing clauses (x) and (y), no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder as a Eurodollar Loan for such period.

     "INVESTMENT" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, or for the benefit of, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 180 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. Notwithstanding the foregoing, Capital Expenditures and Acquisitions shall not be deemed "INVESTMENTS" for purposes hereof.

     "IP COLLATERAL" means, collectively, the Collateral under the Trademark Security Agreement.

     "ISSUING LENDER" means Fleet National Bank, in its capacity as the issuer of Letters of Credit hereunder.

     "KEYSOP PLAN" means the AGI Holding Corp. Key Employee Security Plan for the benefit of key employees of the Credit Parties.

     "LANDLORD CONSENT AND ESTOPPEL" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, in such form as may be approved by the Administrative Agent in its sole discretion.

     "LEASEHOLD PROPERTY" means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Administrative Agent in its sole discretion as not being required to be included in the Collateral.

     "LC DISBURSEMENT" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

     "LC EXPOSURE" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time PLUS (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Credit Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

     "LENDERS" means the Persons listed on SCHEDULE 2.1 (including the Issuing Lender and the Swing Loan Lender) and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

     "LETTER OF CREDIT" means any letter of credit issued pursuant to this Agreement.

     "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which U.S. dollar deposits of $5,000,000, and for a maturity comparable to such Interest Period, are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (other than an operating lease) (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "LOAN DOCUMENTS" means this Agreement, any promissory notes evidencing Loans hereunder, the Collateral Documents and any other instruments or documents delivered or to be delivered by any Credit Party or Affiliate thereof from time to time pursuant to this Agreement.

     "LOANS" means the Revolving Credit Loans, Swing Loans and Term Loans.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets (including intangible assets), operations or condition (financial or otherwise), of the Credit Parties taken as a whole, (b) the ability of any Credit Party to perform any of its obligations under this Agreement or the other Loan Documents or (c) the rights of or benefits available to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents.

     "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans or Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Credit Parties in an aggregate principal amount exceeding $1,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

     "MATERIAL LEASEHOLD PROPERTY" means a Leasehold Property reasonably determined by the Administrative Agent to be of material value as Collateral or of material importance to the operations of the Credit Parties; PROVIDED, HOWEVER that a Leasehold Property with respect to which the aggregate amount of all rents payable during any one fiscal year does not exceed $250,000 shall not be a "Material Leasehold Property."

     "MORTGAGE" means (i) a security instrument (whether designated as a deed of trust or a mortgage, leasehold mortgage, collateral assignment of leases and rents or by any similar title) executed and delivered by any Credit Party in such form as may be approved by the Administrative Agent in its sole discretion, in each case with such changes thereto as may be recommended by Administrative Agent's local counsel based on local laws or customary local practices, (ii) or at Administrative Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. "MORTGAGES" means all such instruments, including Effective Date Mortgages and any Additional Mortgages, collectively.

     "MORTGAGED PROPERTY" means an Effective Date Mortgaged Property or an Additional Mortgaged Property.

     "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "NET CASH PAYMENTS" means,

           (i) with respect to any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by any Credit Party in respect of such Casualty Event net of (A) reasonable expenses incurred by any Credit Party in connection therewith and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and any income and transfer taxes payable by any Credit Party in respect of such Casualty Event;

           (ii) with respect to any Disposition, the aggregate amount of all cash payments received by any Credit Party directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition (including, without limitation, Disposition Investments); PROVIDED that

                 (A) Net Cash Payments shall be net of (I) the amount of any legal, title, transfer and recording tax expenses, commissions and other fees and expenses payable by any Credit Party in connection with such Disposition and (II) any Federal, state and local income or other taxes estimated to be payable by any Credit Party as a result of such Disposition, but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within twelve months of the date of such Disposition; and

                 (B) Net Cash Payments shall be net of any repayments by any Credit Party of Indebtedness to the extent that (I) such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and (II) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property; and

           (iii) with respect to any offering of debt or equity securities, the aggregate amount of all cash proceeds received by any Credit Party therefrom less all legal, underwriting and similar fees and expenses incurred in connection therewith.

     "NON-FINANCED CAPITAL EXPENDITURES" means, for any period, all Capital Expenditures made during such period that have not been funded with the proceeds of purchase money financing (including, without limitations, capital leases) other than the proceeds of Loans.

     "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and the other Loan Documents, PROVIDED that there shall be excluded from "Other Taxes" all Excluded Taxes.

     "PARENT" means AGI Holding Corp., a Delaware corporation which holds all the outstanding capital stock of the Holding Company.

     "PAYING AGENT" shall have the meaning set forth in the Senior Subordinated Notes Indenture.

     "PERMITTED CASH FLOW DISTRIBUTION" means that portion of Excess Cash Flow in any fiscal year not otherwise required to be prepaid pursuant to
Section 2.10(b)(v).

     "PERMITTED INVESTMENTS" means:

           (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

           (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard and Poor's Ratings Service or from Moody's Investors Service, Inc.;

           (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000;

           (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

           (e) purchases of the Holding Company Notes not in excess of $10,000,000 (including principal, premium and accrued interest) in the aggregate after the Effective Date so long as the Consolidated Total Leverage Ratio (calculated based on the most recent Compliance Certificate delivered pursuant to Section 6.1(d) but after giving effect to such purchase on a pro forma basis) is less than 3.00 to 1.00 provided that no Default exists at the time of any such purchase or would result therefrom.

     "PERMITTED TAX DISTRIBUTIONS" means, for so long as the Borrower is an "S corporation" or a substantially similar pass-through entity for federal income tax purposes, distributions to the Holding Company (or any successor entity or other entity that owns, directly or indirectly, all of the outstanding common stock of the Borrower) in respect of any fiscal year equal to the amount based on reasonable estimates, of federal, state and local income taxes that the Borrower would be required to pay with respect to such fiscal year calculated as if, for such fiscal year, the Borrower were treated as a "C corporation" domiciled in the State of California rather than as an "S corporation", and assuming further, solely for the purpose of the tax calculation herein, that any and all amounts paid or payable as interest on the Ehlert Note and the Holding Company Notes and all payments pursuant to the Camping World Incentive Management Agreements are paid or payable by the Borrower.

     "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "PHANTOM STOCK ACCRUALS" means the amounts shown as liabilities in the Borrower's general ledger account captions "Deferred Phantom Compensation" to the extent (i) such general ledger account is kept and adjusted in the ordinary course of business and in accordance with GAAP and the Borrower's past practices, and (ii) such deferred compensation is payable under "phantom stock agreements" between a Credit Party and key employees of such Credit Party entered into in the ordinary course of business and in accordance with the Borrower's practices prior to the effective date thereof, in substantially the form of the phantom stock agreements in existence on the Effective Date, or in such other form as shall be approved by the Administrative Agent.

     "PHANTOM STOCK AGREEMENTS" means the phantom stock agreements referred to in the definition of Phantom Stock Accruals and described in SCHEDULE 4.14 annexed hereto.

     "PLAN" means any employee benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or
Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "PLEDGE AGREEMENT" means the Amended and Restated Pledge Agreement executed and delivered by all of the Credit Parties on the Effective Date and thereafter in accordance with Section 6.10, substantially in the form of EXHIBIT B annexed hereto, as such agreement may be amended, supplemented or otherwise modified from time to time.

     "POST-DEFAULT RATE" means, for Base Rate Loans, a rate per annum equal to the Adjusted Base Rate PLUS the Applicable Margin PLUS 2%, and, for Eurodollar Loans, a rate per annum equal to the Adjusted LIBO Rate PLUS the Applicable Margin PLUS 2%.

     "PRIME RATE" means the rate of interest per annum publicly announced from time to time by Fleet National Bank, as its prime rate in effect at its principal office in Boston, Massachusetts; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "PROPERTY" means any interest of any kind in property or assets, whether real, personal or mixed, and whether tangible or intangible.

     "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of the Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

     "QUARTERLY DATES" means the last Business Day of each fiscal quarter of the Credit Parties, the first of which shall be the first such day after the Effective Date of this Agreement.

     "REAL ESTATE HOLDINGS" has the meaning assigned to such term in Section 5.1(o).

     "REAL PROPERTY ASSET" means, at any time of determination, any fee ownership or leasehold interest then owned by any Credit Party in any real property.

     "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Recorded Document (as hereinafter defined) has been recorded in all places necessary or desirable, in the Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "RECORDED DOCUMENT" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to the Administrative Agent.

     "REDEMPTION" means the redemption of all of the outstanding Senior Subordinated Notes by the Borrower pursuant to Article III of the Senior Subordinated Notes Indenture.

     "REDEMPTION DATE" means the date of the irrevocable deposit of the amount of all principal, premium and accrued interest on the Senior Subordinated Notes with respect to the Redemption pursuant to Section 8.1(b) of the Senior Subordinated Notes Indenture using the proceeds of the Term Loans which date shall be not later than January 31, 1999.

     "REFUNDED SWING LOANS" has the meaning assigned to such term in
Section 2.8.

     "REGISTER" has the meaning assigned to such term in Section 10.4(d).

     "REIMBURSEMENT OBLIGATION" has the meaning assigned to such term in Section 2.4(e).

     "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "RELATED RETAIL SALE-LEASEBACK PROCEEDS" means the proceeds received after the Effective Date by the Credit Parties (net of all transactional and related expenses) in any Sale-Leaseback Transaction involving a Camping World retail store operated by any such party, which proceeds do not exceed the aggregate amount of capital expenditures made after April 2, 1997 by the Credit Parties, for the purpose of building out such store.

     "RENTAL OBLIGATIONS" means the maximum fixed rentals paid or payable by a lessee under any Operating Lease during a specified period, excluding amounts paid or payable on account of maintenance, utilities, ordinary repairs, insurance, taxes, assessments and other similar charges, whether or not designated as rental or additional rental.

     "REQUIRED LENDERS" means, at any time, Lenders having Loans, LC Exposure and unused Commitments representing at least 66 2/3% of the sum of the total Loans, LC Exposure and unused Commitments at such time.

     "REQUIRED REVOLVING CREDIT LENDERS" means, at any time, Lenders having Revolving Credit Loans, LC Exposure and unused Revolving Credit Commitments representing at least 66 2/3% of the sum of the total Revolving Credit Loans, LC Exposure and unused Revolving Credit Commitments at such time.

     "REQUIRED TERM LOAN LENDERS" means Lenders having Term Loans representing at least 66 2/3% of the sum of the total Term Loans at such time.

     "RESERVED COMMITMENT AMOUNT" has the meaning assigned to such term in
Section 2.1(c).

     "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of any Credit Party now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of any Credit Party now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of any Credit Party now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, the Senior Subordinated Notes and any other Subordinated Indebtedness.

     "REVOLVING CREDIT AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of (a) the Revolving Credit Maturity Date and (b) the date of termination of the Revolving Credit Commitments.

     "REVOLVING CREDIT COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit hereunder, as such commitment may be (a) reduced from time to time pursuant to Sections 2.7 and 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.4. The initial amount of each Lender's Revolving Credit Commitment is set forth on SCHEDULE 2.1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The aggregate original amount of the Revolving Credit Commitments is $70,000,000.

     "REVOLVING CREDIT EXPOSURE" means, with respect to any Revolving Credit Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Credit Loans, Swing Loans and its LC Exposure at such time.

     "REVOLVING CREDIT LENDER" means (a) initially, a Lender that has a Revolving Credit Commitment set forth opposite its name on SCHEDULE 2.1 and (b) thereafter, the Lenders from time to time holding Revolving Credit Loans and/or Swing Loans and Revolving Credit Commitments and/or Swing Loan Commitments, after giving effect to any assignments thereof permitted by Section 10.4.

     "REVOLVING CREDIT LOAN" means a Loan made pursuant to Section 2.1(a) that utilizes the Revolving Credit Commitment.

     "REVOLVING CREDIT MATURITY DATE" means December 31, 2004.

     "SALE-LEASEBACK TRANSACTIONS" means any sales or transfers of any real or tangible personal property owned by any Person in order to lease such property for substantially the same purpose as the property being sold or transferred; PROVIDED that such sale or transfer is at fair market value and such lease is at fair rental value.

     "SECURITY AGREEMENT" means the Amended and Restated Security Agreement executed and delivered by all of the Credit Parties on the Effective Date and thereafter in accordance with Section 6.10, substantially in the form of EXHIBIT C annexed hereto, as such agreement may be amended, supplemented or otherwise modified from time to time.

     "SENIOR DEBT" means the Indebtedness of the Credit Parties as described in clauses (a), (b) and (c) of the definition of "Indebtedness" (determined on a consolidated basis without duplication in accordance with GAAP), excluding any Subordinated Indebtedness.

     "SENIOR SUBORDINATED NOTES" means the 11-1/2% Senior Subordinated Notes due 2003 issued pursuant to the Senior Subordinated Notes Indenture.

     "SENIOR SUBORDINATED NOTES INDENTURE" means the Indenture dated as of October 29, 1993 among the Borrower, as issuer, the guarantors named therein and United States Trust Company of New York, as Trustee, as amended by First Supplemental Indenture dated as of May 17, 1994, by Second Supplemental Indenture dated as of October 11, 1994, by Third Supplemental Indenture dated as of December 21, 1995, by Fourth Supplemental Indenture dated as of February 1, 1996, by Fifth Supplemental Indenture dated as of March 6, 1997 and by Sixth Supplemental Indenture dated as of April 2, 1997 and as further supplemented or amended from time to time.

     "SPECIAL COUNSEL" means Palmer & Dodge LLP, in its capacity as special counsel to Fleet National Bank, as Administrative Agent of the credit facilities contemplated hereby.

     "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one MINUS the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "SUBORDINATED INDEBTEDNESS" means any Indebtedness of any Credit Party consented to in writing by the Required Lenders which matures in its entirety later than the Loans and by its terms (or by the terms of the instrument under which it is outstanding and to which appropriate reference is made in the instrument evidencing such Subordinated Indebtedness) is made subordinate and junior in right of payment to the Loans and to such Credit Party's other obligations to the Lenders hereunder by provisions reasonably satisfactory in form and substance to the Administrative Agent and Special Counsel.

     "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. References herein to "SUBSIDIARIES" shall, unless the context requires otherwise, be deemed to be references to Subsidiaries of the Borrower.

     "SWING LOAN" has the meaning specified in Section 2.8.

     "SWING LOAN COMMITMENT" means the commitment of the Swing Loan Lender to make Swing Loans, as such commitment may be (a) reduced from time to time pursuant to Sections 2.7 and 2.10 and (b) reduced or increased from time to time pursuant to assignments by the Swing Loan Lender pursuant to Section 10.4, which Commitment shall be deemed to be part of the Swing Loan Lender's Revolving Credit Commitment if and to the extent of such Revolving Credit Commitment and not in addition thereto.

     "SWING LOAN LENDER" means Fleet National Bank, or such other Lender who shall agree to act as the Swing Loan Lender.

     "SWING LOAN REQUEST" has the meaning assigned to such term in Section
2.8.

     "SWING LOAN SUBLIMIT" means a sublimit of the Revolving Credit Commitment equal to $7,500,000.

     "SYNDICATION AGENT" means The Provident Bank, in its capacity as Syndication Agent for the Lenders hereunder.

     "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "TERM A LOAN COMMITMENT" means, with respect to each Term A Loan Lender, the agreement of such Lender to make a Term A Loan to the Borrower on the Redemption Date. The initial amount of each Lender's Term A Loan Commitment is set forth on Schedule 2.1. The aggregate original amount of the Term A Loan Commitments is $70,000,000.

     "TERM A LOAN LENDER" means, (a) initially, a Lender that has a Term A Loan Commitment set forth opposite its name on Schedule 2.1 and who has agreed to make a Term A Loan to the Borrower on the Redemption Date and (b) thereafter, the Lenders from time to time holding Term A Loans after giving effect to any assignments thereof permitted by Section 10.4.

     "TERM B LOAN" has the meaning assigned to such term in Section 2.1(b).

     "TERM B LOAN COMMITMENT" means, with respect to each Term B Loan Lender, the agreement of such Lender to make a Term B Loan to the Borrower on the Redemption Date. The initial amount of each Lender's Term B Loan Commitment is set forth on Schedule 2.1. The aggregate original amount of the Term B Loan Commitments is $60,000,000.

     "TERM B LOAN LENDER" means, (a) initially, a Lender that has a Term B Loan Commitment set forth opposite its name on Schedule 2.1 and who has agreed to make a Term B

Loan to the Borrower on the Redemption Date and (b) thereafter, the Lenders from time to time holding Term B Loans after giving effect to any assignments thereof permitted by Section 10.4.

     "TERM LOAN" has the meaning assigned to such term in Section 2.1(b).

     "TERM LOAN COMMITMENT" means, with respect to each Lender, the agreement of each Lender to make a Term A Loan and/or a Term B Loan to the Borrower on the Redemption Date. The aggregate original amount of the Term Loan Commitments is $130,000,000.

     "TERM LOAN LENDER" means, (a) initially, a Lender that has a Term Loan Commitment set forth opposite its name on SCHEDULE 2.1 and who has made a Term Loan to the Borrower on the Redemption Date and (b) thereafter, the Lenders from time to time holding Term Loans after giving effect to any assignments thereof permitted by Section 10.4.

     "TITLE COMPANY" means, collectively, Lawyer's Title Insurance Corporation, and one or more other title insurance companies reasonably satisfactory to the Administrative Agent.

     "TRADEMARK SECURITY AGREEMENT" means the Amended and Restated Trademark Security Agreement executed and delivered by all of Credit Parties on the Effective Date and thereafter in accordance with Section 6.10, substantially in the form of EXHIBIT D annexed hereto, as such agreement may be amended, supplemented or otherwise modified from time to time.

     "TRANSACTIONS" means (a) with respect to the Borrower, the execution, delivery and performance by the Borrower of the Loan Documents to which it is a party, the borrowing of Loans and the use of the proceeds thereof, and the issuance of Letters of Credit hereunder and (b) with respect to any Credit Party (other than the Borrower), the execution, delivery and performance by such Credit Party of the Loan Documents to which it is a party.

     "TYPE" when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Adjusted Base Rate.

     "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

     "U.S. DOLLARS" or "$" refers to lawful money of the United States of America.

     "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 100% of the equity or ordinary voting power (other than directors' qualifying shares) or, in the case of a partnership, 100% of the general partnership interests are, as of such date, directly or indirectly owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

     "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     "WORKING CAPITAL" means, at any date, the difference between the aggregate current assets and the aggregate current liabilities (excluding current maturities of long term Indebtedness) of the Credit Parties at such date (determined on a consolidated basis without duplication in accordance with GAAP.)

     1.2 CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (E.G., a "Revolving Credit Loan," "Swing Loan," "Term A Loan" or "Term B Loan") or by Type (E.G., a "Base Rate Loan" or a "Eurodollar Loan") or by Class and Type (E.G., a "Eurodollar Revolving Credit Loan" or a "Base Rate Revolving Credit Loan"). In similar fashion, (i) Borrowings may be classified and referred to by Class, by Type and by Class and Type, and (ii) Commitments may be classified and referred to by Class.

     1.3 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References in Articles VI and VII in respect of the affirmative and negative covenants to be performed by the Credit Parties shall be interpreted to mean, with respect to Article VI, that the Borrower will, and will cause each of its Subsidiaries to comply with such covenant, and, with respect to Article VII, that the Borrower will not, and will not permit any of its Subsidiaries to, violate such covenant.

     1.4 ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                  ARTICLE II


                                 THE CREDITS

     2.1   COMMITMENTS.

           (a) REVOLVING CREDIT LOANS. Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees to make Revolving Credit Loans to the Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Loans exceeding such Lender's Revolving Credit Commitment, PROVIDED that the total Revolving Credit Exposure (after giving effect to any repayment of Swing Loans effected by any requested Revolving Credit Borrowing) shall not at any time exceed the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Credit Loans.

           (b) TERM LOANS. In addition to Borrowings of Revolving Credit Loans pursuant to paragraph (a) above, and subject to the terms and conditions set forth herein, (i) each Term A Loan Lender agrees to make a Term A Loan (each such term loan being herein called a "Term A Loan") to the Borrower in the full amount of its Term A Loan Commitment on the Redemption Date and (ii) each Term B Loan Lender agrees to make a Term B Loan (each such term loan being herein called a "Term B Loan" and together with the Term A Loans, the "Term Loans") to the Borrower in the full amount of its Term B Loan Commitment on the Redemption Date. The funding of the Term Loans shall be advanced in one draw, and principal amounts of Term Loans which have been repaid or prepaid may not be reborrowed.

           (c) RESERVED COMMITMENT AMOUNT. Proceeds of Revolving Credit Loans and Term Loans shall be available for any use permitted under the applicable provisions of Section 6.9, PROVIDED that, in the event that, as contemplated by Section 2.10(b)(iii), the Borrower shall prepay Revolving Credit Loans and Term Loans from the proceeds of a Disposition hereunder, then an amount of Revolving Credit Commitments, as specified by the Borrower pursuant to the next sentence, equal to the amount of such prepayment (herein the "RESERVED COMMITMENT AMOUNT") shall be reserved and shall not be available for borrowings hereunder except and to the extent that the proceeds of such borrowings are to be applied to make Capital Expenditures or Acquisitions permitted hereunder, or to make prepayments of Loans under
Section 2.10(b)(iv)(z)(B). The Borrower agrees, upon the occasion of any Borrowing of Revolving Credit Loans hereunder that is to constitute a utilization of any Reserved Commitment Amount, to advise the Administrative Agent in writing of such fact at the time of such Borrowing, identifying the amount of such Borrowing that is to constitute such utilization, the Capital Expenditure or Acquisition in respect of which the proceeds of such Borrowing are to be applied and the reduced Reserved Commitment Amount to be in effect after giving effect to such Borrowing.

           (d) TREATMENT OF LOANS OUTSTANDING UNDER EXISTING CREDIT AGREEMENT. In the event that any Revolving Credit Loans or Term Loans under (and as defined in) the Existing Credit Agreement shall remain outstanding on the Effective Date, then such loans shall be continued as Revolving Credit Loans, and the Lenders hereunder shall, on the Effective Date, take such actions, and make such adjustments among themselves, as shall be necessary so that such loans are held hereunder pro rata in accordance with their Revolving Credit Commitments, including by purchasing the loans under the Existing Credit Agreement of any "Lenders" under the Existing Credit Agreement that are not becoming Lenders hereunder. On the Effective Date, the Borrower shall cause to be paid to each "Lender" party to the Existing Credit Agreement, all amounts that would be owing to such Lender under Section 2.15 of the Existing Credit Agreement as if the "Loans" of such Lender under the Existing Credit Agreement were being repaid on the Effective Date, whether or not any such loans are actually repaid at the Effective Date.

     2.2   LOANS AND BORROWINGS.

           (a) Each Loan of a particular Class (other than a Swing Loan made by the Swing Lender) shall be made as part of a Borrowing consisting of Loans of such Class made by the Lenders ratably in accordance with their respective Commitments of such Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

           (b) Subject to Section 2.13 and except with respect to Swing Loans, each Borrowing shall be comprised entirely of Base Rate Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

           (c) At the commencement of each Interest Period for a Eurodollar Borrowing, such Borrowing shall be in an aggregate amount at least equal to $250,000 or any greater multiple of $50,000. At the time that each Base Rate Borrowing (other than a Swing Loan) is made, such Borrowing shall be in an aggregate amount that is an aggregate amount at least equal to $50,000 or any greater multiple of $50,000; PROVIDED that (i) a Base Rate Borrowing of Revolving Credit Loans may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Credit Commitments, and (ii) a Revolving Credit Base Rate Borrowing may be in an amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.4(e). Borrowings of more than one Type and Class may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

     2.3   REQUESTS FOR BORROWINGS.

           (a) To request a Revolving Credit Borrowing (except requests for Swing Loan Borrowings which are subject to Section 2.8(b)), the Borrower shall notify the Agency Services Department of the Administrative Agent located in Boston, Massachusetts of such request by telephone (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Boston, Massachusetts time, three Business Days before the date of the proposed Borrowing; PROVIDED, that Eurodollar Borrowings shall not be available on the Effective Date unless otherwise consented to by the Administrative Agent in writing or
(ii) in the case of a Base Rate Borrowing not later than 11:00 a.m., Boston, Massachusetts time, one Business Day before the date of the proposed Borrowing; PROVIDED that any such notice of a Base Rate Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.4(e) may be given not later than 10:00 a.m., Boston, Massachusetts time, on the date of the proposed Borrowing; PROVIDED

FURTHER that the Borrower shall use Swing Loan Borrowings to finance the reimbursement of an LC Disbursement except to the extent that such Borrowings would cause the aggregate principal balance of all Swing Loans outstanding to exceed the Swing Loan Sublimit, in which case the Borrower may use Base Rate Revolving Credit Borrowings to finance such reimbursement, but only to the extent of such excess. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. To request the Term Loan Borrowings in respect of the Redemption, the Borrower shall deliver a written Borrowing Request to the Agency Services Department of the Administrative Agent not later than 11:00 a.m., Boston, Massachusetts time, three Business Days before the date of the proposed Borrowings.

           (b) Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:

                 (i)     the aggregate amount of such Borrowing;

                 (ii)    the date of such Borrowing, which shall be a Business
     Day;

                 (iii) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing;

                 (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                 (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.5.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.3, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

           (c) Unless otherwise consented to by the Administrative Agent in its sole discretion, prior to the earlier of (x) three Business Days after the Effective Date, and (y) the date on which the Borrower has been notified by the Administrative Agent that the primary syndication of the Commitments has been completed, no Eurodollar Borrowing or conversion into a Eurodollar Borrowing may be made, and, in addition to the foregoing limitation, prior to the earlier of
(x) three months after the Effective Date and (y) the date on which the Borrower has been notified by the Administrative Agent that the primary syndication of the Commitments has been completed, no Interest Period of more than one month may be elected.

     2.4   LETTERS OF CREDIT.

           (a) GENERAL. Subject to the terms and conditions set forth herein, in addition to the Revolving Credit Loans provided for in Section 2.1(a), the Borrower may request the issuance of Letters of Credit for its own account by the Issuing Lender, in a form reasonably acceptable to the Issuing Lender, at any time and from time to time during the Revolving Credit Availability Period. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

           (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.4), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Lender, the Borrower also shall submit a letter of credit application on the Issuing Lender's standard form in connection with any request for a Letter of Credit.
 A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Lender (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to paragraph (d) of this Section 2.4) shall not exceed $5,000,000 and (ii) the total Revolving Credit Exposure shall not exceed the total Revolving Credit Commitments.

           (c) EXPIRATION DATE. Each Letter of Credit shall expire (without giving effect to any extension thereof by reason of an interruption of business) at or prior to the close of business on the earlier of (i) the date two years after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, two years after such renewal or extension) PROVIDED that any such Letter of Credit may provide for automatic extensions thereof to a date not later than one year beyond its current expiration date, and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date. No Letter of Credit may be extended beyond the date that is five Business Days prior to the Revolving Credit Maturity Date.

           (d) PARTICIPATIONS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Lender, and without any further action on the part of the Issuing Lender, the Issuing Lender hereby grants to each Revolving Credit Lender, and each Revolving Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Revolving Credit Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Revolving Credit Lender's Applicable Percentage of each LC Disbursement made by the Issuing Lender and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.4, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

           (e) REIMBURSEMENT. If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse (each a "REIMBURSEMENT OBLIGATION") the Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Boston, Massachusetts time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., Boston, Massachusetts time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, PROVIDED that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with a Revolving Credit Base Rate Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Base Rate Borrowing.

     If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Credit Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Credit Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.5 with respect to Revolving Credit Loans made by such Lender (and Section 2.5 shall apply to the payment obligations of the Revolving Credit Lenders, treating each such payment as a Loan for this purpose), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that the Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

           (f)   OBLIGATIONS ABSOLUTE.

                 (i) The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.4 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (A) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (B) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (C) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit and (D) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

                 (ii) Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; PROVIDED that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. Subject in all respects to the foregoing, the parties hereto expressly agree that:

                    (A) the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

                    (B) the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

                    (C) this sentence shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

           (g) DISBURSEMENT PROCEDURES. The Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under any Letter of Credit. The Issuing Lender shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Revolving Credit Lenders with respect to any such LC Disbursement.

           (h) INTERIM INTEREST. If the Issuing Lender shall make any LC Disbursement in respect of any Letter of Credit, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Revolving
Credit Base Rate Loans; PROVIDED that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.4, then interest calculated in accordance with Section 2.12(c) shall accrue on the unpaid amount thereof. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph (e) of this Section 2.4 to reimburse the Issuing Lender shall be for the account of such Lender to the extent of such payment.

           (i) CASH COLLATERALIZATION. If either (i) an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Revolving Credit Lenders demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrower shall be required to provide cover for LC Exposure pursuant to Section 2.9 or 2.10(b), the Borrower shall immediately deposit with the Issuing Lender an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover pursuant to Section 2.9 or 2.10(b), the amount required under
Section 2.9 or 2.10(b), as the case may be; PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Credit Party described in clause (g) or (h) of Section 8.1. Such deposit shall be held by the Administrative Agent as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of any other obligations of the Credit Parties hereunder.

     2.5   FUNDING OF BORROWINGS.

           (a) Each Lender shall make each Loan (other than a Swing Loan) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Boston, Massachusetts time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans (other than Swing Loans) available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Boston, Massachusetts and designated by the Borrower in the applicable Borrowing Request; PROVIDED that Revolving Credit Base Rate Loans made to finance the reimbursement of an LC Disbursement under any Letter of Credit as provided in Section 2.4(e) shall be remitted by the Administrative Agent to the Issuing Lender and Revolving Credit Base Rate Loans made to finance the refunding of Swing Loans as provided in Section 2.8(d)(i) shall be remitted by the Administrative Agent to the Swing Loan Lender.

           (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (other than a Swing Loan Borrowing) that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.5 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the

Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     2.6   INTEREST ELECTIONS.

           (a) Each Borrowing (other than a Swing Loan Borrowing) initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.6; PROVIDED HOWEVER, that notwithstanding any other provision of this Section 2.6, no Swing Loan shall be converted from a Base Rate Borrowing to a Eurodollar Borrowing. The Borrower may elect different options for continuations and conversions with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

           (b) To make an election pursuant to this Section 2.6, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.3 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

           (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:

                 (i) the Borrowing to which such Interest Election Request applies and, if different options for continuations or conversions are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                 (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                 (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and

                 (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

           (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each affected Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

           (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as a Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

     2.7   TERMINATION AND REDUCTION OF COMMITMENTS.

           (a) Unless previously terminated, (i) the Revolving Credit Commitments shall terminate at the close of business on the Revolving Credit Maturity Date and (ii) the Term A Loan Commitments and the Term B Loan Commitments shall terminate if and to the extent that the Term Loans have not been made on or prior to the Redemption Date.

           (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Credit Commitments or the Swing Loan Sublimit; PROVIDED that (i) each reduction of the Revolving Credit Commitments or the Swing Loan Sublimit shall be in an amount that is at least equal to $1,000,000 or any greater multiple of $500,000, and (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent repayment in accordance with Section 2.9 or prepayment in accordance with Section 2.10 of the Loans, the total Revolving Credit Exposures would exceed the total Revolving Credit Commitments or (y) the Swing Loan Sublimit if, after giving effect to any concurrent repayment of the Swing Loans in accordance with Section 2.9 or prepayment of the Loans in accordance with Section 2.10, the aggregate principal amount of outstanding Swing Loans would exceed the Swing Loan Sublimit, after giving effect to such termination or reduction.

           (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce Commitments or the Swing Loan Sublimit under paragraph (b) of this Section 2.7 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.7 shall be irrevocable; PROVIDED that a notice of termination of Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of Commitments and/or Swing Loan Sublimit shall be permanent. Each reduction of Commitments of a given

Class shall be made ratably among the Lenders with Commitments in such Class in accordance with their respective Commitments of such Class.

     2.8   SWING LOAN FACILITY.

           (a) THE SWING LOAN. Subject to the terms and conditions hereinafter set forth, upon notice by the Borrower made to the Swing Loan Lender in accordance with Section 2.8(b)(i) or as determined by the Swing Loan Lender to avoid overdrawing any of the Borrower's account with the Swing Loan Lender in accordance with Section 2.8(b)(ii) or to reimburse itself with respect to indemnification obligations pursuant to Section 2.8(b)(iii), the Swing Loan Lender hereby agrees to make Swing Loans to the Borrower from time to time on any Business Day during the period between the Effective Date and the Business Day immediately prior to the expiration of the Revolving Credit Availability Period in an aggregate principal amount not to exceed the Swing Loan Sublimit. The Swing Loans shall be payable with interest accrued thereon on the Business Day immediately prior to the expiration of the Revolving Credit Availability Period. Amounts borrowed by the Borrower under this
Section 2.8 may be repaid and reborrowed, subject to the conditions hereof. Unless otherwise specifically set forth herein, Swing Loans shall constitute the use of the Swing Loan Lender's Revolving Credit Commitment. Notwithstanding any other provisions of this Agreement and in addition to the Swing Loan Sublimit limitation set forth above (a) at no time shall the sum of (i) the aggregate principal amount of all outstanding Swing Loans (after giving effect to all amounts requested and the application of the proceeds thereof) PLUS (ii) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to all amounts requested and the application of the proceeds thereof), PLUS (iii) the aggregate LC Exposure, exceed the aggregate amount of the Revolving Credit Commitments of all the Lenders, and (b) at no time shall the aggregate Revolving Credit Exposure of the Swing Loan Lender (both in its capacity as the Swing Loan Lender and in its capacity as a Revolving Credit Lender) exceed its Revolving Credit Commitment (in its capacity as a Revolving Credit Lender); PROVIDED, HOWEVER, that subject to the limitations set forth in this Section 2.8(a) from time to time the ratio of (x) the sum of the aggregate Revolving Credit Exposure of the Swing Loan Lender (both in its capacity as the Swing Loan Lender and in its capacity as a Revolving Credit Lender) to (y) the sum of the aggregate Revolving Credit Exposure of all Lenders (including the Swing Loan Lender both in its capacity as the Swing Loan Lender and in its capacity as a Revolving Credit Lender) may exceed its Applicable Percentage.

           (b)   REQUESTS FOR SWING LOANS.

                 (i) When the Borrower desires the Swing Loan Lender to make a Swing Loan, it shall send to the Administrative Agent and the Swing Loan Lender a written request (or telephonic notice, if thereafter promptly confirmed in writing) (a "SWING LOAN REQUEST"), which request shall set forth (x) the principal amount of the proposed Swing Loan, and (y) the proposed date of Borrowing of such Swing Loan. Each such Swing Loan Request must be received by the Swing Loan Lender not later than 1:00 p.m. (Boston, Massachusetts Time) on the proposed date of Borrowing of the Swing Loan being requested. Each Swing Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to borrow the Swing Loan from the Swing Loan Lender on the proposed date of Borrowing. Upon satisfaction of the applicable conditions set forth in this Agreement, on the proposed date of Borrowing the

     Swing Loan Lender shall make the Swing Loan available to the Borrower by crediting the amount of the Swing Loan to the Borrower's account with the Swing Loan Lender.

                 (ii) On each Business Day, the Swing Loan Lender shall determine the balance of the Borrower's account with the Swing Loan Lender at 3:00 p.m. (Boston, Massachusetts Time), and to the extent any such account would otherwise be overdrawn, the Borrower hereby authorizes the Swing Loan Lender to make a Swing Loan. Upon satisfaction of the applicable conditions set forth in this Agreement, at or before the close of business on such date on such Business Day the Swing Loan Lender shall make the Swing Loan available to the Borrower by crediting the amount of the Swing Loan to the Borrower's account with the Swing Loan Lender.

                 (iii) Notwithstanding the foregoing, the Swing Loan Lender shall not advance any Swing Loans after it has received notice from any Lender or any Credit Party that a Default has occurred and stating that no new Swing Loans are to be made until such Default has been cured or waived in accordance with the provisions of this Agreement.

           (c) INTEREST ON SWING LOANS. Each Swing Loan shall be a Base Rate Loan and, except as otherwise provided in Section 2.12, shall bear interest for the account of the Swing Loan Lender thereof until repaid in full at the rate per annum equal to the Base Rate PLUS the Applicable Margin for Base Rate Loans. The Borrower promises to pay interest on the Swing Loans in arrears on each Interest Payment Date with respect thereto. All such interest payable with respect to the Swing Loans shall be payable for the account of the Swing Loan Lender.

           (d)   REFUNDINGS OF SWING LOANS; PARTICIPATIONS IN SWING LOANS.

                 (i) The Swing Loan Lender, at any time in its sole and absolute discretion, may, on behalf of the Borrower (which hereby irrevocably directs the Swing Loan Lender to act on its behalf) request each Revolving Credit Lender, including the Swing Loan Lender, in its capacity as a Revolving Credit Lender, to make a Revolving Credit Loan in an amount equal to such Revolving Credit Lender's Applicable Percentage of the amount of the Swing Loans (the "REFUNDED SWING LOANS") outstanding on the date such notice is given. Unless any of the Events of Default described in Section 8.1 (g), (h) or (i) shall have occurred (in which event the procedures of Section 2.8(d)(ii) shall apply) each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent, for the account of the Swing Loan Lender, at the Administrative Agent's Head Office prior to 11:00 a.m. Boston, Massachusetts Time in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Loans.

                 (ii) If, prior to the making of a Revolving Credit Loan pursuant to Section 2.8(d) (i), an Event of Default described in
     Section 8.1 (g), (h) or (i) shall have occurred, each Revolving Credit Lender will, on the date such Revolving Credit Loan was to have been made, purchase an undivided participation interest in the Refunded Swing Loan in an amount equal to its Applicable Percentage of such Refunded Swing Loan. Each Revolving Credit Lender will immediately transfer to the Swing Loan

     Lender, in immediately available funds, the amount of its participation in such Refunded Swing Loan.

                 (iii) Whenever, at any time after the Swing Loan Lender has received from any Revolving Credit Lender such Revolving Credit Lender's participation interest in a Refunded Swing Loan pursuant to
     Section 2.8(d)(ii) above, the Swing Loan Lender receives any payment on account thereof, the Swing Loan Lender will distribute to such Revolving Credit Lender its participation interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participation interest was outstanding and funded); PROVIDED, however, that in the event that such payment received by the Swing Loan Lender is required to be returned, such Revolving Credit Lender will return to the Swing Loan Lender any portion thereof previously distributed by the Swing Loan Lender to it as such payment is required to be returned by the Swing Loan Lender.

                 (iv) If any Revolving Credit Lender does not make available to the Swing Loan Lender any amounts for the purpose of refunding a Swing Loan pursuant to Section 2.8(d)(i) above or to purchase a participation interest in a Swing Loan pursuant to Section 2.8(d)(ii) above (any such amounts payable by any Revolving Credit Lender being referred to herein as "REFUNDING OR PARTICIPATION AMOUNTS") on the applicable due date with respect thereto, then the applicable Revolving Credit Lender shall pay to the Swing Loan Lender forthwith on demand such Refunding or Participation Amounts with interest thereon for each day from and including the date such amount is made available to the Swing Loan Lender but excluding the date of payment to the Swing Loan Lender, at the Federal Funds Effective Rate. If such Lender pays such amount to the Swing Loan Lender, then such amount shall constitute such Revolving Credit Lender's Loan included in such refunding Borrowing or the consideration for the purchase of such participation interest, as the case may be.

                 (v) The failure or refusal of any Revolving Credit Lender to make available to the Swing Loan Lender at the aforesaid time and place the amount of its Refunding or Participation Amounts (x) shall not relieve any other Revolving Credit Lender from its several obligations hereunder to make available to the Swing Loan Lender the amount of such other Revolving Credit Lender's Refunding or Participation Amounts and (y) shall not impose upon such other Revolving Credit Lender any liability with respect to such failure or refusal or otherwise increase the Revolving Credit Commitment of such other Revolving Credit Lender.

                 (vi) Each Revolving Credit Lender severally agrees that its obligation to make available to the Swing Loan Lender its Refunding or Participation Amount as described above shall (except to the extent expressly set forth in Section 2.8(d)(iv)) be absolute and unconditional and shall not be affected by any circumstance, including (v) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Loan Lender, the Borrowers or any other Person for any reason whatsoever, (w) the occurrence or continuance of any Default, the termination of the Revolving Credit Commitments or any other condition precedent whatsoever, (x) any adverse change in the condition (financial or otherwise) of any Credit Party or any other Person,
     (y) any breach of any of the Loan Documents by any of the Credit Parties or any other Lender, or (z) any other circumstance, happening or event, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that the obligation of each Revolving Credit Lender to make available to the Swing Loan Lender its Refunding or Participation Amount in respect of any Swing Loan is subject to the condition that the Swing Loan Lender believes in good faith that all conditions under Section 5.3 were satisfied at the time such Swing Loan was made; PROVIDED FURTHER that the Swing Loan Lender shall have been deemed to have believed in good faith that such conditions were satisfied unless, prior to the making of such Swing Loan, either (A) the Swing Loan Lender shall have received notice from the Borrower that a Default existed as such time, or (B) the most recent Compliance Certificate received from the Borrower indicating that a Default has occurred and is continuing and, in either case, such Default had not been cured or waived at the time of the making of such Swing Loan.

     2.9   REPAYMENT OF LOANS; EVIDENCE OF DEBT.

           (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of such Lender's Revolving Credit Loans on the Revolving Credit Maturity Date. In addition, if following any reduction in the Revolving Credit Commitments or at any other time the aggregate principal amount of the Revolving Credit Exposure shall exceed the aggregate Revolving Credit Commitments, the Borrower shall first, to the extent required by the following sentence, repay the Swing Loans, but only to such extent, second, repay the Revolving Credit Loans, third, repay any remaining Swing Loans and fourth, provide cover for LC Exposure as specified in Section 2.4(i), in an aggregate amount equal to such excess. If at any time either (a) the aggregate principal amount of Swing Loans outstanding exceeds the Swing Loan Sublimit or the Swing Loan Lender's Applicable Percentage of the total Revolving Credit Commitments at such time or (b) the Swing Loan Lender's Revolving Credit Exposure at such time exceeds the Swing Loan Lender's Applicable Percentage of the total Revolving Credit Commitments at such time after application of any reduction in the Revolving Credit Commitment, then the Borrower shall forthwith repay Swing Loans then outstanding in an amount equal to such excess, together with accrued interest.

           (b) The Borrower hereby unconditionally promises to pay on each Quarterly Date set forth below, (i) to the Administrative Agent for the account of the Term A Loan Lenders principal payments in the aggregate amount set forth under the heading "Term A Loans" below opposite such date and (ii) to the Administrative Agent for the account of the Term B Loan Lenders principal payments in the aggregate amount set forth under the heading "Term B Loans" below opposite such date.

Quarterly Date set forth below:


               Quarterly Date       Term A Loans        Term B Loans
               --------------       ------------        ------------
           March 31, June 30,        $1,500,000          $150,000
           September 30, and
           December 31, 1999

           March 31, June 30,        $2,000,000          $150,000
           September 30, and
           December 31, 2000

           March 31, June 30,        $2,500,000          $150,000
           September 30, and
           December 31, 2001

           March 31, June 30,        $2,750,000          $150,000
           September 30, and
           December 31, 2002

           March 31, June 30,        $3,750,000          $150,000
           September 30, and
           December 31, 2003

           March 31, June 30,        $5,000,000          $150,000
           September 30, and
           December 31, 2004

           March 31, June 30,        $0                  $6,250,000
           September 30, and
           December 31, 2005

           March 31 and June 30,     $0                  $15,700,000
           2006


To the extent not previously paid, all Term A Loans shall be due and payable on December 31, 2004 and all Term B Loans shall be due and payable on June 30, 2006.

           (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

           (d) The Administrative Agent (or in the case of the Swing Loans, the Swing Loan Lender) shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

           (e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section 2.9 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

           (f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or its nominee record holder) (or, if requested by such Lender, to such Lender (or its nominee record holder) and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns) unless, in connection with an assignment of all or any portion of a promissory note and interest thereon, the assignee informs the Administration Agent in writing that it does not wish that its Loans be evidenced by promissory notes.

     2.10  PREPAYMENT OF LOANS.

           (a) OPTIONAL PREPAYMENTS. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section 2.10.

           (b) MANDATORY PREPAYMENTS. The Borrower shall make prepayments of the Loans hereunder (and reduce the Commitments hereunder) as follows:

                 (i) CASUALTY EVENTS. Upon the date 90 days following the receipt by any Credit Party of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of any Credit Party (or upon such earlier date as such Credit Party, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event), the Borrower shall prepay the Loans (and provide cover for LC Exposure as specified in Section 2.4(i)), and the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Cash Payments from such Casualty Event not theretofore applied or committed to be applied to the repair or replacement of such property (it being understood that if Net Cash Payments committed to be applied are not in fact applied within twelve months of the respective Casualty Event, then such Proceeds shall be applied to the prepayment of Loans, cover for LC Exposure and reduction of Commitments as provided in this clause (i) at the expiration of such twelve-month period), such prepayment and reduction to be effected in each case in the manner and to the extent specified in Section 2.10(c).

                 (ii) OFFERING OF DEBT OR EQUITY. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders to any incurrence of Indebtedness or sale of securities not otherwise permitted hereunder, the Borrower agrees, on or prior to the closing of any sale of debt or equity securities by any Credit Party in an aggregate amount of $10,000,000 or more in any fiscal year, to deliver to the Administrative Agent a statement certified by a Financial Officer of the Borrower, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the Net Cash Payments of such sale of securities that will (on the date of such sale of securities) be received by any Credit Party in cash and the Borrower will prepay the Loans hereunder
     (and provide cover for LC Exposure as specified in Section 2.4(i)), and the Commitments hereunder shall be subject to automatic reduction, upon the date of such sale of securities, in an aggregate amount equal to 100% of such estimated amount of the Net Cash Payments of such sale of securities received by any Credit Party, such prepayment and reduction to be effected in each case in the manner and to the extent specified in
     Section 2.10(c).

                 (iii) SALE OF ASSETS. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders to any Disposition not otherwise permitted hereunder, the Borrower agrees, on or prior to the occurrence of any Disposition by any Credit Party, to deliver to the Administrative Agent a statement certified by a Financial Officer of the Borrower, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the Net Cash Payments of such Disposition that will (on the date of such Disposition) be received by any Credit Party in cash and, unless the Borrower shall elect to reinvest such Net Cash Payments as provided below, the Borrower will prepay the Loans hereunder (and provide cover for LC Exposure as specified in Section 2.4(i)), and the Commitments hereunder shall be subject to automatic reduction, as follows:

                 (w) upon the date of such Disposition, in an aggregate amount equal to 100% of such estimated amount of the Net Cash Payments of such Disposition, to the extent received by any Credit Party in cash on the date of such Disposition; and

                 (x) thereafter, quarterly, on the date of the delivery by the Borrower to the Administrative Agent pursuant to Section 6.1 of the financial statements for any quarterly fiscal period or fiscal year, to the extent any Credit Party shall receive Net Cash Payments during the quarterly fiscal period ending on the date of such financial statements in cash under deferred payment arrangements or Disposition Investments entered into or received in connection with any Disposition, an amount equal to (A) 100% of the aggregate amount of such Net Cash Payments MINUS (B) any transaction expenses associated with Dispositions and not previously deducted in the determination of Net Cash Payments PLUS (or MINUS, as the case may be) (C) any other adjustment received or paid by any Credit Party pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Cash Payments, PROVIDED that if prior to the date upon which the Borrower would otherwise be required to make a prepayment under this clause (x) with respect to any quarterly fiscal period the aggregate amount of such Net Cash Payments (after giving effect to the adjustments provided for in this clause (x)) shall exceed $4,000,000, then the Borrower shall within three Business Days make a prepayment under this clause (x) in an amount equal to such required prepayment subject to the last paragraph of clause (iv) of this Section 2.10(b).

     Prepayments of Loans (and cover for LC Exposure) and reductions of Commitments shall be effected in each case in the manner and to the extent specified in Section 2.10(c).

                 (iv) REINVESTMENT. Notwithstanding the foregoing, the Borrower shall not be required to make a prepayment (or provide cover) pursuant to Section 2.10(b)(iii) with respect to the Net Cash Payments from any Disposition in the event that the Borrower advises the Administrative Agent at the time a prepayment is required to be made under clauses (w) or
     (x) of Section 2.10(b)(iii) that it intends to reinvest such Net Cash Payments into replacement assets pursuant to one or more Capital Expenditures permitted hereunder, so long as:

                 (y) such Net Cash Payments are either (A) placed by the Borrower into a segregated deposit account pending such reinvestment or (B) applied by the Borrower to the prepayment of Revolving Credit Loans hereunder (in which event the Borrower agrees to advise the Administrative Agent in writing at the time of such prepayment of Revolving Credit Loans that such prepayment is being made from the proceeds of a Disposition and that, as contemplated by Section 2.1(c), a portion of the Revolving Credit Commitments equal to the amount of such prepayment gives rise to a Reserved Commitment Amount that shall be available hereunder only for purposes of making Capital Expenditures permitted hereunder or to make prepayments of Loans under clause (z)(B) below), and

                 (z) the Net Cash Payments from any Disposition are in fact so reinvested within nine months of such Disposition (it being understood that, in the event Net Cash Payments from more than one Disposition are deposited into a segregated deposit account or applied to the prepayment of Revolving Credit Loans as provided in clause (y) above, such Net Cash Payments shall be deemed to be applied (or, as the case may be, Revolving Credit Loans utilizing the Reserved Commitment Amount shall be deemed to be made) in the same order in which such Dispositions occurred and, accordingly, (A) any such Net Cash Payments so held for more than nine months shall be forthwith applied to the prepayment of Loans (and cover for LC Exposure) and reductions of Commitments as provided in Section 2.10(c) and (B) any Reserved Commitment Amount that remains so unutilized for nine months shall be utilized through the borrowing by the Borrower of Revolving Credit Loans the proceeds of which shall be applied to the prepayment of Loans (and cover for LC Exposure) and reductions of Commitments as provided in Section 2.10(c)).

           In the event that any Reserved Commitment Amount with respect to any Disposition shall remain unutilized for nine months and the Borrower shall for any reason not borrow Revolving Credit Loans the proceeds of which are applied to the prepayment of Loans (and cover for LC Exposure) and reductions of Commitments as provided in Section 2.10(c) as required by this clause (iv) above, the Borrower agrees that it shall be deemed to have requested a Revolving Credit Base Rate Loan, and the Revolving Credit Lenders agree (which agreement shall be absolute and unconditional, regardless of whether or not the conditions to a Borrowing of Revolving Credit Loans hereunder shall have been satisfied and regardless of the occurrence or continuance of any Event of Default, including any Event of Default described in paragraphs
           (g) or (h) of Section 8.1) to make Revolving Credit Loans in the amount of the Reserved Commitment Amount that remains so unutilized for nine months with respect to which the Borrower has failed to make the Borrowing required by clause (iv)(z) above and the proceeds of such Revolving Credit Loans shall be applied to the prepayment of Loans in accordance with Section 2.10(c).

     Anything herein to the contrary notwithstanding, the Borrower shall not be required to make any prepayment pursuant to Section 2.10(b)(iii) with respect to the first $10,000,000 of Net Cash Payments from any Disposition which are not reinvested pursuant to this clause (iv).

                 (v) EXCESS CASH FLOW. Not later than the date 90 days after the end of each fiscal year of the Borrower for which Excess Cash Flow exceeds $1,000,000 commencing with the fiscal year ending December 31, 1999, the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.4 (i)) and reduce the Commitments as provided in Section 2.10(c) in an amount equal to (A) 65% of Excess Cash Flow if the Consolidated Total Leverage Ratio (in each case pursuant to this clause (v), as reported on the Compliance Certificate delivered with the financial statements required by Section 6.1(a) for such fiscal year) is greater than or equal to 4.50 to 1.00 for such fiscal year, (B) 50% of Excess Cash Flow if the Consolidated Total Leverage Ratio is greater than or equal to 4.00 to 1.00 but less than 4.50 to 1.00, with respect to such fiscal year or (C) 25% of Excess Cash Flow if the Consolidated Total Leverage Ratio is less than 4.00 to 1.00.

                 (vi) FAILURE TO COMPLETE REDEMPTION OF SENIOR SUBORDINATED NOTES. In the event that the trustee or paying agent under the Senior Subordinated Notes Indenture shall have failed to cause the Redemption of all the Senior Subordinated Notes within five Business Days after the funding of the Term Loans, the Borrower (or such trustee or paying agent on the Borrower's behalf) shall prepay the Term Loans and simultaneously therewith the Term Loan Commitments shall terminate.

          (c) APPLICATION. In the event of any optional prepayment pursuant to subsection (a) or any mandatory prepayment of Loans pursuant to subsection (b), the proceeds shall be applied as follows. If such prepayment is made at a time when Term A Loans and Term B Loans remain outstanding, the Borrower shall select Borrowings to be prepaid so that the aggregate amount of each such prepayment is allocated among Borrowings of Term A Loans and Borrowings of Term B Loans pro rata based on the aggregate principal amount of outstanding Term Loans of each such Class; PROVIDED that any Lender holding Term B Loans may elect, by notice to the Administrative Agent prior to the prepayment date, to decline all or any portion of any such prepayment of its Term B Loans, in which case the aggregate amount that would have been applied to prepay Term B Loans but was so declined shall be applied to prepay Term A Loans; PROVIDED, HOWEVER, that no Lender holding Term B Loans may decline a prepayment pursuant to Section 2.10(b)(vi). After only one Class of Term Loans is outstanding, Borrowings of such Class shall be prepaid and if only Term B Loans remain outstanding, the Lenders holding Term B Loans shall not have the right to decline prepayments thereof pursuant to the preceding sentence. Each prepayment of Term Loans shall be applied to reduce all remaining unpaid installments thereof in inverse order of maturity.
After the Term Loans have been repaid in full, the amount of any mandatory prepayment shall be applied to the reduction of the total Revolving Credit Commitments ratably among the Revolving Credit Lenders in proportion to their respective Revolving Credit Commitments PROVIDED that if as a result of such reduction, either (x) the aggregate amount of the Revolving Credit Exposure shall exceed the aggregate Revolving Credit Commitments or a repayment of Swing Loans would be required by the second sentence of Section 2.9(a), the Borrower shall, first, to the extent required by the second sentence of Section 2.9(a) repay Swing Loans, but only to such extent, second, repay Revolving Credit Loans, third to repay remaining Swing Loans and, fourth, provide cover for LC Exposure as specified in Section 2.4(i), in an aggregate amount equal to such excess.

           (d) NOTIFICATION OF PREPAYMENTS. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., Boston, Massachusetts time, three Business Days before the date of prepayment or (ii) in the case of prepayment of a Base Rate Borrowing, not later than 11:00 a.m., Boston, Massachusetts time, three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; PROVIDED that, if a notice of prepayment is given in connection with a conditional notice of termination of Revolving Credit Commitments as contemplated by Section 2.7, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section
2.7. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Revolving Credit Lenders of the contents thereof. Each partial prepayment of any Borrowing under paragraph (a) of this
Section 2.10 shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.2.

           (e) PREPAYMENTS ACCOMPANIED BY INTEREST AND OTHER PAYMENTS. Prepayments shall be accompanied by accrued interest to the extent required by
Section 2.12 and any compensation required by Section 2.15.

     2.11  FEES.

           (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate per annum equal to 0.5% on the daily average unused amount of the respective Commitments of such Lender during the period from and including the date of this Agreement to but excluding the date on which such Commitments terminate. Accrued commitment fees shall be payable in arrears on each Quarterly Date and, in respect of any Revolving Credit Commitments, on the date such Revolving Credit Commitments terminate, commencing on the first such date to occur after the date of this Agreement. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

           (b) The Borrower agrees to pay with respect to Letters of Credit outstanding hereunder the following fees:

                 (i) to the Administrative Agent (x) for the account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to 2% of the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which there shall no longer be any Letters of Credit outstanding hereunder and (y) for the account of the Administrative Agent, an Administrative Agent's fee in an amount separately agreed in writing between the Borrower and the Administrative Agent, and

                 (ii) to the Issuing Lender (x) a fronting fee for its own account, in an amount equal to .25% of the average daily amount of the aggregate LC Exposure of all of the Lenders (excluding any portion thereof attributable to unreimbursed LC Disbursements) payable in full annually in advance, commencing on the date hereof and thereafter on each anniversary of such date until the termination of this Agreement and (y) the Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

Accrued participation fees shall be payable in arrears on each Quarterly Date and on the date the Revolving Credit Commitments terminate, commencing on the first such date to occur after the Effective Date, PROVIDED that any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

           (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed in writing between the Borrower and the Administrative Agent.

           (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds. Fees paid shall not be refundable under any circumstances, absent manifest error in the determination thereof.

     2.12  INTEREST.

           (a) The Loans comprising each Base Rate Borrowing shall bear interest at a rate per annum equal to the Adjusted Base Rate PLUS the Applicable Margin.

           (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing PLUS the Applicable Margin.

           (c) Notwithstanding the foregoing, (i) all amounts which are not paid when due shall bear interest until paid in full at the Post-Default Rate and (ii) during the period when any Event of Default shall have occurred and be continuing for a period of 30 or more days (and the Administrative Agent, acting on the instructions of the Required Lenders, shall have notified the Borrower that the Post-Default Rate shall apply), the principal of all Loans hereunder shall bear interest, after as well as before judgment, at the Post-Default Rate.

           (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; PROVIDED that (i) interest accrued at the Post-Default Rate shall be payable on demand, (ii) in the event of any repayment or prepayment of any Eurodollar Loan (or the repayment or prepayment of the Term Loans), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, (iv) all accrued interest on Revolving Credit Loans and Swing Loans shall be payable upon expiration of the Revolving Credit Commitments and (v) all accrued interest on the Term Loans shall be payable on the maturity date thereof.

           (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Adjusted Base Rate at times when the Adjusted Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     2.13 ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

           (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

           (b) if such Borrowing is of a particular Class of Loans, the Administrative Agent is advised by the Required Revolving Credit Lenders or the Required Term Loan Lenders, as the case may be, that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans of such Class included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the affected Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and such Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any such Borrowing to, or continuation of any such Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Borrowing.

     2.14  INCREASED COSTS.

           (a)   If any Change in Law shall:

                 (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Lender; or

                 (ii) impose on any Lender or the Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

           (b) If any Lender or the Issuing Lender reasonably determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, or such Lender's or the Issuing Lender's holding company, for any such reduction suffered.

           (c) A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Borrower and shall be conclusive so long as it reflects a reasonable basis for the calculation of the amounts set forth therein and does not contain any manifest error. The Borrower shall pay such Lender or the Issuing Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

           (d) Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section 2.14 for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

     2.15  BREAK FUNDING PAYMENTS.

           (a) In the event of (i) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable and is revoked in accordance herewith) or (iv) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.

           (b) In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of

                 (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period,

OVER

                 (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for U.S. dollar deposits from other banks in the eurodollar market at the commencement of such period.

           (c) A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     2.16  TAXES.

           (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) the Administrative Agent, Lender or the Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

           (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

           (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) paid or payable by the Administrative Agent, such Lender or the Issuing Lender, as the case may be (and any penalties, interest and reasonable expenses arising therefrom or with respect thereto during the period prior to the Borrower making the payment demanded under this paragraph
(c)), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

           (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

           (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     2.17  PAYMENTS GENERALLY: PRO RATA TREATMENT; SHARING OF SET-OFFS.

           (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, Boston, Massachusetts time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at such of its offices in Boston, Massachusetts as shall be notified to the relevant parties from time to time, except payments to be made directly to the Issuing Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof, and the Borrower shall have no liability in the event timely or correct distribution of such payments is not so made. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. dollars.

           (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder under any circumstances, including, without limitation during, or as a result of the exercise by the Administrative Agent or the Lenders of remedies under the Collateral Documents and applicable law, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties and (iii) third, to obligations with respect to Hedging Agreements entered into by a Lender.

           (c) Except to the extent otherwise provided herein: (i) each borrowing of Loans of a particular Class from the Lenders under Section 2.1 shall be made from the relevant Lenders, each payment of commitment fee under
Section 2.11 in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.7 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii) Eurodollar Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their Commitments or such Class (in the case of the making of Loans) or their respective Loans of such Class (in the case of conversions and continuations of Loans); (iii) each payment or prepayment by the Borrower of principal of Loans of a particular Class shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by such Lenders except as otherwise set forth in Section 2.10(c);
(iv) each payment by the Borrower of interest on Loans of a particular Class shall be made for the account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to such Lenders; and (v) each payment by the Borrower of participation fees in respect of Letters of Credit shall be made for the account of the Revolving Credit Lenders pro rata in accordance with the amount of participation fees then due and payable to the Revolving Credit Lenders.

           (d) If any Revolving Credit Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of set-off or otherwise) on account of the Revolving Credit Loans made by it (other than pursuant to Section 2.4, 2.8, 2.14 or 2.16), then, if there is any Reimbursement Obligation outstanding in respect of which the Issuing Lender has not received payment in full from such Revolving Credit Lender pursuant to Section 2.4(e) (the amount of such Reimbursement Obligation being such Revolving Credit Lender's "LC DEFICIENCY AMOUNT"), or if there is any Swing Loan outstanding in respect of which, pursuant to Section 2.8(d)(i) or (ii), the Swing Loan Lender has not received payment in full from such Revolving Credit Lender pursuant to
Section 2.8(d)(i) or (ii) (the amount of such Swing Loan being such Revolving Credit Lender's "SL DEFICIENCY AMOUNT"), such Revolving Credit Lender shall both (a) purchase a participation in such obligation in an amount equal to the amount obtained by multiplying the amount of such payment obtained by such Revolving Credit Lender (the "PAYMENT AMOUNT") by a fraction, the numerator of which is such LC Deficiency Amount and the denominator of which is the sum of such LC Deficiency Amount PLUS such SL Deficiency Amount (such sum being the "AGGREGATE DEFICIENCY" with respect to such Payment Amount), and (b) purchase a participation in such Swing Loan in an amount equal to the amount obtained by multiplying such Payment Amount by a fraction, the numerator of which is such SL Deficiency and the denominator of which is such Aggregate Deficiency. If, after giving effect to the foregoing, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans (or participations in LC Disbursements) (other than pursuant to Sections 2.4, 2.8, 2.14 or 2.16) resulting in such Lender receiving payment of a greater proportion of the aggregate principal amount of its Loans (and participations in LC Disbursements) and accrued interest thereon than the proportion of such amounts received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans (and LC Disbursements) of the other Lenders to the extent necessary so that the benefit of such payments shall be shared by all the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans (and participations in LC Disbursements); PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans (or participations in LC Disbursements) to any assignee or participant, other than to any Credit Party or any subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

           (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender entitled thereto (the "APPLICABLE RECIPIENT") hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Applicable Recipient the amount due. In such event, if the Borrower has not in fact made such payment, then each Applicable Recipient severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Applicable Recipient with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

           (f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4(d), 2.4(e), 2.5(b), 2.8(d)(i) or (ii) or 2.17(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Section until all such unsatisfied obligations are fully paid.

     2.18  MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

           (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations, hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

           (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, the Issuing Lender), which consents shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (and participations in LC Disbursements), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                 ARTICLE III


                           GUARANTEE BY GUARANTORS

     3.1 THE GUARANTEE. Each Guarantor hereby jointly and severally guarantees to each Lender, the Issuing Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower, all LC Disbursements and all other amounts from time to time owing to the Lenders, the Issuing

Lender or the Administrative Agent by the Borrower hereunder or under any other Loan Document, and all obligations of the Borrower to any Lender under any Hedging Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). Each Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, each Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     3.2   OBLIGATIONS UNCONDITIONAL.  The obligations of each Guarantor under
Section 3.1 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

                 (i) at any time or from time to time, without notice to such Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                 (ii) any of the acts mentioned in any of the provisions hereof or of the other Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

                 (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                 (iv) any lien or security interest granted to, or in favor of, the Administrative Agent, the Issuing Lender or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the Issuing Lender or any Lender exhaust any right, power or remedy or proceed against the Borrower hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under other guarantee of, or security for, any of the Guaranteed Obligations.

     3.3 REINSTATEMENT. The obligations of each Guarantor under this Article III shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each of the Guarantors agrees that it will indemnify the Administrative Agent, the Issuing Lender and each Lender on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by the Administrative Agent, any Lender or the Issuing Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     3.4 SUBROGATION. Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this Article III and further agrees with the Borrower for the benefit of each of its creditors (including, without limitation, the Issuing Lender, each Lender and the Administrative Agent) that any such payment by it shall constitute a contribution of capital by such Guarantor to the Borrower.

     3.5 REMEDIES. Each Guarantor agrees that, as between such Guarantor and the Lenders, the obligations of the Borrower hereunder may be declared to be forthwith due and payable as provided in Section 8.1 or Section 2.4(i), as applicable (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.1 or Section 2.4(i), as applicable) for purposes of Section 3.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by such Guarantor for purposes of Section 3.1.

     3.6 INSTRUMENT FOR THE PAYMENT OF MONEY. Each Guarantor hereby acknowledges that the guarantee in this Article III constitutes an instrument for the payment of money, and consents and agrees that the Issuing Lender, any Lender or the Administrative Agent, at its sole option, in the event of a dispute by the Guarantors in the payment of any moneys due hereunder, shall have the right to summary judgment or such other expedited procedure as may be available for a suit on a note or other instrument for the payment of money.

     3.7 CONTINUING GUARANTEE. The guarantee in this Article III is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

     3.8 RIGHTS OF CONTRIBUTION. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding

Guarantor under this Section 3.8 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article III and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

     For purposes of this Section 3.8, (i) "EXCESS FUNDING GUARANTOR" means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "EXCESS PAYMENT" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "PRO RATA SHARE" means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of, or ownership interest in, any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Credit Parties exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents) of all of the Credit Parties, determined (A) with respect to any Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

     3.9 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state or non-U.S. corporate law, or any state or Federal or non-U.S. bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 3.1 would otherwise, taking into account the provisions of Section 3.8, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                                  ARTICLE IV


                         REPRESENTATIONS AND WARRANTIES

     Each of the Credit Parties represents and warrants to the Lenders, the Issuing Lender and the Administrative Agent, as to itself and each other Credit Party, that:

     4.1 ORGANIZATION; POWERS. Each Credit Party is duly organized, validly existing and in good standing under the laws of its organization. Each Credit Party has all requisite power and authority under its organizational documents to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     4.2 AUTHORIZATION; ENFORCEABILITY. The Transactions are within the corporate power of each Credit Party and have been duly authorized by all necessary corporate and, if required, stockholder action on the part of such Credit Party. This Agreement has been duly executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     4.3 GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (b) will not violate any applicable law, policy or regulation or the charter, by-laws or other organizational documents of any Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party, or any of its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party, and
(d) except for the Liens created by the Collateral Documents, will not result in the creation or imposition of any Lien on any asset of the Credit Parties.

     4.4   FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

           (a) The Borrower has heretofore delivered to the Lenders the following financial statements:

                 (i) the audited consolidated balance sheet and statements of earnings (loss), stockholders' deficit and cash flows of the Holding Company and its Subsidiaries as of and for the fiscal year ended December 31, 1997, accompanied by an opinion of Deloitte & Touche LLP, independent public accountants; and

                 (ii) the unaudited balance sheet and statements of earnings (loss), stockholders' deficit and cash flows of the Holding Company and its Subsidiaries as of and for the six-month period ended June 30, 1998 prepared by management of the Borrower, which financial statements fairly present (subject, in the case of such balance sheet as at June 30, 1998 and such statements of income and cash flows for the six months then ended, to normal year-end audit adjustments) the financial condition of the Holding Company and its Subsidiaries as at such dates and the results of the operations of the Holding Company and its Subsidiaries for the periods ended on such dates and that all such financial statements, including the related schedules thereto have been prepared in accordance with GAAP applied consistently throughout the periods involved (subject to normal year-end adjustments and the omission of footnotes).

Such financial statements present fairly, in all material respects, the respective actual consolidated financial position and results of operations and cash flows of the respective entities as of such respective dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of such unaudited statements.

           (b) Since December 31, 1997, there has been no change in the business, assets, liabilities, operations or financial condition, of the Credit Parties which would reasonably be expected to have a Material Adverse Effect.




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

           (c) None of the Credit Parties has on the Effective Date any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in each case that are material, except as referred to or reflected or provided for in the balance sheets as at December 31, 1997 referred to above or as otherwise expressly provided in this Agreement or the financial statements described in this Section 4.4.

     4.5   PROPERTIES.

           (a) Each of the Credit Parties has good and marketable title to, or valid, subsisting and enforceable leasehold interests in, all its real and personal property material to its business.

           (b) Each of the Credit Parties owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Credit Parties does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

           (c) As of the Effective Date, SCHEDULE 4.5 annexed hereto contains a true, accurate and complete list of (i) all owned Real Property Assets and
(ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Expect as specified in SCHEDULE 4.5 annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and the Borrower has no knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legal, valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

     4.6   LITIGATION AND ENVIRONMENTAL MATTERS.

           (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any of the Credit Parties, threatened against or affecting the Credit Parties (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Basic Documents, the Transactions or the Redemption.

           (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Credit Parties (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or any inquiry, allegation, notice or other communication from any Governmental Authority concerning its

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


compliance with any Environmental Law or (iv) knows of any basis for any Environmental Liability.

           (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     4.7 COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Credit Parties is in compliance with all laws, regulations, policies and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     4.8 INVESTMENT AND HOLDING COMPANY STATUS. No Credit Party nor any of their respective Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) a "bank holding company" as defined in, or subject to regulation under, the Bank Holding Company Act of 1956, as amended.

     4.9 TAXES. Each of the Credit Parties and their respective Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     4.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Plans. No Credit Party has a present intention to terminate any Plan.

     4.11 DISCLOSURE. As of the Effective Date to the Credit Parties have disclosed to each Lender, the Issuing Lender and the Administrative Agent, all agreements, instruments and corporate or other restrictions to which any Credit Party is subject, and all other matters known to any Credit Party, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The senior management structure of the Borrower is as set forth on SCHEDULE 4.11 annexed hereto. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Credit Parties to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto,


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


when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Credit Parties to the Administrative Agent and the Lenders in connection with this Agreement and the transactions contemplated hereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Borrower that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

     4.12 CAPITALIZATION. As of the Effective Date, the capital structure and ownership of the Borrower are correctly described in SCHEDULE 4.12. The authorized, issued and outstanding capital stock of the Borrower consists, on the Effective Date, of the common stock described on SCHEDULE 4.12, all of which is duly and validly issued and outstanding, fully paid and nonassessable.
Except as set forth in SCHEDULE 4.12 and with respect to the Phantom Stock Agreements, as of the Effective Date, (x) there are no outstanding Equity Rights with respect to the Borrower and (y) there are no outstanding obligations of any Credit Party to repurchase, redeem, or otherwise acquire any shares of capital stock of any Credit Party nor are there any outstanding obligations of the any Credit Party to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the any Credit Party.

     4.13  SUBSIDIARIES.

           (a) Set forth in SCHEDULE 4.13 is a complete and correct list of all of the Subsidiaries of the Credit Parties as of the Effective Date together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in SCHEDULE 4.13, (x) each Credit Party and its respective Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Collateral Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in SCHEDULE 4.13, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

           (b) Except as set forth in SCHEDULE 4.13, as of the date of this Agreement, none of the Subsidiaries of the Borrower is subject to any indenture, agreement, instrument or other arrangement containing any provision of the type described in Section 7.8, other than any such provision the effect of which has been unconditionally, irrevocably and permanently waived.

     4.14  MATERIAL INDEBTEDNESS, LIENS AND AGREEMENTS.

           (a) SCHEDULE 4.14 hereto is a complete and correct list, as of the date of this Agreement, of all Material Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, any Credit Party the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000, and the aggregate principal or face amount outstanding or that may become outstanding with respect thereto is correctly described in SCHEDULE 4.14.

           (b) SCHEDULE 4.14 hereto is a complete and correct list, as of the date of this Agreement, of each Lien securing Indebtedness of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000 and covering any property of the Credit Parties, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in SCHEDULE 4.14.

           (c) SCHEDULE 4.14 hereto is a complete and correct list, as of the date of this Agreement, of each contract and arrangement to which any Credit Party is a party for which breach, nonperformance, cancellation or failure to renew would have a Material Adverse Effect.

           (d) SCHEDULE 4.14 hereto is a complete and correct list, as of the date of this Agreement, of each Phantom Stock Agreement and each other contract and arrangement between any Credit Party and its senior managers.

True and complete copies of each agreement listed on the appropriate part of
SCHEDULE 4.14 have been delivered to the Administrative Agent, together with all amendments, waivers and other modifications thereto. All such agreements are valid, subsisting, in full force and effect, are currently binding and will continue to be binding upon each Credit Party that is a party thereto and, to the best knowledge of the Credit Parties, binding upon the other parties thereto in accordance with their terms. The Credit Parties are not in default under any such agreements.

     4.15 HOLDING COMPANY NOTES INDENTURE. The Holding Company Notes Indenture is in full force and effect, without amendment (other than the Supplemental Indentures described in the definition thereof). All obligations of the Credit Parties hereunder and under the other Loan Documents and obligations of the Holding Company under the Holding Company Collateral Documents are permitted to be incurred under the Holding Company Notes Indenture.

     4.16 FEDERAL RESERVE REGULATIONS. No Credit Party nor any of its Subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board). The value of all margin stock owned by the Borrower does not constitute more than 25% of the value of the assets of the Borrower.

     4.17 BURDENSOME RESTRICTIONS. No Credit Party is a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate or partnership restriction which would foreseeably have a Material Adverse Effect.

     4.18 FORCE MAJEURE. Since the date of the most recent financial statements referred to in Section 4.4(a)(i) to the Effective Date, the business, properties and other assets of the Credit Parties have not been materially and adversely affected in any way as the result of any fire or other casualty, strike, lockout or other labor trouble, embargo, sabotage, confiscation, contamination, riot, civil disturbance, activity of armed forces or act of God.


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

     4.19 YEAR 2000. The Credit Parties have reviewed their operations with a view to assessing whether their business or operations will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to any significant risk that computer hardware, software or any equipment containing embedded microchips used in their business or operations will not in the case of dates or time periods occurring after December 31, 1999 function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000. Based upon such review, the Credit Parties have devised and are in the process of implementing a program to correct such Year 2000 issues before December 31, 1999. Upon completion of such program, the Credit Parties have no reason to believe that the risks associated with the Year 2000 issue are reasonably likely to have a Material Adverse Effect. The Credit Parties have no reason to believe that the program will not be completed before December 31, 1999.

                                     ARTICLE V


                                     CONDITIONS

     5.1 EFFECTIVE DATE. The obligations of the Lenders to make the initial Revolving Credit Loans, and of the Issuing Lender to issue Letters of Credit, hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

           (a) COUNTERPARTS OF AGREEMENT. The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

           (b) NOTES. The Administrative Agent shall have received for each Lender that shall have requested a promissory note, a duly completed and executed promissory note for such Lender.

           (c) CORPORATE STRUCTURE. The corporate organizational structure, capital structure and ownership of the Credit Parties, shall be as set forth on SCHEDULES 4.12 and 4.13 annexed hereto.

           (d) CORPORATE MATTERS. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or Special Counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of the Transactions and any other legal matters relating to the Credit Parties, this Agreement, the other Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

           (e) SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. To the extent not otherwise satisfied pursuant to Section 5.1(f), the Administrative Agent shall have received evidence satisfactory to it that the Credit Parties shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii), (iv) and (v) below) that may be

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

necessary or, in the opinion of the Administrative Agent, desirable in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include, without limitation, the following:

                 (i) COLLATERAL DOCUMENTS. Delivery to the Administrative Agent of all the Collateral Documents, duly executed by the applicable Credit Party (or, in the case of the Holding Company, the Holding Company Collateral Documents), together with accurate and complete schedules to all such Collateral Documents;

                 (ii) STOCK CERTIFICATES AND INSTRUMENTS. Delivery to the Administrative Agent of (A) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to the Administrative Agent) representing all capital stock pledged pursuant to the Pledge Agreement (or, in the case of the Holding Company, the Holding Company Collateral Documents) and (B) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to the Administrative Agent) evidencing any Collateral;

                 (iii) LIEN SEARCHES AND UCC TERMINATION STATEMENTS. Delivery to the Administrative Agent of (A) the results of a recent search, by a Person satisfactory to the Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Credit Party, together with copies of all such filings disclosed by such search, and (B) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

                 (iv) UCC FINANCING STATEMENTS AND FIXTURE FILINGS. Delivery to the Administrative Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Credit Party with respect to all personal and mixed property Collateral of such Credit Party, for filing in all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

                 (v) PTO COVER SHEETS, ETC. Delivery to the Administrative Agent of all cover sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral;

                 (vi) PERFECTION CERTIFICATES. Delivery to the Administrative Agent by each Credit Party of a perfection certificate dated the Effective Date substantially in the form of SCHEDULE I to the form of Security Agreement annexed hereto duly executed by a Financial Officer of the Borrower;

                 (vii) OPINIONS OF LOCAL COUNSEL. Delivery to the Administrative Agent of an opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) under the laws of each jurisdiction in which any Credit Party or

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

     any personal or mixed property Collateral is located with respect to the creation and perfection of the security interests in favor of the Administrative Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent.

           (f) EFFECTIVE DATE MORTGAGES; EFFECTIVE DATE MORTGAGE POLICIES; ETC. The Administrative Agent shall have received from each Credit Party:

                 (i) EFFECTIVE DATE MORTGAGES. Fully executed and notarized Mortgages or, if applicable, amendments to existing mortgages (each a "EFFECTIVE DATE MORTGAGE" and, collectively, the "EFFECTIVE DATE MORTGAGES"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in
     SCHEDULE 4.5 (and so identified thereon) annexed hereto (each a "EFFECTIVE DATE MORTGAGED PROPERTY" and, collectively, the "EFFECTIVE DATE MORTGAGED PROPERTIES");

                 (ii) RECORDED LEASEHOLD INTERESTS. In the case of each Real Property Asset listed in clause (ii) of SCHEDULE 4.5 annexed hereto, copies of all leases between any Credit Party and any landlord or tenant;

                 (iii) LANDLORD CONSENTS AND ESTOPPELS. In the case of each Real Property Asset listed in clause (ii) of SCHEDULE 4.5, a Landlord Consent and Estoppel with respect thereto and where required by the terms of any lease, the consent of the mortgagee, ground lessor or other party;

                 (iv) MATTERS RELATING TO FLOOD HAZARD PROPERTIES. (A) Evidence reasonably acceptable to the Administrative Agent as to whether any Effective Date Mortgaged Property is a Flood Hazard Property and (B) if there are any such Flood Hazard Properties, evidence that the applicable Credit Party has obtained flood insurance with respect to each Flood Hazard Property in amounts approved by the Administrative Agent, or evidence acceptable to the Administrative Agent that such insurance is not available;

                 (v) ENVIRONMENTAL INDEMNITY. A hazardous materials indemnity agreement, substantially in the form of EXHIBIT E annexed hereto, with respect to the indemnification of the Administrative Agent and the Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials;

                 (vi) TITLE INSURANCE. (A) ALTA mortgagee title insurance policies or unconditional commitments therefor and title updates and endorsements (the "EFFECTIVE DATE MORTGAGE POLICIES") issued by the Title Company with respect to the Effective Date Mortgaged Properties listed (AND MARKED WITH AN ASTERISK) in SCHEDULE 4.5 annexed hereto, in amounts not less than the respective amounts designated therein with respect to any particular Effective Date Mortgaged Properties, insuring fee simple title to, or a valid leasehold interest in, each such Effective Date Mortgaged Property vested in such Credit Party and assuring the Administrative Agent that the applicable Effective Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Effective Date Mortgaged Properties encumbered thereby, subject only to a standard exceptions as


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

     may be reasonably acceptable by the Administrative Agent, which Effective Date Mortgage Policies (I) shall include all endorsements for matters reasonably requested by the Administrative Agent and (II) shall provide for affirmative insurance and such reinsurance as the Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Administrative Agent; and (B) evidence satisfactory to the Administrative Agent that such Credit Party has (I) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Effective Date Mortgage Policies and (II) paid to the Title Company or to the appropriate Governmental Authorities all expenses and premiums of the Title Company in connection with the issuance of the Effective Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Effective Date Mortgages in the appropriate real estate records;

                 (vii) TITLE REPORTS. With respect to each Effective Date Mortgaged Property listed (AND MARKED WITH AN ASTERISK) in SCHEDULE 4.5 annexed hereto, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the Effective Date and satisfactory in form and substance to the Administrative Agent;

                 (viii) COPIES OF DOCUMENTS RELATING TO TITLE EXCEPTIONS. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Effective Date Mortgage Policies or in the title reports delivered pursuant to Section 5.1(f)(vii); and

                 (ix) OPINIONS OF LOCAL COUNSEL. An opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) in each state in which a Effective Date Mortgaged Property is located with respect to the enforceability of the form(s) of Effective Date Mortgages to be recorded in such state and such other matters as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent.

           (g) ENVIRONMENTAL REPORTS. The Administrative Agent shall have received reports or, if applicable, updates of reports and other information, in form, scope and substance satisfactory to the Administrative Agent, regarding environmental matters relating to the Facilities, which reports shall include a Phase I environmental assessment for each of the Facilities listed in clause (i) of SCHEDULE 4.5 (and so identified thereon) annexed hereto which conforms to the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process E 1527-94 and a transaction screen for each of the Facilities listed in clause (ii) of SCHEDULE 4.5 (and so identified thereon) annexed hereto which conforms to the ASTM Standard Practice for Environmental Site Assessments: Transaction Screen Process E 1528-96. Such reports shall be conducted by one or more environmental consulting firms reasonably satisfactory to the Administrative Agent.

           (h) EVIDENCE OF INSURANCE. The Administrative Agent shall have received a certificate from the Credit Parties' insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 6.5 is in full force and effect and that the Administrative Agent on behalf of the Lenders has been named as additional insured and loss payee thereunder to the extent required under Section 6.5.

           (i) MANAGEMENT; EMPLOYMENT CONTRACTS. The senior management structure of the Borrower and its Subsidiaries shall be as set forth on SCHEDULE 4.11, and the Administrative Agent shall have received copies of, and shall be satisfied with the form and substance of (i) any and all employment contracts with and senior management of the Borrower and its Subsidiaries, (ii) any and all shareholders agreement among any of the shareholders of the Borrower and its Subsidiaries, and (iii) any stock option plans, phantom stock incentive programs and similar arrangements provided by the Borrower and its Subsidiaries to any Person.

           (j) NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS. The Borrower shall have obtained all permits, licenses, authorizations or consents from all Governmental Authorities and all consents of other Persons with respect to Material Indebtedness, Liens and agreements listed on SCHEDULE 4.14 (and so identified thereon) annexed hereto, in each case that are necessary or advisable in connection with the transactions contemplated by this Agreement, and the continued operation of the business conducted by the Borrower and its Subsidiaries, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No action, request for stay, petition for review or rehearing, reconsideration or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion shall have expired.

           (k) COMPLIANCE CERTIFICATE; CONSOLIDATED TOTAL LEVERAGE RATIO. The Administrative Agent shall have received a Compliance Certificate of a Financial Officer of the Borrower, in form and detail satisfactory to the Administrative Agent, certifying as at the Effective Date compliance with the financial covenants set forth in Section 7.9 and that the Consolidated Total Leverage Ratio (on a pro forma basis assuming the Redemption has occurred) does not exceed 5.75 to 1.

           (l) SOLVENCY ASSURANCES. The Administrative Agent shall have received a certificate from a Financial Officer of the Borrower to the effect that, as of the Effective Date and after giving effect to the initial Loans hereunder, the Redemption and to the other Transactions:

                 (i) the aggregate value of all properties of the Credit Parties at their present fair saleable value (I.E., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Credit Parties,

                 (ii) the Credit Parties will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted and

                 (iii) the Credit Parties will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.


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

Such certificate shall include a statement to the effect that the financial projections and underlying assumptions contained in such analysis are, fair and reasonable and accurately computed.

           (m) FINANCIAL OFFICER CERTIFICATE. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 5.2.

           (n) DISTRIBUTION OF BANK AND INSURANCE COMPANY. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming that Affinity Insurance Group, Inc. and Affinity Group Thrift Holding Corp. (which owns all the outstanding capital stock of Affinity Bank) have been distributed to the Holding Company and such transactions will not result in any taxable gain and are permitted under the Holding Company Notes Indenture and the Senior Subordinated Notes Indenture.

           (o) ACQUISITION OF AGI REAL ESTATE HOLDINGS, INC. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming that (i) the Borrower has acquired all of the outstanding capital stock of AGI Real Estate Holdings, Inc., a Delaware corporation ("REAL ESTATE HOLDINGS"), whose only asset is the Borrower's offices located in Ventura, California, (ii) the aggregate Borrowings related to such acquisition do not exceed $11,750,000 (the appraised value of such property) less the amount of any Indebtedness secured by a Lien on such property, (iii) the Administrative Agent shall have received copies of all instruments and agreements related to such acquisition and such instruments and agreements shall be satisfactory in form and substance to the Administrative Agent and (iv) such transactions were permitted under the Holding Company Notes Indenture and the Senior Subordinated Notes Indenture.

           (p) NO MATERIAL ADVERSE EFFECT. There shall have occurred no Material Adverse Effect (in the reasonable opinion of the Administrative Agent) since December 31, 1997 with respect to the Credit Parties.

           (q) OPINION OF COUNSEL TO CREDIT PARTIES. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Kaplan, Strangis and Kaplan, P.A., counsel to the Credit Parties, substantially in the form of EXHIBIT H annexed hereto and covering such matters relating to the Credit Parties, this Agreement, the other Loan Documents or the Transactions as the Required Lenders shall request (and each Credit Party hereby requests such counsel to deliver such opinion).

           (r) FEES AND EXPENSES. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

           (s) OTHER DOCUMENTS. The Administrative Agent shall have received such other documents as the Administrative Agent or any Lender or Special Counsel shall have reasonably requested.


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

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
Notwithstanding the foregoing, the obligations of the Lenders to make Loans, and of the Issuing Lender to issue Letters of Credit, hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.2) at or prior to 12:00 p.m., Boston, Massachusetts time, on November 15, 1998 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

     5.2 REDEMPTION DATE. The obligations of the Lenders to make the Term A Loans and Term B Loans hereunder shall not become effective until the date on which (i) the conditions set forth in Section 5.1 have been satisfied (or waived) and (ii) each of the following conditions is satisfied (or waived in accordance with Section 10.2):

           (a) CONSUMMATION OF THE REDEMPTION OF THE BORROWER'S SENIOR SUBORDINATED NOTES. The Administrative Agent and Special Counsel shall be satisfied that all preconditions to the Redemption pursuant to the Senior Subordinated Notes Indenture shall have been complied with, and the Administrative Agent shall have received such documentation, certificates and opinions as shall be reasonably requested in connection therewith, including the following:

                 (i) the Administrative Agent shall have received copies of all instruments and agreements relating to the Redemption, including the notice of redemption for the Senior Subordinated Notes required by Sections 3.3 and 8.1(a) of the Senior Subordinated Notes Indenture, the officers' certificate and opinion required by Section 8.1(c) of the Senior Subordinated Notes Indenture, and an opinion dated the Redemption Date from Kaplan, Strangis and Kaplan, P.A. delivered in connection therewith and addressed to the Administrative Agent for the benefit of the Lenders stating that (i) the Redemption has been duly authorized by the Borrower, (ii) the documents relating thereto have been duly authorized, executed and delivered by the Borrower, (iii) the amount of the Loans not in excess of $75,000,000 constitutes Permitted Senior Indebtedness (as defined in the Holding Company Notes Indenture), and the amount of the Loans in excess of $75,000,000 constitutes Refinancing Indebtedness (as defined in the Holding Company Notes Indenture), and all such instruments and opinions shall be satisfactory in form and substance to the Administrative Agent and Special Counsel;

                 (ii) the Administrative Agent shall have received a certificate of an officer of the Borrower as to the satisfaction of all conditions of Section 8.1 of the Senior Subordinated Notes Indenture;

                 (iii) the Administrative Agent shall have received a copy of an irrevocable written direction, executed by a Financial Officer of the Borrower acknowledged and accepted by a duly authorized officer of the trustee or paying agent under the Senior Subordinated Notes Indenture, in form and substance satisfactory to the Administrative Agent, to the effect that any funds held by such trustee or paying agent and not used within five Business Days of receipt by such trustee or paying agent to redeem the Senior Subordinates Notes in accordance with the Senior Subordinated Indenture shall be promptly paid to the Administrative Agent (for the benefit of the Lenders) and not to any Credit Party; and




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

               (iv) the Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer confirming in reasonable detail that the Loans will constitute "Permitted Indebtedness" under the Holding Company Notes Indenture.

           (b) CERTIFICATE ON HOLDING COMPANY NOTES INDENTURE. The Administrative Agent shall have received a certificate, dated the Redemption Date and signed by the President, a Vice President or a Financial Officer of the Borrower, certifying that the Term A Loans and Term B Loans funding the Redemption are permitted to be incurred and secured by the assets of the Credit Parties as "Refinancing Indebtedness" under the Holding Company Notes Indenture and demonstrating in reasonable detail the basis for such certification.

The Administrative Agent shall notify the Borrower and the Lenders of the Redemption Date not later than three Business Days prior to such date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make the Term A Loans and Term B Loans, hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.2) at or prior to 12:00 p.m., Boston, Massachusetts time, on January 31, 1999 (and, in the event such conditions are not so satisfied or waived, the Term Loan Commitments shall terminate at such time).

     5.3 EACH EXTENSION OF CREDIT. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

           (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Credit Party set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, both before and after giving effect thereto and to the use of the proceeds thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date).

           (b) NO DEFAULTS. At the time of and immediately after giving effect to such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, no Default shall have occurred and be continuing.

                                  ARTICLE VI

                             AFFIRMATIVE COVENANTS

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Credit Parties covenants and agrees with the Lenders that:

     6.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Credit Parties will furnish to the Administrative Agent and each Lender:




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

           (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Credit Parties:

                 (i) consolidated and consolidating statements of income, retained earnings and cash flows of the Credit Parties for such fiscal year and the related consolidated and consolidating balance sheets of the Credit Parties as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year,

                 (ii) an opinion of independent certified public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) stating that said consolidated financial statements referred to in the preceding clause (i) fairly present the consolidated financial condition and results of operations of the Credit Parties as at the end of, and for, such fiscal year in accordance with GAAP, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that the Borrower was not in compliance with
     Section 7.9, insofar as such Section relates to accounting matters, and

                 (iii) a certificate of a Financial Officer of the Borrower stating that said consolidating financial statements referred to in the preceding clause (i) fairly present the respective individual unconsolidated financial condition and results of operations of the Credit Parties, in each case in accordance GAAP consistently applied, as at the end of, and for, such fiscal year;

           (b) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower:

                 (i) consolidated and consolidating statements of income, retained earnings and cash flows of the Credit Parties for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of the Credit Parties as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year),

                 (ii) a certificate of a Financial Officer of the Borrower, which certificate shall state that said consolidated financial statements referred to in the preceding clause (i) fairly present the consolidated financial condition and results of operations of the Credit Parties and that said consolidating financial statements referred to in the preceding clause (i) fairly present the respective individual unconsolidated financial condition and results of operations of the Credit Parties, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the omission of footnotes);

           (c) as soon as available and in any event with 30 days after the end of each month, internally prepared financial statements consisting of consolidated and consolidating

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

statements of income, and cash flows of the Credit Parties for such month and for the period from the beginning of the current fiscal year to the end of such month, and the related consolidated and consolidating balance sheets of the Credit Parties as at the end of such month.

           (d) concurrently with any delivery of financial statements under clauses (a) and (b) above, a Compliance Certificate;

           (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

           (f) as soon as available and in any event within 30 days after the beginning of the fiscal year of the Borrower, consolidated and consolidating statements of forecasted income for the Credit Parties for each fiscal month in such fiscal year and a forecasted consolidated and consolidating balance sheets of the Credit Parties, together with supporting assumptions which were reasonable when made, as at the end of each fiscal month, all prepared in good faith in reasonable detail and consistent with the Borrower's and the Borrower's past practices in preparing projections and otherwise reasonably satisfactory in scope to the Administrative Agent;

           (g) promptly after the same become publicly available, copies of all registration statements, regular periodic and other reports and statements filed by the Holding Company or any Credit Party with the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of said Commission or with any national securities exchange or market quotation system and copies of all press releases by the Holding Company or any Credit Party;

           (h) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy or information statements so mailed;

           (i) promptly upon the Administrative Agent's request, for each publication for which audits are regularly prepared by any Credit Party (i) audits of the magazine subscriptions for each of the publications of the Credit Parties as of December 31 and June 30 each year performed by either Audit Bureau of Circulations or Business Publications Audit of Circulation, Inc. and (ii) audits of the membership subscriptions for the Credit Parties as of December 31 and June 30 each year;

           (j) promptly upon the Administrative Agent's request, the Borrower shall deliver to the Administrative Agent tapes, disks or other storage media containing the then-current subscription and membership lists and other data bases maintained by each of the Credit Parties, together with the technical specifications for how to read such information, all in form reasonably satisfactory to the Administrative Agent which may include the requirement that the Borrower request that each of its and its Subsidiaries' fulfillment houses furnish such information regarding the Credit Parties' subscription lists as are maintained by such fulfillment houses; PROVIDED, HOWEVER, that the Administrative Agent shall not divulge such information to any Person prior to the occurrence of an Event of Default; PROVIDED, FURTHER HOWEVER, that after

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the occurrence and during the continuation of an Event of Default, the
Administrative Agent may use that information for any lawful purpose (including a sale of one or more data bases), provided that the Administrative Agent acts in a commercially reasonable fashion in making such use, but the Administrative Agent shall have no obligation to make any such use of such information unless directed to do so by the Required Lenders; and

           (k) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Credit Party, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

     6.2 NOTICES OF MATERIAL EVENTS. The Credit Parties will furnish to the Administrative Agent and each Lender prompt written notice of the following:

           (a)   the occurrence of any Default;

           (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

           (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Credit Parties in an aggregate amount exceeding $100,000; and

           (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 6.2 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     6.3 EXISTENCE; CONDUCT OF BUSINESS. The Credit Parties will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; PROVIDED that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or any discontinuance or sale of such business permitted under Section 7.4.

     6.4 PAYMENT OF OBLIGATIONS. Each of the Credit Parties will pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     6.5 MAINTENANCE OF PROPERTIES; INSURANCE. The Credit Parties will (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, as may be required by law and such other insurance in such amounts and

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

against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, including media perils insurance. Without limiting the generality of the foregoing, the Credit Parties will (i) maintain or cause to be maintained flood insurance with respect to each Flood Hazard Property in amounts approved by the Administrative Agent, or provide evidence acceptable to the Administrative Agent that such insurance is not available, (ii) maintain or cause to be maintained replacement value casualty insurance on the Collateral and media perils insurance under such policies of insurance, in each case with such insurance companies, in such amounts, with such deductibles, and covering such terms and risks as are at all times satisfactory to the Administrative Agent in its commercially reasonable judgment. Each such policy of insurance shall (x) name the Administrative Agent for the benefit of the Lenders as an additional insured thereunder as its interests may appear and (y) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to the Administrative Agent that names the Administrative Agent for the benefit of the Lenders as the loss payee thereunder for any covered loss in an amount not less than $1,000,000 per occurrence, with "umbrella" coverage in an aggregate amount not less than $25,000,000 and provides for at least 30 days prior written notice to the Administrative Agent of any modifications or cancellation of such policy.

     6.6 BOOKS AND RECORDS; INSPECTION RIGHTS. The Credit Parties will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Credit Parties will permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Borrower, in consultation with the Administrative Agent, will arrange for a meeting to be held at least once every year with the Lenders hereunder at which the business and operations of the Credit Parties are discussed.

     6.7 FISCAL YEAR. To enable the ready and consistent determination of compliance with the covenants set forth in Section 7 hereof, the Credit Parties will not change the last day of their fiscal year from December 31 of each year, or the last day of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

     6.8 COMPLIANCE WITH LAWS. The Credit Parties will comply with (i) all laws, rules, regulations and orders including, without limitation, Environmental Laws, of any Governmental Authority and (ii) all contractual obligations, in each case applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     6.9 USE OF PROCEEDS. The proceeds of the Loans will be used only for (i) the refinancing of existing Indebtedness, (ii) in the case of the Term Loans, the payment of the redemption price for the Redemption of the Senior Subordinated Notes and to the extent that the amount of the Term Loan exceeds such redemption price, to repay any outstanding Revolving Credit Loans, (iii) the working capital needs of the Credit Parties, (iv) the financing of the Borrower's purchase of all of the outstanding capital stock of Real Estate Holdings which owns the Borrower's offices located in Ventura, California, (v) Capital Expenditures and Acquisitions permitted hereunder, and (vi) expenses incurred in connection with the foregoing transactions and for general corporate purposes. No part of the proceeds of any Loan will be used, whether


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

directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

     6.10  CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES AND COLLATERAL SECURITY.

           (a) ADDITIONAL SUBSIDIARIES. In the event that any Credit Party shall form or acquire any new Subsidiary after the date hereof, such Credit Party will, and will cause each of its Subsidiaries to, cause such new Subsidiary within five Business Days of such formation or acquisition:

                 (i) to execute and deliver to the Administrative Agent the following documents: (1) a counterpart to this Agreement (and thereby to become a party to this Agreement, as a "Guarantor" hereunder), (2) a counterpart to the Pledge Agreement, (3) a counterpart to the Security Agreement, (4) a counterpart to the Trademark Security Agreement and (5) Mortgages and such other instruments documents and agreements as may be required by the Administrative Agent; and

                 (ii) to take such action (including delivering such shares of stock and executing and delivering such UCC financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens consistent with the provisions of the applicable Collateral Documents; and

                 (iii) to deliver such proof of corporate action, incumbency of officers and other documents as is consistent with those delivered by each Subsidiary pursuant to Section 5.1 upon the Effective Date or as the Administrative Agent shall have reasonably requested.

           (b) OWNERSHIP OF SUBSIDIARIES. No Credit Party shall sell, transfer or otherwise dispose of any shares of stock in any Subsidiary owned by it, nor permit any Subsidiary to issue any shares of stock of any class whatsoever to any Person other than to a Credit Party. The Credit Parties will take such action from time to time as shall be necessary to ensure that the percentage of the equity capital of any class or character owned by it in any Subsidiary on the Effective Date (or, in the case of any newly formed or newly acquired Subsidiary, on the date of formation or acquisition) is not at any time decreased, other than by reason of transfers to another Credit Party. In the event that any additional shares of stock shall be issued by any Credit Party, the respective holder of such shares of stock shall forthwith deliver to the Administrative Agent pursuant to the Pledge Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Pledge Agreement.

     6.11 ERISA. The Credit Parties will maintain, each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not and not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which the Borrower or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding $50,000, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower or any ERISA Affiliate is required to pay as


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

contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $50,000 or (c) fail to make any payments in an aggregate amount exceeding $50,000 to any Multiemployer Plan that the Borrower or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

     6.12 ENVIRONMENTAL MATTERS; REPORTING. The Credit Parties will observe and comply with, all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise have a material adverse effect on the Borrower and the Subsidiaries taken as a whole. The Borrower will give the Administrative Agent prompt written notice of any violation as to any environmental matter by any Credit Party and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters
(a) in which an adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by any Credit Party which are material to the operations of such Credit Party, or (b) which will or threatens to impose a material liability on such Credit Party to any Person or which will require a material expenditure by such Credit Party to cure any alleged problem or violation.

     6.13 CONFORMING LEASEHOLD INTERESTS; MATTERS RELATING TO ADDITIONAL REAL PROPERTY COLLATERAL.

           (a) If any Credit Party acquires any Material Leasehold Property, the Borrower shall, or shall cause such Subsidiary to, use its best efforts (without requiring such Credit Party to relinquish any material rights or incur any material obligations or to expend more than a nominal amount of money over and above the reimbursement, if required, of the landlord's out-of-pockets costs, including attorneys' fees) to cause such Leasehold Property to be a Conforming Leasehold Interest.

           (b) From and after the Effective Date, in the event that (i) any Credit Party acquires any fee interest in real property having a fair market value in excess of $1,000,000 or any Material Leasehold Property, or the Administrative Agent determines in its sole discretion to place a Mortgage on any Real Property Asset having a fair market value in excess of $1,000,000 owned on the Effective Date by any Credit Party if a Mortgage was not placed on any such Real Property Asset as of the Effective Date, or (ii) at the time any Person becomes a Subsidiary, such Person owns or holds any fee interest in real property or any Material Leasehold Property, in either case excluding any such Real Property Asset the encumbering of which requires the consent of any applicable lessor or (in the case of clause (ii) above) any then-existing senior lienholder, where the Credit Parties are unable to obtain such lessor's or senior lienholder's consent (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being a "ADDITIONAL MORTGAGED PROPERTY"), such Credit Party shall deliver to the Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property, the following:

                 (i) ADDITIONAL MORTGAGES. A fully executed and notarized Mortgage (an "ADDITIONAL MORTGAGE"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Credit Party in such Additional Mortgaged Property;


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

                 (ii) SURVEYS. With respect to each Additional Mortgaged Property, copies of all existing surveys, surveyors certificates and such additional surveys or surveyor certificates as the Administrative Agent may reasonably require;

                 (iii) RECORDED LEASEHOLD INTERESTS. In the case of any Additional Mortgaged Property consisting of a Leasehold Property, copies of all leases between any Credit Party and any landlord or tenant;

                 (iv) LANDLORD CONSENTS AND ESTOPPELS. In the case of any Additional Mortgaged Property consisting of a Leasehold Property, (a) a Landlord Consent and Estoppel with respect thereto and where required by the terms of any lease, the consent of the mortgagee, ground lessor or other party and (b) evidence that such Leasehold Property is a Recorded Leasehold Interest;

                 (v) MATTERS RELATING TO FLOOD HAZARD PROPERTIES. (A) Evidence as to whether any Additional Mortgaged Property is a Flood Hazard Property and (B) if such Additional Mortgaged Property is a Flood Hazard Property, evidence that the applicable Credit Party has obtained flood insurance with respect to each Flood Hazard Property in amounts approved by the Administrative Agent, or evidence acceptable to the Administrative Agent that such insurance is not available;

                 (vi) TITLE INSURANCE. (A) If required by the Administrative Agent, ALTA mortgagee title insurance policies or unconditional commitments therefor (the "ADDITIONAL MORTGAGE POLICIES") issued by the Title Company with respect to the Additional Mortgaged Property, in an amount satisfactory to the Administrative Agent, insuring fee simple title to, or a valid leasehold interest in, each such Additional Mortgaged Property vested in such Credit Party and assuring the Administrative Agent that such Additional Mortgage creates a valid and enforceable First Priority mortgage Lien on such Additional Mortgaged Property, subject only to any standard exceptions as may be reasonably acceptable to the Administrative Agent, which Additional Mortgage Policy (I) shall include all endorsements for matters reasonably requested by the Administrative Agent and (II) shall provide for affirmative insurance and such reinsurance as the Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Administrative Agent; and (B) evidence satisfactory to the Administrative Agent that such Credit Party has (I) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Additional Mortgage Policy and (II) paid to the Title Company or to the appropriate Governmental Authorities all expenses and premiums of the Title Company in connection with the issuance of the Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Additional Mortgage in the appropriate real estate records;

                 (vii) TITLE REPORTS. If no Additional Mortgage Policy is required with respect to such Additional Mortgaged Property, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the date such Additional Mortgage is to be recorded and satisfactory in form and substance to the Administrative Agent;

                 (viii) COPIES OF DOCUMENTS RELATING TO TITLE EXCEPTIONS. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Additional Mortgage Policy or in the title reports delivered pursuant to Section 6.13(b)(vii);

                 (ix) ENVIRONMENTAL AUDIT. If required by the Administrative Agent, reports and other information in form, scope and substance satisfactory to the Administrative Agent and prepared by environmental consultants satisfactory to the Administrative Agent, concerning any environmental hazards or liabilities to which any Credit Party may be subject with respect to such Additional Mortgaged Property; and

                 (x) OPINIONS OF COUNSEL. (1) An favorable opinion of counsel (which counsel shall be satisfactory to the Administrative Agent and Special Counsel), as to the due authorization, execution and delivery by such Credit Party of such Additional Mortgage and such other matters as the Administrative Agent may reasonably request, and (2) if required by the Administrative Agent, an opinion of counsel (which counsel shall be satisfactory to the Administrative Agent and Special Counsel) in the state in which such Additional Mortgaged Property is located with respect to the enforceability of the form of Additional Mortgages to be recorded in such state and such other matters (including without limitation any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent.

           (c) The Credit Parties will permit an independent real estate appraiser satisfactory to the Administrative Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of all applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by the Administrative Agent in its sole discretion).

     6.14 SENIOR SUBORDINATED NOTES INDENTURE. Prior to the consummation of the Redemption, the Credit Parties will observe and comply with, each applicable provision of the Senior Subordinated Notes Indenture.

     6.15 HEDGING AGREEMENTS. The Borrower shall obtain within 90 days after the Effective Date and thereafter shall maintain Hedging Agreements satisfactory to the Administrative Agent which will cap the affective maximum interest rate payable by the Borrower at not more than 6.50% with respect to at least 50% of the aggregate amount of outstanding Term Loans for a period of not less than three years.

     6.16 YEAR 2000 COMPLIANCE. The Credit Parties will, prior to June 30, 1999, eliminate any significant risk that computer hardware, software or any equipment containing embedded microchips used in their business or operations will not in the case of dates or time periods occurring after December 31, 1999 function, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000, in any respect that would cause a Material Adverse Effect.

                                   ARTICLE VII


                                 NEGATIVE COVENANTS

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Credit Parties covenant and agree with the Lenders that:

     7.1 INDEBTEDNESS. No Credit Party will create, incur, assume or permit to exist any Indebtedness, except:

           (a)   Indebtedness created hereunder;

           (b)   Indebtedness existing on the date hereof and set forth in
SCHEDULE 4.14 and any extension, renewal, refunding or replacement of any such Indebtedness that does not increase the principal amount thereof;

           (c)   Indebtedness of any Credit Party to any other Credit Party;

           (d) Guarantees by any Credit Party of Indebtedness of any other Credit Party;

           (e) Indebtedness of any Credit Party (determined on a consolidated basis without duplication in accordance with GAAP) secured by Liens permitted under Section 7.2(i) in an aggregate principal amount not in excess of $5,000,000 at any one time outstanding; and

           (f) Additional Indebtedness of any Credit Party (determined on a consolidated basis without duplication in accordance with GAAP) in an aggregate principal amount which, when added to Indebtedness incurred pursuant to Section 7.1(e), does not exceed $7,000,000 at any one time outstanding.

     7.2 LIENS. No Credit Party will create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by it, or assign, sell or transfer any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

           (a)   Liens created under the Collateral Documents;

           (b) any Lien on any property or asset of any Credit Party existing on the date hereof and set forth in SCHEDULE 4.14 (excluding, however, following the making of the initial Loans hereunder, the Liens securing Indebtedness under the Existing Credit Agreement), PROVIDED that (i) such Lien shall not apply to any other property or asset of any Credit Party and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

           (c) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of any Credit Party in accordance with GAAP;

           (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens, and vendors' Liens imposed by statute or common law not securing the repayment of Indebtedness, arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments (including, without limitation, pre-judgment attachments) but only to the extent for an amount and for a period not resulting in an Event of Default under Section 8.1(j) hereof;

           (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

           (f) deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases (other than capital leases), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

           (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not, in the aggregate, materially detract from the value of the Property of any Credit Party or interfere with the ordinary conduct of the business of any Credit Party;

           (h) Liens consisting of bankers' liens and rights of setoff, in each case, arising by operation of law, and Liens on documents presented in letters of credit drawings; and

           (i) Liens on fixed or capital assets, including real or personal property, acquired, constructed or improved by any Credit Party, PROVIDED that
(A) such Liens secure Indebtedness (including Capital Lease Obligations) permitted by Section 7.1(e) (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of any Credit Party.

     7.3 CONTINGENT LIABILITIES. No Credit Party will Guarantee the Indebtedness or other obligations of any Person, or Guarantee the payment of dividends or other distributions upon the stock of, or the earnings of, any Person, except:

           (a) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

           (b) Guarantees of obligations of any Credit Party by any other Credit Party;

           (c) Guarantees in effect on the date hereof which are disclosed in SCHEDULES 4.14 or 7.7, any replacements thereof in amounts not exceeding such Guarantees and any additions thereto, PROVIDED the additions thereto do not exceed $1,000,000 outstanding in the aggregate; and

           (d)   obligations in respect of Letters of Credit.

     7.4 FUNDAMENTAL CHANGES. No Credit Party will enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). No Credit Party will acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other property to be sold or used in the ordinary course of business, Investments permitted under Section 7.5 and Capital Expenditures permitted under Section 7.9(e). No Credit Party will convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any material part of its business or property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (w) the sale by Ehlert of its archery publications division, (x) obsolete or worn-out property, including leasehold interests, no longer used or useful in its business, (y) any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms and (z) Sale-Leaseback Transactions by Camping World permitted hereunder).

     Notwithstanding the foregoing provisions of this Section 7.4:

           (a) any Subsidiary may be merged or consolidated with or into any other Subsidiary or into the Borrower; PROVIDED that if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation;

           (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to any Subsidiary that is a Wholly Owned Subsidiary of the Borrower;

           (c) the capital stock of any Subsidiary may be sold, transferred or otherwise disposed of to the Borrower or any Subsidiary that is a Wholly Owned Subsidiary of the Borrower; and

           (d) any Credit Party may consummate any Acquisition with any other Person (whether by way of purchase of assets or stock, by merger or consolidation or otherwise), so long as:

                 (i) the aggregate purchase price (including assumed liabilities and any non-cash consideration valued at the fair market value thereof determined in good faith by the Board of Directors of the Borrower) paid by the Credit Parties for Acquisitions in any fiscal year shall not, without the prior consent of the Required Lenders, exceed $15,000,000;

                 (ii) such Acquisition (if by purchase of assets, merger or consolidation) shall be effected in such manner so that the acquired business, and the related assets, are owned by a Credit Party and, if effected by merger or consolidation involving a Credit Party, the Credit Party shall be the continuing or surviving entity;

                 (iii) such Acquisition (if by purchase of stock) shall be effected in such manner so that the acquired entity becomes a Wholly Owned Subsidiary of a Credit Party;

                 (iv) after giving effect to such Acquisition the Credit Parties shall be in compliance with Section 7.9 and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer showing such calculations in reasonable detail to demonstrate such compliance; and

                 (v) immediately prior to such Acquisition and after giving effect thereto, no Default shall have occurred and be continuing.

     7.5   INVESTMENTS; HEDGING AGREEMENTS.

           (a) No Credit Party will make or permit to remain outstanding any Investment, except:

                 (i) Investments by any Credit Party in any other Credit Party, advances by any Credit Party to any other Credit Party in the ordinary course of business and capital contributions by any Credit Party to any other Credit Party;

                 (ii)    Permitted Investments;

                 (iii)   Operating deposit accounts with banks;

                 (iv) Investments represented by accounts receivable created or acquired in the ordinary course of business;

                 (v) Advances to employees in the ordinary course of business not exceeding $2,000,000 in the aggregate at any one time outstanding; and

                 (vi) Investments in addition to the foregoing made prior to the date hereof and set forth in SCHEDULE 7.5 annexed hereto.

           (b) No Credit Party will enter into any Hedging Agreement, other than Hedging Agreements required by Section 6.15 or entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

     7.6   RESTRICTED JUNIOR PAYMENTS AND CASH FLOW DISTRIBUTIONS.

           (a) No Credit Party will declare or make any Restricted Junior Payment at any time; PROVIDED, HOWEVER, that (i) so long as no Default shall have occurred or be continuing or shall be caused thereby the Borrower may declare and make Restricted Junior Payments to the Holding Company in amounts equal to the cash interest payments to the holders of the Holding Company Notes in accordance with, and only to the extent required by, the Holding Company Notes Indenture, (ii) so long as no Default shall have occurred or be continuing or shall be caused thereby the Borrower may declare and make Restricted Junior Payments to the Holding Company in amounts equal to the Permitted Tax Distributions,
(iii) so long as no Default shall have occurred and be continuing or caused thereby, on the Redemption Date, the Borrower may declare and make Restricted Junior Payments to the trustee or paying agent under the Senior Subordinated Notes in connection with the Redemption consisting of funds sufficient to pay the redemption price (including principal and premium) and accrued interest on the Senior Subordinated Notes as required by the Senior Subordinated Notes Indenture, (iv) so long as no Default shall have occurred or be continuing or shall be caused thereby the Borrower may declare and make Restricted Junior Payments to the Holding Company in amounts equal to payments in respect of and in accordance with the Camping World Incentive Management Agreements not in exceeding $15,000,000 in the aggregate since April 2, 1997; PROVIDED, that Restricted Junior Payments under this clause (iv) shall not exceed $1,000,000 for each of the 1998, 1999, 2000 and 2001 fiscal years of the Borrower and $11,000,000 for the 2002 fiscal year of the Borrower and there shall be no payments made pursuant to this clause (iv) thereafter, (v) so long as no Default shall have occurred or be continuing or shall be caused thereby the Borrower may declare and make Restricted Junior Payments to the Holding
Company in amounts equal to the regularly scheduled payments of principal and interest on the Ehlert Note and (vi) so long as no Default shall have occurred or be continuing or shall be caused thereby, commencing with the fiscal year ending December 31, 1999, the Borrower may declare and make Restricted Junior Payments to the Holding Company, in an amount equal to the Permitted Cash Flow Distribution which shall be payable only as provided in
Section 7.6(b); PROVIDED, however, that nothing herein shall be deemed to prohibit the making of any dividend or distribution by any Subsidiary to any other Credit Party.

           (b) Payments made pursuant to this Section 7.6(b) shall be subject in all respects to the limitations set forth in Section 7.6(a), including, without limitation, those contained in clause (vi) thereof, and shall not be made except as expressly permitted by Section 7.6(a). During each fiscal year commencing with the fiscal year ending December 31, 1999, the Borrower shall be entitled to declare and make interim Restricted Junior Payments in an amount equal to (i) the undistributed portion, if any, of the Permitted Cash Flow Distribution from any prior fiscal year, plus (ii) 25% of the Excess Cash Flow in any fiscal quarter; PROVIDED, HOWEVER, that the aggregate amount of such interim Restricted Junior Payments shall not at any time exceed 25% of the Excess Cash Flow for such fiscal year as of the date of any such Restricted Junior Payment, each such Restricted Junior Payment to be made at any time beginning on the date of the delivery by the Borrower to the Lenders of the financial statements for such quarter required to be delivered pursuant to
Section 6.1(b), accompanied by the Compliance Certificate required to be delivered pursuant to Section 6.1(d) demonstrating compliance with this Section
7.6 and clause (v) of Section 2.10(b), both with respect to such fiscal quarter and for all fiscal quarters ended in the then current fiscal year, and ending on a date which is 30 days thereafter. The Borrower shall be entitled to declare and to make one final Restricted Junior Payment in respect of such fiscal year in the amount equal to the difference between the aggregate amount of Restricted Junior Payments made on an interim quarterly basis during such year and the amount of the Permitted Cash Flow Distribution in respect of such fiscal year, such final Restricted Junior Payment to be made at any time on or after the date of the making of mandatory prepayments in respect of Excess Cash Flow of such year pursuant to Section 2.10(b)(v) beginning on the date of the delivery by the Borrower to the Lenders of the financial statements for such year required to be delivered pursuant to Section 6.1(a), accompanied by a Compliance Certificate required to be delivered pursuant to
Section 6.1(d), and ending on the date which is 90 days thereafter.

     7.7 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, no Credit Party will, directly or indirectly (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate; (c) merge into or consolidate with an Affiliate, or purchase or acquire property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); PROVIDED that:

                 (i) any Affiliate who is an individual may serve as a director, officer, employee or consultant of any Credit Party and receive reasonable compensation for his or her services in such capacity;

                 (ii) the Credit Parties may engage in and continue the transactions with or for the benefit of Affiliates which are described in
     SCHEDULE 7.7 annexed hereto;

                 (iii) the Credit Parties may make payments to the KEYSOP Plan with respect to bonuses or payments under the Phantom Stock Agreements for key employees of the Credit Parties to the extent that such payments are permitted to be made pursuant to the other provisions of this Agreement; and

                 (iv) the Credit Parties may engage in arms-length transactions for fair market value with or for the benefit of Affiliates not in excess of $2,000,000 in any fiscal year in addition to payments and transactions referred to in clauses (i), (ii) and (iii) above.

     7.8 RESTRICTIVE AGREEMENTS. No Credit Party will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Credit Party to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any other Credit Party or to Guarantee Indebtedness of any other Credit Party; PROVIDED that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement,
(ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on SCHEDULE 7.8 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, PROVIDED such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

     7.9   CERTAIN FINANCIAL COVENANTS.

           (a) CONSOLIDATED FIXED CHARGES RATIO. The Credit Parties will not permit the Consolidated Fixed Charges Ratio as at the last day of any fiscal quarter to be less than 1.05 to 1.

           (b) CONSOLIDATED TOTAL LEVERAGE RATIO. The Credit Parties will not permit the Consolidated Total Leverage Ratio at any time during the period below to exceed the ratio set opposite such period below:


     PERIOD                                                      RATIO
     ------                                                      -----

     From the Effective Date through December 30, 1998           5.75 to 1

     From December 31, 1998 through September 30, 1999           5.35 to 1

     From October 1, 1999 through September 30, 2000             5.00 to 1

     From October 1, 2000 through September 30, 2001             4.75 to 1

     From October 1, 2001 and at all times thereafter            4.50 to 1

           (c) CONSOLIDATED SENIOR LEVERAGE RATIO. The Credit Parties will not permit the Consolidated Senior Leverage Ratio at any time during the period below to exceed the ratio set opposite such period below:


     PERIOD                                                      RATIO
     ------                                                      -----

     From the Effective Date through December 30, 1999           3.50 to 1

     From December 31, 1999 through December 31, 2000            3.25 to 1

     From January 1, 2001 and at all times thereafter            3.00 to 1


           (d) CONSOLIDATED OPERATING CASH FLOW. The Credit Parties will not permit Consolidated Operating Cash Flow for any fiscal year to be less than the amount set opposite such fiscal year below:


     FISCAL YEAR    CONSOLIDATED OPERATING CASH FLOW
     -----------    --------------------------------

     1999                     $60 million

     2000                     $61 million

     2001                     $62 million

     2002 and each            $63 million
     fiscal year thereafter


           (e) CAPITAL EXPENDITURES. The Credit Parties will not permit the aggregate amount of Capital Expenditures to exceed $17,000,000 in any fiscal year commencing with the fiscal year ending December 31, 1999.

     7.10 LINES OF BUSINESS. No Credit Party will engage to any substantial extent in any line or lines of business activity other than (i) the types of businesses engaged in by the Borrower and the Subsidiaries as of the Effective Date, (ii) the rental and sale of recreational vehicles and (iii) such other lines of business as may be consented to by the Required Lenders.

     7.11 MANAGEMENT COMPENSATION. The aggregate amount of compensation (including salary, bonuses, and any and all other cash compensation) paid by any Credit Party in respect of any fiscal year to Stephen Adams or any of his Affiliates shall not exceed the aggregate amount of annual compensation required to be paid to him and them under the employment agreement dated as of the 1st day of August 1993, between the Borrower and Mr. Adams as in effect on the date hereof including any extension of the term thereof.

     7.12 SUBORDINATED INDEBTEDNESS. No Credit Party will purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except for the payment by the Borrower of the redemption price in respect of the Redemption of the Senior Subordinated Notes and any accrued interest thereon in accordance with Section 7.6(a)(iii) and for regularly scheduled payments or prepayments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness. No Credit Party will Guarantee any other Subordinated Indebtedness without the prior consent of the Required Lenders.

     7.13 MODIFICATIONS OF CERTAIN DOCUMENTS. No Credit Party will consent to any modification, supplement or waiver of any of the provisions of any documents or agreements evidencing or governing any Subordinated Indebtedness or the Camping World Incentive Management Agreements without the prior consent of the Required Lenders.

                                 ARTICLE VIII

                               EVENTS OF DEFAULT

     8.1   EVENTS OF DEFAULT.

     If any of the following events ("EVENTS OF DEFAULT") shall occur:

           (a) the Credit Parties shall fail to pay any principal of, or interest on, any Loan or any reimbursement obligation in respect of any LC Disbursement, or other amount payable under this Agreement or any fee payable under this Agreement or any other agreement to the Administrative Agent or the Lenders, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

           (b) any representation or warranty made or deemed made by or on behalf any Credit Party in or in connection with this Agreement, any of the other Basic Documents or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any of the other Basic Documents or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect;

           (c) the Credit Parties shall fail to observe or perform any covenant, condition or agreement contained in Article VI with the exception of Sections 6.1 (g), (h) and (i) or in Article VII;

           (d) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b) or (c) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of the Required Lenders) to the Borrower;

           (e) any Credit Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

           (f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or Administrative Agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

           (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent, the Holding Company or any Credit Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Holding Company or any Credit Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

           (h) the Parent, the Holding Company or any Credit Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Holding Company or any Credit Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

           (i) any Credit Party, the Parent or the Holding Company shall become unable, admit in writing or fail generally to pay its debts as they become due;

           (j) a final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) shall be rendered by a one or more courts, administrative tribunals or other bodies having jurisdiction against any Credit Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of

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execution thereof shall not be procured, within 60 days from the date of entry thereof and the relevant Credit Party shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

           (k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

           (l) a reasonable basis shall exist for the assertion against any Credit Party (or there shall have been asserted against any Credit Party) claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by any Credit Party or any of its Subsidiaries or Affiliates, or any predecessor in interest of any Credit Party or any of its Subsidiaries or Affiliates, or relating to any site or facility owned, operated or leased by any Credit Party or any of its Subsidiaries or Affiliates, which claims or liabilities (insofar as they are payable by any Credit Party or any of its Subsidiaries but after deducting any portion thereof which is reasonably expected to be paid by other credit worthy Persons jointly and severally liable therefor), in the judgment of the Required Lenders are reasonably likely to be determined adversely to any Credit Party or any of its Subsidiaries, and the amount thereof is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect;

           (m)   any of the following events shall occur and be continuing:

                 (i) the capital stock of the Parent owned directly or indirectly by Stephen Adams, his wife, his children, his grandchildren, trusts of which he, his wife, his children and his grandchildren are the sole beneficiaries and for which one or more of such individuals are the trustee(s) shall (on a fully diluted basis after giving effect to the exercise of any outstanding rights or options to acquire capital stock of the Borrower) cease to constitute either (x) at least 51% of the aggregate equity capital of the Parent or (y) at least such percentage of the aggregate voting stock of the Parent as is sufficient at all to times elect a majority of the Board of Directors of the Parent;

                 (ii) the Parent shall cease to own directly or indirectly all of the outstanding capital stock of the Holding Company;

                 (iii) any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than Stephen Adams and any of the other permitted holders referred to in clause
     (i) above shall (x) acquire or own, directly or indirectly, beneficially or of record, shares representing more than 20% of the aggregate equity capital of the Parent or (y) acquire direct or indirect Control of the Parent;

                 (iv) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall be occupied by Persons who were neither (x) nominated by the board of directors of the Borrower nor
     (y) appointed by directors so nominated; or

                 (v) the Holding Company shall cease to own, directly or indirectly, at least 90% of the outstanding capital stock of the Borrower; or



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           (n)   any of the following shall occur: (i) the Liens created by the
Collateral Documents shall at any time (other than by reason of the Administrative Agent relinquishing such Lien) cease to constitute valid and perfected Liens on the Collateral intended to be covered thereby; (ii) except for expiration in accordance with its respective terms, any Collateral Document shall for whatever reason be terminated, or shall cease to be in full force and effect; or (iii) the enforceability of any Collateral Document shall be contested by any Credit Party; or

           (o) any Guarantor or the Holding Company shall assert that its obligations hereunder or under the Collateral Documents shall be invalid or unenforceable; or

           (p) an "Event of Default" shall have occurred under the Holding Company Notes Indenture;

then, and in every such event (other than an event with respect to the Credit Parties described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Credit Parties, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Credit Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties, and (iii) the Administrative Agent may exercise all of the rights as secured party and mortgagee under the Collateral Documents; and in case of any event with respect to the Credit Parties described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Credit Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties, and the Administrative Agent shall be permitted to exercise such rights as secured party and mortgagee under the Collateral Documents to the extent permitted by applicable law.

     8.2 RECEIVERSHIP. Without limiting the generality of the foregoing or limiting in any way the rights of the Lenders under the Collateral Documents or otherwise under applicable law, at any time after (i) the entire principal balance of any Loan shall have become due and payable (whether at maturity, by acceleration or otherwise) and (ii) the Administrative Agent shall have provided to the Credit Parties not less than ten (10) days prior written notice of its intention to apply for a receiver, the Administrative Agent shall be entitled to apply for and have a receiver appointed under state or federal law by a court of competent jurisdiction in any action taken by the Administrative Agent to enforce the Lenders' rights and remedies hereunder and under the Collateral Documents in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Collateral and continue the operation of the business of the Credit Parties, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of the Loans and other fees and expenses due hereunder and under the Collateral Documents as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated. THE CREDIT PARTIES HEREBY IRREVOCABLY CONSENT TO AND



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WAIVE ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF RECEIVER
AS PROVIDED ABOVE. THE CREDIT PARTIES (I) GRANT SUCH WAIVER AND CONSENT KNOWINGLY AFTER HAVING DISCUSSED THE IMPLICATIONS THEREOF WITH COUNSEL, (II) ACKNOWLEDGE THAT (A) THE UNCONTESTED RIGHT TO HAVE A RECEIVER APPOINTED FOR THE FOREGOING PURPOSES IS CONSIDERED ESSENTIAL BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE ENFORCEMENT OF THE LENDERS' RIGHTS AND REMEDIES HEREUNDER AND UNDER THE COLLATERAL DOCUMENTS, AND (B) THE AVAILABILITY OF SUCH APPOINTMENT AS A REMEDY UNDER THE FOREGOING CIRCUMSTANCES WAS A MATERIAL FACTOR IN INDUCING THE LENDERS TO MAKE THE LOANS TO THE BORROWER; AND (III) AGREE TO ENTER INTO ANY AND ALL STIPULATIONS IN ANY LEGAL ACTIONS, OR AGREEMENTS OR OTHER INSTRUMENTS IN CONNECTION WITH THE FOREGOING AND TO COOPERATE FULLY WITH THE ADMINISTRATIVE AGENT AND THE LENDERS IN CONNECTION WITH THE ASSUMPTION AND EXERCISE OF CONTROL BY THE RECEIVER OVER ALL OR ANY PORTION OF THE COLLATERAL. THE LENDERS ACKNOWLEDGE AND AGREE THAT NOTHING IN THIS SECTION 8.2 SHALL BE DEEMED TO CONSTITUTE A WAIVER OF THE CREDIT
PARTIES' RIGHT TO FILE FOR PROTECTION UNDER TITLE 11 OF THE UNITED STATES
CODE AT ANY TIME PRIOR TO THE APPOINTMENT OF A RECEIVER.

                                  ARTICLE IX

                                  THE AGENT

     9.1 APPOINTMENT AND AUTHORIZATION. Each of the Lenders and the Issuing Lender hereby irrevocably appoints the Administrative Agent as its Administrative Agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

     9.2 FLEET'S RIGHTS AS LENDER. Fleet shall have the same rights and powers in its capacity as a Lender hereunder as any other Lender and may exercise the same as though Fleet were not the Administrative Agent, and Fleet and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Credit Party or any Subsidiary or other Affiliate of any thereof as if it were not the Administrative Agent hereunder.

     9.3 DUTIES AS EXPRESSLY STATED. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by this Agreement and the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries that is communicated to or obtained by Fleet or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action


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taken or not taken by it with the consent or at the request of the Required
Lenders or, if provided herein, with the consent or at the request of the Required Revolving Credit or the Required Term Loan Lenders, or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or the other Loan Documents, (ii) the contents of any certificate, report or other document delivered hereunder or under any of the other Loan Documents or in connection herewith of therewith, (iii) the performance or observance of any of the covenants, agreements or other terms orconditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, the other Loan Documents or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent shall not, except to the extent expressly instructed by the Required Lenders with respect to collateral security under the Collateral Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; PROVIDED, HOWEVER, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to the Loan Documents or applicable law.

     9.4 RELIANCE BY AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     9.5 ACTION THROUGH SUB-AGENTS. The Administrative Agent may perform any and all of its duties, and exercise its rights and powers, by or through any one or more sub-Administrative Agents appointed by the Administrative Agent. The Administrative Agent and any such sub-Administrative Agent may perform any and all its duties and exercise its rights and powers through its Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-Administrative Agent and to the Related Parties of the Administrative Agent and any such sub-Administrative Agent, and shall apply to its activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

     9.6 RESIGNATION OF AGENT AND APPOINTMENT OF SUCCESSOR AGENT. Subject to the appointment and acceptance of a successor Administrative Agent, as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lender and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor Administrative Agent. If no successor shall have been so appointed and shall have accepted such appointment within 30 days after such retiring Administrative Agent gives notice of its resignation, then such retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative

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Agent, which shall be a bank with an office in Boston, Massachusetts or New
York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent, by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.3 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     9.7 LENDERS' INDEPENDENT DECISIONS. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Issuing Lender or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Issuing Lender or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement and the other Loan Documents, any related agreement or any document furnished hereunder or thereunder. Except as explicitly provided herein, the Administrative Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the first Event of Default or at any time thereafter.

     9.8 AGENTS. Neither the Documentation Agent nor the Syndication Agent shall have any duties or obligations under this Agreement and the other Loan Documents, express or implied. Neither the Documentation Agent nor the Syndication Agent shall incur any personal liability by reason of being named the Documentation Agent or the Syndication Agent, respectively, hereunder.

     9.9 INDEMNIFICATION. Each Lender agrees to indemnify and hold harmless each Agent and the Issuing Lender (to the extent not reimbursed under Section 10.3, but without limiting the obligations of the Credit Parties under
Section 10.3), ratably in accordance with the aggregate principal amount of the respective Commitments of and/or Loans and LC Exposure held by the Lenders (or, if all of the Commitments shall have been terminated or expired, ratably in accordance with the aggregate outstanding amount of the Loans and LC Exposure held by the Lenders), for any and all liabilities (including pursuant to any Environmental Law), obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including reasonable attorney's fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Agent or Issuing Lender (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of any Loan Document or any other documents contemplated by or referred to therein for any action taken or omitted to be taken by such Agent or Issuing Lender under or in respect of any of the Loan Documents or other such documents or the transactions contemplated thereby (including the costs and expenses that the Borrowers are obligated to pay under Section 10.3, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; PROVIDED, HOWEVER, that no Lender


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shall be liable for any of the foregoing to the extent they are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the party to be indemnified. The agreements set forth in this Section 9.9 shall survive the payment of all Loans and other obligations hereunder and shall be in addition to and not in lieu of any other indemnification agreements contained in any other Loan Document.

     9.10 CONSENTS UNDER OTHER LOAN DOCUMENTS. Except as otherwise provided in this Agreement and the other Loan Documents, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the other Loan Documents.

                                   ARTICLE X


                                 MISCELLANEOUS

     10.1 NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

           (a) if to any Credit Party, to 64 Inverness Drive East, Englewood, Colorado 80112 Attention of Mark J. Boggess (Telecopy No. (303) 792-7322);

           (b) if to the Administrative Agent, to Fleet National Bank, One Federal Street, Mail Stop MA OF SO3C, Boston, Massachusetts 02110, Attention of Howard Diamond (Telecopy No. (617) 346-4806), with copies to Fleet National Bank, One Federal Street, Mail Stop MA OF SO3C, Boston, Massachusetts 02110, Attention of John Mann (Telecopy No. (617) 346-5833) and Fleet National Bank, 1185 Avenue of the Americas, 16th Floor, New York, New York 10036, Attention of John A. Skrobe (Telecopy No. (212) 819-6201), with an additional copy to Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts 02108, Attention of George Ticknor (Telecopy No. 617-227-4420); and

           (c) if to any Lender (including to Fleet in its capacity as the Issuing Lender), to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     10.2  WAIVERS; AMENDMENTS.

           (a) No failure or delay by the Administrative Agent, the Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lender and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or
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

consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Lender may have had notice or knowledge of such Default at the time.

           (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; PROVIDED that no such agreement shall:

                 (i) increase any Commitment of any Lender without the written consent of such Lender;

                 (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby;

                 (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement other than mandatory prepayments of the Loans required by Section 2.10(b), or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, change the maturity date of any Loan or postpone the scheduled date of expiration of any Commitment, or postpone the ultimate expiration date of any Letter of Credit beyond the Revolving Credit Maturity Date, without the written consent of each Lender affected thereby;

                 (iv) except as expressly set forth in clause (x) below, change Section 2.10(b) or 2.10(c) in a manner that would alter the application of prepayments thereunder, or change Section 2.17(b), (c) or
     (d) in a manner that would alter the pro rata sharing of payments required thereby, without in each case the written consent of each Lender;

                 (v) alter the rights or obligations of the Borrower to prepay Loans other than mandatory prepayments required by Section 2.10(b) without the written consent of each Lender;

                 (vi) change any of the provisions of this Section 10.2 or the definition of "Required Lenders", "Required Revolving Credit Lenders", or "Required Term Loan Lenders", or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Document or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender;

                 (vii) release any of the Guarantors from their obligations in respect of its Guarantee under Article III or release all or substantially all of the Collateral (or terminate any Lien with respect thereto), except as expressly permitted in this Agreement, without the written consent of each Lender;



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                 (viii)  waive any of the conditions precedent specified in
     Section 5.1 or Section 5.2, without the written consent of each Lender and the Administrative Agent;

                 (ix) change any provisions of any Loan Document in a manner which by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class except to the extent that changes to the mandatory prepayment provisions of Section 2.10(b) shall be deemed to adversely affect such rights, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused commitments of each affected Class (in addition to any other consent required under any other clause of this Section);

                 (x) change the rights of Lenders holding Term B Loans to decline mandatory prepayments as provided in Section 2.10(c), without the written consent of Lenders holding Term B Loans representing at least 51% of the aggregate Term B Loans outstanding at such time;

PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Lender or the Swing Loan Lender hereunder without the prior written consent of the Administrative Agent or the Issuing Lender, as the case may be.

           (c) Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of Revolving Credit Loans or Term Loans shall be effective against the Revolving Credit Lenders or Term Loan Lenders, respectively, unless the Required Revolving Credit Lenders or Required Term Loan Lenders, respectively, shall have concurred with such waiver or modification.

           (d) None of the Collateral Documents nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Credit Parties party thereto, and by the Administrative Agent with the consent of the Required Lenders, PROVIDED that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Collateral Documents) release any collateral or otherwise terminate any Lien under the Collateral Documents, agree to additional obligations being secured by such collateral (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by the Collateral Documents, in which event the Administrative Agent may consent to such junior Lien; PROVIDED that it obtains the consent of the Required Lenders thereto), or alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Collateral Documents, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented.

     10.3  EXPENSES; INDEMNITY: DAMAGE WAIVER.

           (a) The Credit Parties jointly and severally agree to pay, or reimburse the Administrative Agent or Lenders for paying, (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of Special Counsel, in connection with the syndication of the credit facilities

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provided for herein, the preparation of this Agreement and the other Loan
Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for such Administrative Agent, Issuing Lender or Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.3, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof, and (iv) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Collateral Document or any other document referred to therein.

           (b) The Credit Parties jointly and severally agree to indemnify the Administrative Agent, the Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Creditor the use of the proceeds there from (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),
(iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any of their subsidiaries, or any Environmental Liability related in any way to any Credit Party or any of their subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (are determined by a court of competent jurisdiction by final and nonappealable judgment to have) resulted from the gross negligence or willful misconduct of such Indemnitee.

     The Credit Parties agree that, without the prior written consent of the Administrative Agent and the Required Lenders, which consent shall not be unreasonably withheld, no Credit Party will settle, compromise or consent to the entry of any judgment in any pending or threatened proceeding in respect of which indemnification is reasonably likely to be sought under the indemnification provisions of this Section 10.3 (whether or not any Indemnitee is an actual or potential party to such proceeding), unless such settlement, compromise or consent includes an unconditional written release of each Indemnitee from all liability arising out of such proceeding and does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or performance of any obligation by an Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

           (c) To the extent that the Credit Parties fail to pay any amount required to be paid by them to the Administrative Agent under paragraph (a) or
(b) of this Section 10.3, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. To the extent that the Credit Parties fail to pay any amount required to be paid by them to the Issuing Lender under paragraph (a) or (b) of this Section 10.3, each Revolving Credit Lender severally agrees to pay to the Issuing Lender such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Issuing Lender in its capacity as such.

           (d) To the extent permitted by applicable law, none of the Credit Parties shall assert, and each Credit Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

           (e) All amounts due under this Section 10.3 shall be payable promptly after written demand therefor.

     10.4  SUCCESSORS AND ASSIGNS.

           (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

           (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED that

                 (i) except in the case of an assignment to a Lender or an Affiliate or an Approved Fund of such Lender, the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Credit Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Lender) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld, delayed or conditioned),

                 (ii) except in the case of an assignment to a Lender or an Affiliate or an Approved Fund of such Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; PROVIDED that for such purposes, the amount of outstanding Loans and unused Commitments shall be determined without regard to any Swing Loans then outstanding,

                 (iii) each Lender shall be entitled to assign Revolving Credit Commitments and Revolving Credit Loans, Term A Loan Commitments and Term A Loans and Term B Commitments and Term B Loans in different proportions,

                 (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and

                 (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

PROVIDED FURTHER that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (g) or (h) of Section 8.1 has occurred and is continuing.

           (c)   Upon acceptance and recording pursuant to paragraph (e) of this
Section 10.4, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.3). Notwithstanding anything therein to the contrary, no Approved Fund shall be entitled to receive any greater amount pursuant to Sections 2.14, 2.15 and 2.16 than the transferor Lender would have been entitled to receive in respect of the assignment effected by such transferor Lender had no assignment occurred. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with paragraph (b) of this
Section 10.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

           (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Boston, Massachusetts or New York, New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, the identity of the Swing Loan Lender and the amount of the Swing Loan Sublimit and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

           (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.4 and any written consent to such assignment required by paragraph (b) of this Section 10.4, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

           (f) Any Lender may, without the consent of or notice to the Borrower, the Administrative Agent or the Issuing Lender, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.2(b), or Section 10.2(c), that affects such Participant. Subject to paragraph (g) of this Section 10.4, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this
Section 10.4.

           (g) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

           (h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

           (i) Anything in this Section 10.4 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to any Credit Party or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

          (j) A Lender may furnish any information concerning any Credit Party or Subsidiary or Affiliate in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) subject, however, to and so long as the recipient agrees in writing to be bound by, the provisions of Section 10.14. In addition, the Administrative Agent may furnish any information concerning any Credit Party or any of its Subsidiaries or Affiliates in the Administrative Agent's possession to any Affiliate of the Administrative Agent, subject, however, to the provisions of Section 10.14. The Credit Parties shall assist any Lender in effectuating any assignment or participation pursuant to this Section 10.4 (including during syndication) in whatever manner such Lender reasonably deems necessary, including participation in meetings with prospective transferees.

     10.5 SURVIVAL. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the other Loan Documents, and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents, shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or the other Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

     10.6 COUNTERPARTS; INTEGRATION; REFERENCES TO AGREEMENT; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent and Special Counsel constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Whenever there is a reference in any Collateral Document or UCC Financing Statement to the "Credit Agreement" to which the Administrative Agent, the Lenders and the Credit Parties are parties, such reference shall be deemed to be made to this Agreement among the parties hereto, including the Documentation Agent and the Syndication Agent. Except as provided in Section 5.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     10.7 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     10.8 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 10.8 are in addition to any other rights and remedies (including other rights of setoff) which such Lender may have.

     10.9  GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

           (a) This Agreement shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts.

           (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Commonwealth of Massachusetts and of the United States District Court for the District of Massachusetts, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Massachusetts court (or, to the extent permitted by law, in such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Credit Party or its properties in the courts of any jurisdiction.

           (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section 10.9. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

           (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

     10.11 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     10.12 RELEASE OF COLLATERAL AND GUARANTEES. The Administrative Agent and the Lenders agree that if all of the capital stock of any Subsidiary that is owned by the Credit Parties is sold to any Person as permitted by the terms of this Agreement and the Collateral Documents, or if any Subsidiary is merged or consolidated with or into any other Person as permitted by the terms of this Agreement and such Subsidiary is not the continuing or surviving corporation, the Administrative Agent shall, upon request of the Borrower (and upon the receipt by the Administrative Agent of such evidence as the Administrative Agent or any Lender may reasonably request to establish that such sale, designation, merger or consolidation is permitted by the terms of this Agreement), terminate the Guarantee of such Subsidiary under Article III and authorize the Administrative Agent to release the Lien created by the Collateral Documents on any capital stock of such Subsidiary.

     10.13 SUCCESSOR FACILITY. This Agreement is intended to supersede the Existing Credit Agreement and to constitute the "Senior Credit Facility" under and for all purposes of the Holding Company Note Indenture.

     10.14 CONFIDENTIALITY. Each Lender agrees to keep confidential information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or affiliates who are advised of the confidential nature of such information or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.14), (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source of such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities law), regulation, subpoena or judicial order or process (PROVIDED that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulators or auditors or any administrative body or commission (including the Securities Valuation Office of the National Association of Insurance Commissioners) to whose jurisdiction such Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender, (e) to assignees or participants or prospective assignees or participants who agree to be bound by the provisions of this
Section 10.14, (f) to the extent required in connection with any litigation between any Credit Party and any Lender with respect to the Loans or this Agreement and the other Loan Documents or (g) with the Borrower's prior written consent.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              BORROWER

                              AFFINITY GROUP, INC.



                              By:
                                 ----------------------------------------------
                                  Name:   Mark J. Boggess
                                  Title:  Senior Vice President


                              SUBSIDIARIES/GUARANTORS

                              A - B DEVELOPMENT CO.



                              By: AGI PROPERTIES OF COLORADO, INC., a General Partner


                              By:
                                 ----------------------------------------------
                                  Name:   Mark J. Boggess
                                  Title:  Senior Vice President


                              AFFINITY BROKERAGE, INC.


                              By:
                                 ----------------------------------------------
                                  Name:   Mark J. Boggess
                                  Title:  Senior Vice President


                              AFFINITY ROAD AND TRAVEL CLUB, INC.


                              By:
                                 ----------------------------------------------
                                  Name:   Mark J. Boggess
                                  Title:  Senior Vice President

                              AGI PROPERTIES OF COLORADO, INC.



                              By:
                                 ----------------------------------------------
                                  Name:   Mark J. Boggess
                                  Title:  Senior Vice President


                              AGI REAL ESTATE HOLDINGS, INC.



                              By:
                                 ----------------------------------------------
                                  Name:   Mark J. Boggess
                                  Title:  Senior Vice President


                              AFFINITY ROAD AND TRAVEL HOLDING CORP.



                              By:
                                 ----------------------------------------------
                                  Name:   Mark J. Boggess
                                  Title:  Senior Vice President


                              CAMP COAST TO COAST, INC.



                              By:
                                 ----------------------------------------------
                                  Name:   Mark J. Boggess
                                  Title:  Senior Vice President


                              CAMPING REALTY, INC.



                              By:
                                 ----------------------------------------------
                                  Name:   Mark J. Boggess
                                  Title:  Senior Vice President


                              CAMPING WORLD, INC.



                              By:
                                 ----------------------------------------------
                                  Name:   Mark J. Boggess
                                  Title:  Senior Vice President

                              CWI, INC.



                              By:
                                 ----------------------------------------------
                                  Name:   Mark J. Boggess
                                  Title:  Senior Vice President


                              CW MICHIGAN, INC.



                              By:
                                 ----------------------------------------------
                                  Name:   Mark J. Boggess
                                  Title:  Senior Vice President


                              CW TEXAS, LP

                              By:  AFFINITY GROUP, INC., its General Partner



                              By:
                                 ----------------------------------------------
                                  Name:   Mark J. Boggess
                                  Title:  Senior Vice President


                              EHLERT PUBLISHING GROUP, INC.



                              By:
                                 ----------------------------------------------
                                  Name:   Mark J. Boggess
                                  Title:  Senior Vice President


                              EXPOSITIONS GROUP, INC.



                              By:
                                 ----------------------------------------------
                                  Name:   Mark J. Boggess
                                  Title:  Senior Vice President

                              GOLF CARD HOLDING CORPORATION



                              By:
                                 ----------------------------------------------
                                  Name:   Mark J. Boggess
                                  Title:  Senior Vice President


                              GOLF CARD INTERNATIONAL CORP.



                              By:
                                 ----------------------------------------------
                                  Name:   Mark J. Boggess
                                  Title:  Senior Vice President

                              GOLF CARD RESORT SERVICES, INC.


                              By:
                                 ----------------------------------------------
                                  Name:   Mark J. Boggess
                                  Title:  Senior Vice President


                              GSS ENTERPRISES, INC.



                              By:
                                 ----------------------------------------------
                                  Name:   Mark J. Boggess
                                  Title:  Senior Vice President


                              TL ENTERPRISES, INC.



                              By:
                                 ----------------------------------------------
                                  Name:   Mark J. Boggess
                                  Title:  Senior Vice President


                              VBI, INC.



                              By:
                                 ----------------------------------------------
                                  Name:   Mark J. Boggess
                                  Title:  Senior Vice President


                              WOODALL PUBLICATIONS CORPORATION



                              By:
                                 ----------------------------------------------
                                  Name:   Mark J. Boggess
                                  Title:  Senior Vice President

SIGNATURE PAGES OF AGENTS AND LENDERS


                              ADMINISTRATIVE AGENT

                              FLEET NATIONAL BANK, as Administrative Agent


                              By:
                                 ----------------------------------------
                                  Name:
                                  Title:

                              LENDER

                              FLEET NATIONAL BANK



                              By:
                                 ----------------------------------------
                                  Name:
                                  Title:

SIGNATURE PAGES OF AGENTS AND LENDERS


                              SYNDICATION AGENT


                              THE PROVIDENT BANK, as Syndication Agent


                              By:
                                 -------------------------------------
                                  Name: Nick Jevic
                                  Title:


                              LENDER


                              THE PROVIDENT BANK



                              By:
                                 -------------------------------------
                                  Name: Nick Jevic
                                  Title:

SIGNATURE PAGES OF AGENTS AND LENDERS


                              DOCUMENTATION AGENT

                              BANK ONE, KENTUCKY, NA


                              By:
                                 ----------------------------------
                                  Name: Eric Salthe
                                  Title:


                              LENDER


                              BANK ONE, KENTUCKY, NA



                              By:
                                 ----------------------------------
                                  Name: Eric Salthe
                                  Title:

SIGNATURE PAGES OF AGENTS AND LENDERS


                              LENDER

                              CIBC INC.


                              By:
                                 ----------------------------------------
                                  Name: Michelle Roller
                                  Title:

SIGNATURE PAGES OF AGENTS AND LENDERS


                              LENDER

                              STAR BANK N.A.


                              By:
                                 ----------------------------------------
                                  Name: Donna Harmon
                                  Title:

SIGNATURE PAGES OF AGENTS AND LENDERS


                              LENDER

                              THE MAINSTAY FUNDS, on behalf of its High Yield Corporate Bond series

                              By Mackay-Shields Financial Corporation, its
                                 Investment Advisor


                              By:
                                 ---------------------------------------------
                                  Name:       Jeffry B. Platt
                                  Title:      Director

SIGNATURE PAGES OF AGENTS AND LENDERS


                              LENDER

                              MAINSTAY VP SERIES FUND, INC. on behalf of its High Yield Corporate Bond Portfolio

                              By Mackay-Shields Financial Corporation, its
                                 Investment Advisor


                              By:
                                 --------------------------------------------
                                  Name:       Jeffry B. Platt
                                  Title:      Director

     The following have become parties to this Agreement as of the date set forth next to their respective signatures:

                              ADDITIONAL SUBSIDIARIES/GUARANTORS


                              -----------------------------------------------



Dated:                        By:
      -----------------          --------------------------------------------
                                  Name:
                                  Title:

                               TABLE OF CONTENTS

                                  (CONTINUED)


                                                                                  PAGE
ARTICLE I     DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     1.1   Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     1.2   Classification of Loans and Borrowings. . . . . . . . . . . . . . . . . 25

     1.3   Terms Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

     1.4   Accounting Terms; GAAP. . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE II    THE CREDITS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

     2.1   Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

     2.2   Loans and Borrowings. . . . . . . . . . . . . . . . . . . . . . . . . . 27

     2.3   Requests for Borrowings . . . . . . . . . . . . . . . . . . . . . . . . 27

     2.4   Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

     2.5   Funding of Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . 32

     2.6   Interest Elections. . . . . . . . . . . . . . . . . . . . . . . . . . . 33

     2.7   Termination and Reduction of Commitments. . . . . . . . . . . . . . . . 34

     2.8   Swing Loan Facility . . . . . . . . . . . . . . . . . . . . . . . . . . 35

     2.9   Repayment of Loans; Evidence of Debt. . . . . . . . . . . . . . . . . . 38

     2.10  Prepayment of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . 40

     2.11  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

     2.12  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

     2.13  Alternate Rate of Interest. . . . . . . . . . . . . . . . . . . . . . . 46

     2.14  Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

     2.15  Break Funding Payments. . . . . . . . . . . . . . . . . . . . . . . . . 48

     2.16  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

     2.17  Payments Generally: Pro Rata Treatment; Sharing of Set-Offs . . . . . . 49

     2.18  Mitigation Obligations; Replacement of Lenders. . . . . . . . . . . . . 52

ARTICLE III   GUARANTEE BY GUARANTORS. . . . . . . . . . . . . . . . . . . . . . . 52

     3.1   The Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52

     3.2   Obligations Unconditional . . . . . . . . . . . . . . . . . . . . . . . 53

     3.3   Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

     3.4   Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54


                                    -i-
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                               TABLE OF CONTENTS

                                  (CONTINUED)


                                                                                  PAGE
     3.5   Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

     3.6   Instrument for the Payment of Money . . . . . . . . . . . . . . . . . . 54

     3.7   Continuing Guarantee. . . . . . . . . . . . . . . . . . . . . . . . . . 54

     3.8   Rights of Contribution. . . . . . . . . . . . . . . . . . . . . . . . . 54

     3.9   General Limitation on Guarantee Obligations . . . . . . . . . . . . . . 55

ARTICLE IV    REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . 55

     4.1   Organization; Powers. . . . . . . . . . . . . . . . . . . . . . . . . . 55

     4.2   Authorization; Enforceability . . . . . . . . . . . . . . . . . . . . . 56

     4.3   Governmental Approvals; No Conflicts. . . . . . . . . . . . . . . . . . 56

     4.4   Financial Condition; No Material Adverse Change . . . . . . . . . . . . 56

     4.5   Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57

     4.6   Litigation and Environmental Matters. . . . . . . . . . . . . . . . . . 57

     4.7   Compliance with Laws and Agreements . . . . . . . . . . . . . . . . . . 58

     4.8   Investment and Holding Company Status . . . . . . . . . . . . . . . . . 58

     4.9   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

     4.10  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

     4.11  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

     4.12  Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59

     4.13  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59

     4.14  Material Indebtedness, Liens and Agreements . . . . . . . . . . . . . . 59

     4.15  Holding Company Notes Indenture . . . . . . . . . . . . . . . . . . . . 60

     4.16  Federal Reserve Regulations . . . . . . . . . . . . . . . . . . . . . . 60

     4.17  Burdensome Restrictions . . . . . . . . . . . . . . . . . . . . . . . . 60

     4.18  Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60

     4.19  Year 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61

ARTICLE V     CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61

     5.1   Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61

     5.2   Redemption Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67

     5.3   Each Extension of Credit. . . . . . . . . . . . . . . . . . . . . . . . 68


                                    -ii-
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                                  (CONTINUED)


                                                                                  PAGE
ARTICLE VI    AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . 68

     6.1   Financial Statements and Other Information. . . . . . . . . . . . . . . 68

     6.2   Notices of Material Events. . . . . . . . . . . . . . . . . . . . . . . 71

     6.3   Existence; Conduct of Business. . . . . . . . . . . . . . . . . . . . . 71

     6.4   Payment of Obligations. . . . . . . . . . . . . . . . . . . . . . . . . 71

     6.5   Maintenance of Properties; Insurance. . . . . . . . . . . . . . . . . . 71

     6.6   Books and Records; Inspection Rights. . . . . . . . . . . . . . . . . . 72

     6.7   Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72

     6.8   Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . . . 72

     6.9   Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72

     6.10  Certain Obligations Respecting Subsidiaries and Collateral
           Security. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73

     6.11  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73

     6.12  Environmental Matters; Reporting. . . . . . . . . . . . . . . . . . . . 74

     6.13  Conforming Leasehold Interests; Matters Relating to Additional
           Real Property Collateral. . . . . . . . . . . . . . . . . . . . . . . . 74

     6.14  Senior Subordinated Notes Indenture . . . . . . . . . . . . . . . . . . 76

     6.15  Hedging Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . 76

     6.16  Year 2000 Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . 77

ARTICLE VII   NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . 77

     7.1   Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77

     7.2   Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77

     7.3   Contingent Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . 78

     7.4   Fundamental Changes . . . . . . . . . . . . . . . . . . . . . . . . . . 79

     7.5   Investments; Hedging Agreements . . . . . . . . . . . . . . . . . . . . 80

     7.6   Restricted Junior Payments and Cash Flow Distributions. . . . . . . . . 80

     7.7   Transactions with Affiliates. . . . . . . . . . . . . . . . . . . . . . 82

     7.8   Restrictive Agreements. . . . . . . . . . . . . . . . . . . . . . . . . 82

     7.9   Certain Financial Covenants . . . . . . . . . . . . . . . . . . . . . . 83

     7.10  Lines of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . 84

                                    -iii-
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                               TABLE OF CONTENTS

                                  (CONTINUED)


                                                                                  PAGE

     7.11  Management Compensation . . . . . . . . . . . . . . . . . . . . . . . . 84

     7.12  Subordinated Indebtedness . . . . . . . . . . . . . . . . . . . . . . . 84

     7.13  Modifications of Certain Documents. . . . . . . . . . . . . . . . . . . 84

ARTICLE VIII  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . 84

     8.1   Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . 84

     8.2   Receivership. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87

ARTICLE IX    THE AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88

     9.1   Appointment and Authorization . . . . . . . . . . . . . . . . . . . . . 88

     9.2   Fleet's Rights as Lender. . . . . . . . . . . . . . . . . . . . . . . . 88

     9.3   Duties As Expressly Stated. . . . . . . . . . . . . . . . . . . . . . . 88

     9.4   Reliance By Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . 89

     9.5   Action Through Sub-Agents . . . . . . . . . . . . . . . . . . . . . . . 89

     9.6   Resignation of Agent and Appointment of Successor Agent . . . . . . . . 89

     9.7   Lenders' Independent Decisions. . . . . . . . . . . . . . . . . . . . . 90

     9.8   Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 90

     9.9   Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . 90

     9.10  Consents Under Other Loan Documents . . . . . . . . . . . . . . . . . . 91

ARTICLE X     MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 91

     10.1  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91

     10.2  Waivers; Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . 91

     10.3  Expenses; Indemnity: Damage Waiver. . . . . . . . . . . . . . . . . . . 93

     10.4  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . 95

     10.5  Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 98

     10.6  Counterparts; Integration; References to Agreement;
           Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 98

     10.7  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 99

     10.8  Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . 99

     10.9  Governing Law; Jurisdiction; Consent to Service of Process. . . . . . . 99

     10.10 WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . . . . .100

     10.11 Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .100

                                    -iv-
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                               TABLE OF CONTENTS

                                  (CONTINUED)


                                                                                  PAGE
     10.12 Release of Collateral and Guarantees. . . . . . . . . . . . . . . . . .100

     10.13 Successor Facility. . . . . . . . . . . . . . . . . . . . . . . . . . .100

     10.14 Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . .100

                            SCHEDULES & EXHIBITS

Schedule 2.1        List of Lenders and Revolving Credit and Term Loan
                    Commitments

Schedule 4.5        Real Property Assets

Schedule 4.6        Disclosed Matters

Schedule 4.11       Management Structure

Schedule 4.12       Capitalization

Schedule 4.13       Subsidiaries

Schedule 4.14       Material Indebtedness, Liens and Agreements

Schedule 7.5        Existing Investments

Schedule 7.7        Transactions with Affiliates

Schedule 7.8        Restrictive Agreements

Exhibit A           Form of Nonrecourse Guaranty and Pledge Agreement

Exhibit B           Form of Pledge Agreement

Exhibit C           Form of Security Agreement, including Perfection Certificate as Schedule I

Exhibit D           Form of Trademark Security Agreement

Exhibit E           Form of Hazardous Materials Indemnity Agreement

Exhibit F           Form of Affiliate Subordination Agreement

Exhibit G           Form of Compliance Certificate

Exhibit H           Form of Opinion of Counsel to Credit Parties

Exhibit I           Form of Assignment and Acceptance


                                                                    SCHEDULE 2.1

                                                                     COMMITMENTS

--------------------------------------------------------------------------------
                                REVOLVING CREDIT  TERM A LOAN     TERM B LOAN
 LENDER                         COMMITMENT        COMMITMENT      COMMITMENT
--------------------------------------------------------------------------------
                                32,709,125.00     32,709,125.00   36,666,666.67
 FLEET NATIONAL BANK
--------------------------------------------------------------------------------
                                13,540,875.00     13,540,875.00   13,333,333.33
 THE PROVIDENT BANK
--------------------------------------------------------------------------------
                                12,500,000.00     12,500,000.00            0.00
 BANK ONE, KENTUCKY, NA
--------------------------------------------------------------------------------
                                 7,500,000.00      7,500,000.00            0.00
 CIBC INC.
--------------------------------------------------------------------------------
                                 3,750,000.00      3,750,000.00            0.00
 STAR BANK N.A.
--------------------------------------------------------------------------------
                                         0.00              0.00    8,700,000.00
 THE MAINSTAY FUNDS, on
 behalf of its High Yield
 Corporate Bond series
--------------------------------------------------------------------------------
                                         0.00              0.00    1,300,000.00
 MAINSTAY VP SERIES FUND,
 INC., on behalf of its High
 Yield Corporate Bond
 Portfolio
--------------------------------------------------------------------------------
                                $70,000,000.00   $70,000,000.00  $60,000,000.00
 TOTAL:
--------------------------------------------------------------------------------


                                                                       EXHIBIT A

                             AMENDED AND RESTATED

                  NONRECOURSE GUARANTY AND PLEDGE AGREEMENT

     THIS AGREEMENT, dated as of November 13, 1998, by and between Affinity Group Holding, Inc., a Delaware corporation (the "PLEDGOR"), which holds all the outstanding capital stock of Affinity Group, Inc. (the "BORROWER"), having its principal place of business at 64 Inverness Drive East, Englewood, Colorado 80112, and Fleet National Bank, individually and as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders under the Credit Agreement described below, having an address at One Federal Street, Boston, Massachusetts 02110. The Administrative Agent and the Lenders are herein collectively referred to from time to time as the "SECURED PARTIES".

                             W I T N E S S E T H:

     WHEREAS, the Pledgor has agreed to enter into this Nonrecourse Guaranty and Pledge Agreement (the "Agreement") to secured the obligations of the Borrower and certain related corporations which have guaranteed the obligations of the Borrower (the "Guarantors") to the Secured Parties under the terms of an Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Guarantors, the lenders party thereto, The Provident Bank, as syndication agent, Bank One, Kentucky, NA, as documentation agent, and the Administrative Agent (as amended and amended and restated from time to time, the "CREDIT AGREEMENT") pursuant to which the Secured Parties agreed, subject to the terms and conditions set forth therein, to make certain Revolving Credit Loans, Term Loans and Swing Loans to the Borrower, as defined in the Credit Agreement (the "LOANS"); and

     WHEREAS, the Pledgor owns all of the outstanding shares of capital stock of the Borrower; and

     WHEREAS, the obligation of the Secured Parties to make the Loans to the Borrower is subject to the conditions, among others, that the Pledgor shall execute and deliver this Agreement and grant guaranty, the pledge and the security interest hereinafter described;

     WHEREAS, the Secured Parties have agreed that the guaranty granted hereunder shall be without recourse to the Pledgor over and above the amount received from the liquidation of the shares of the Borrower pledged to the Lender hereunder;



     NOW, THEREFORE, in consideration of the willingness of the Secured Parties to enter into the Credit Agreement and to agree, subject to the terms and conditions set forth therein, to make the Loans to the Borrower pursuant thereto, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

1. DEFINED TERMS. Except as otherwise expressly defined herein, all capitalized terms shall have the meanings ascribed to them in the Credit Agreement.

     2.   NON RECOURSE GUARANTY.  The Pledgor agrees as follows:

          (a) The Pledgor hereby guarantees to each Lender, the Issuing Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower, all LC Disbursements and all other amounts from time to time owing to the Lenders, the Issuing Lender or the Administrative Agent by the Borrower hereunder or under any other Loan Document, and all obligations of the Borrower to any Lender under any Hedging Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "SECURED OBLIGATIONS"). The Pledgor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Secured Obligations, the Administrative Agent shall have the right to foreclose and sell the Pledged Stock, as defined below, under the terms of this agreement and that in the case of any extension of time of payment or renewal of any of the Secured Obligations, the same right shall exist when the Secured Obligation shall be due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          (b) The guarantee hereunder is a continuing guarantee, and shall apply to all Secured Obligations whenever arising.

          (c) The guarantee hereunder is without recourse to anything other than the Pledge Stock, as defined below and the Pledgor shall have no obligation to the Administrative Agent to pay any Secured Obligation other than the value upon liquidation of the Pledged Stock, as defined below.

          (d) The obligations of Pledgor hereunder are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Secured Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this agreement that the obligations of the Pledgor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

               (i) at any time or from time to time, without notice to the Pledgor, the time for any performance of or compliance with any of the Secured Obligations shall be extended, or such performance or compliance shall be waived;

               (ii) any of the acts mentioned in any of the provisions of the Credit Agreement or of the other Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

               (iii) the maturity of any of the Secured Obligations shall be accelerated, or any of the Secured Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Secured Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

               (iv) any lien or security interest granted to, or in favor of, the Administrative Agent, the Issuing Lender or any Lender or Lenders as security for any of the Secured Obligations shall fail to be perfected.

          (e) The Pledgor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the Issuing Lender or any Lender exhaust any right, power or remedy or proceed against the Borrower under the Credit Agreement or under the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under other guarantee of, or security for, any of the Secured Obligations.

     3. SECURITY INTEREST. The Pledgor hereby deposits with and pledges to the Administrative Agent for itself and for the benefit of the other Secured Parties all investment property which the Pledgor holds in the Borrower (the "PLEDGED STOCK") all as listed on SCHEDULE I attached hereto (the Pledged Stock and any additional investment property, securities or collateral pledged hereunder are sometimes herein referred to collectively as the "PLEDGED COLLATERAL"), and the Pledgor hereby grants to the Administrative Agent for itself and for the benefit of the other Secured Parties a security interest in all of the Pledged Collateral as security for the due and punctual payment and performance of the Secured Obligations.

     4. SPECIAL WARRANTIES AND COVENANTS OF THE PLEDGOR. The Pledgor hereby warrants and covenants to the Secured Parties that:

          (a) The Pledged Collateral is duly and validly pledged with the Secured Parties in accordance with law and the Pledgor warrants and will defend the Secured Parties' right, title and security interest in and to the Pledged Collateral against the claims and demands of all persons whomsoever.

          (b) The Pledgor has good title to the Pledged Collateral, free and clear of all claims, mortgages, pledges, liens, security interests and other encumbrances of every nature whatsoever except as expressly set forth or permitted under the Credit Agreement.

          (c) All of the Pledged Stock has been duly and validly issued and is fully paid and nonassessable.

          (d) The Pledged Stock constitutes all of the presently issued and outstanding capital stock of the Borrower.

          (e) If any additional shares of capital stock of any class of the Borrower or if any promissory notes of the Borrower or other securities of the Borrower are acquired by the Pledgor after the date hereof, the same shall constitute Pledged Collateral and shall be deposited and pledged with the Administrative Agent for itself and for the benefit of the other Secured Parties as provided in Section 2 hereof simultaneously with such acquisition.
 The Pledgor will promptly notify the Administrative Agent of the date and amount of any loans made from time to time by the Pledgor to the Borrower.

          (f) The Pledgor will not sell, convey or otherwise dispose of any of the Pledged Collateral, nor will the Pledgor create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever with respect to any of the Pledged Collateral or the proceeds thereof, other than liens on and security interests in the Pledged Collateral created hereby or which are otherwise permitted under the Credit Agreement.

          (g) The Pledgor will not consent to or approve the issuance of any additional shares of capital stock of any class of the Borrower unless any such additional shares of capital stock shall be deposited and pledged with the Administrative Agent for itself and for the benefit of the other Secured Parties simultaneously with such issuance as provided in Section 3 hereof.

          (h) The Pledgor will not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) until it has delivered to the Administrative Agent an opinion of counsel from counsel reasonably acceptable to the Administrative Agent that any the foregoing actions will not adversely effect the lien granted in the Pledged Stock or cause a delay in the Administrative Agent realizing its rights hereunder.

     5. DISTRIBUTIONS. In case, upon the dissolution, winding up, liquidation or reorganization of the Borrower whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Borrower or otherwise, any sum shall be paid or any property shall be distributed upon or with respect to any of the Pledged Collateral, such sum shall be paid over to the Administrative Agent as collateral security for the Secured Obligations. In case any stock dividend shall be declared on any of the Pledged Collateral, or any share of stock or fraction thereof shall be issued pursuant to any stock split involving any of the Pledged Collateral, or any distribution of capital (excluding ordinary cash dividends) shall be made on any of the Pledged Collateral, or any property shall be distributed upon or with respect to the Pledged Collateral pursuant to recapitalization or reclassification of the capital of the Borrower, the shares or other property so distributed shall be delivered to the Administrative Agent to be held as collateral security for the Secured Obligations.

     6. EVENTS OF DEFAULT. There shall exist a default under this Agreement upon the happening of any of the following events or conditions (herein called "EVENTS OF DEFAULT"):

          (a) Default shall be made in the due and punctual payment of any principal of or premium, if any, or interest on any of the Secured Obligations as and when the same shall become due and payable (whether at maturity or at a date fixed for any prepayment or installment or by declaration or acceleration or otherwise) and such default shall continue beyond the expiration of the applicable period of grace, if any; or

          (b) The breach, violation or other non-performance of any term, covenant, condition, agreement or obligation of the Pledgor contained herein; or

          (c) Any other Event of Default (as defined or provided in the Credit Agreement) shall occur.

     7. RIGHTS AND REMEDIES OF SECURED PARTIES. Upon the occurrence of any Event of Default, such default not having previously been remedied or cured, the Secured Parties shall have the following rights and remedies:

          (a) All rights and remedies provided by law, including, without limitation, those provided by the Uniform Commercial Code;

          (b)  All rights and remedies provided in this Agreement; and

          (c) All rights and remedies provided in the Credit Agreement, or in the Loans, or in the Collateral Documents, or in any other agreement, document or instrument pertaining to the Secured Obligations.

     8. RIGHT TO TRANSFER INTO NAME OF ADMINISTRATIVE AGENT, ETC. In case there shall exist an Event of Default, but subject to the provisions of the Uniform Commercial Code or other applicable law, the Administrative Agent may cause all or any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees. So long as no Event of Default shall exist, the Pledgor shall be entitled to exercise as the Pledgor shall deem fit, but in a manner not inconsistent with the terms hereof or of the Secured Obligations, the voting power with respect to the Pledged Collateral.

     9. RIGHT OF ADMINISTRATIVE AGENT TO EXERCISE VOTING POWER, ETC. In case there shall exist an Event of Default, the Administrative Agent shall be entitled to exercise the voting power with respect to the Pledged Collateral, to receive and retain, as collateral security for the Secured Obligations, any and all dividends or other distributions at any time and from time to time declared or made upon any of the Pledged Collateral, and to exercise any and all rights of payment, conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof, including without limitation, the right to exchange, at its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Borrower or, upon the exercise of any such right, privilege or option pertaining to the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine, all without liability except to account for property actually received, but the Administrative Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

     10. RIGHT OF ADMINISTRATIVE AGENT TO DISPOSE OF COLLATERAL, ETC. Upon the occurrence of an Event of Default, such default not having previously been remedied or cured, the Administrative Agent shall have the right at any time or times thereafter to sell, resell, assign and deliver all or any of the Pledged Collateral in one or more parcels at any exchange or broker's board or at public or private sale. Unless the Pledged Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Administrative Agent will give the Pledgor at least ten (10) days' prior written notice at the address of the Pledgor specified in Section 20 hereof of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition. Such notice may be given without any demand of performance or other demand, all such demands being hereby expressly waived by the Pledgor. All such sales shall be at such commercially reasonable price or prices as the Administrative Agent shall deem best and either for cash or on credit or for future delivery (without assuming any responsibility for credit risk). At any such sale or sales the Administrative Agent may purchase any or all of the Pledged Collateral to be sold thereat upon such terms as the Administrative Agent may deem best. Upon any such sale or sales the Pledged Collateral so purchased shall be held by the purchaser absolutely free from any claims or rights of whatsoever kind or nature, including any equity of redemption and any similar rights, all such equity of redemption and any similar rights being hereby expressly waived and released by the Pledgor. In the event any consent, approval or authorization of any governmental agency will be necessary to effectuate any such sale or sales, the Pledgor shall execute, and hereby agrees to cause the Borrower to execute, all such applications or other instruments as may be required.

     The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933 (as amended, the "SECURITIES ACT"), but may be compelled to resort to one or more private sales to a restricted group of purchasers, each of whom will be obligated to agree, among other things, to acquire such Pledged Collateral for its own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that private sales so made may be at prices and upon other terms less favorable to the seller than if such Pledged Collateral were sold at public sales without such restrictions, and that the Administrative Agent has no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit such Pledged Collateral to be registered for public sale under the Securities Act. The Pledgor agrees that any such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they shall have been made under the foregoing circumstances.

     11. CREDIT AGREEMENT. Notwithstanding any other provision of this Agreement, the rights of the parties hereunder are subject to the provisions of the Credit Agreement, including the provisions thereof pertaining to the rights and responsibilities of the Administrative Agent. Unless the context shall otherwise clearly indicate, the terms "Secured Party" and "Secured Parties" as used herein shall be deemed to include the Administrative Agent acting on behalf of the Secured Parties pursuant to the Credit Agreement. The term "Administrative Agent" as used herein shall include Fleet National Bank or any other Person acting as Administrative Agent for the Secured Parties pursuant to the terms of the Credit Agreement.

     12. COLLECTION OF AMOUNTS PAYABLE ON ACCOUNT OF PLEDGED COLLATERAL, ETC. Upon the occurrence of any Event of Default or Default, the Administrative Agent may, but without obligation to do so, demand, sue for and/or collect any money or property at any time due, payable or receivable, to which it may be entitled hereunder, on account of or in exchange for any of the Pledged Collateral and shall have the right, for and in the name, place and stead of the Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral.

     13. CARE OF PLEDGED COLLATERAL IN ADMINISTRATIVE AGENT'S POSSESSION. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Administrative Agent shall have no duty or liability to collect any sums due in respect thereof or to protect or preserve rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Collateral upon surrendering the same to the Pledgor.

     14. PROCEEDS OF COLLATERAL. The proceeds of any sale or sales of the Pledged Collateral, together with any other additional collateral security at the time received and held hereunder, shall be received and applied: first, to the payment of all costs and expenses of such sale, including reasonable attorneys' fees; second, to the payment of the Secured Obligations in such order of priority as the Administrative Agent shall determine, and any surplus thereafter remaining shall be paid to the Pledgor or to whomever may be legally entitled thereto (including, if applicable, any subordinated creditor of the Borrower or the Pledgor). By way of enlargement and not by way of limitation of the rights of the Administrative Agent under applicable law or the Loans, Credit Agreement or Collateral Documents, but not withstanding any provision of the Loans, Credit Agreement or Collateral Documents to the contrary, the Administrative Agent shall be entitled to allocate its application of the Pledged Collateral, and the proceeds thereof, to the Secured Obligations (including without limitation the Loans) in such proportions and in such order as the Administrative Agent, in its sole discretion, shall decide. In the event the proceeds of any sale, lease or other disposition of the Collateral hereunder are insufficient to pay all of the Secured Obligations in full, the Pledgor shall not be liable for the deficiency.

     15. WAIVERS, ETC. The Pledgor hereby waives presentment, demand, notice, protest and, except as is otherwise provided herein, all other demands and notices in connection with this Agreement or the enforcement of the Secured Parties' rights hereunder or in connection with any Secured Obligations or any Pledged Collateral; consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgences to the Borrower or the Pledgor or to any third party, or substitution, release or surrender of any collateral security for any Secured Obligation, the addition or release of persons primarily or secondarily liable on any Secured Obligation or on any collateral security for any Secured Obligation, the acceptance of partial payments on any Secured Obligation or on any collateral security for any Secured Obligation and/or the settlement or compromise thereof. No delay or omission on the part of the Secured Parties in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. The Pledgor further waives any right it may have under the constitution of the Commonwealth of Massachusetts, under the constitution of the any state in which any of the Pledged Collateral may be located or which may govern the Pledged Collateral, or under the Constitution of the United States of America, to notice (other than any requirement of notice provided herein) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement to the Administrative Agent and waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing. The Pledgor's waivers under this Section have been made voluntarily, intelligently and knowingly and after the Pledgor has been apprized and counseled by its attorneys as to the nature thereof and its possible alternative rights.

     16. TERMINATION; ASSIGNMENT, ETC. This Agreement and the security interest in the Pledged Collateral created hereby shall terminate when all of the Secured Obligations have been paid and finally discharged in full (PROVIDED that the Secured Parties are no longer obligated to make Loans under the Credit Agreement). No waiver by the Administrative Agent or by any other holder of Secured Obligations of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion. In the event of a sale or assignment by the any Secured Party of all or any of the Secured Obligations held by it, any Secured Party may assign or transfer its rights and interest under this Agreement in whole or in part to the purchaser or purchasers of such Secured Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights of Secured Party hereunder.

     17. REINSTATEMENT. Notwithstanding the provisions of Section 16, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by any Secured Party in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by any such Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, the Pledgor, any other Credit Party or the Holding company or upon the appointment of any intervener or conservator of, or trustee or similar official for, the Borrower or the Pledgor, any other Credit Party or the Holding Company or any substantial part of their respective properties, or otherwise, all as though such payments had not been made.

     18. GOVERNMENTAL APPROVALS, ETC. Upon the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, qualification or authorization of any governmental authority or instrumentality, the Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent may be required to obtain for such governmental consent, approval, qualification or authorization.

     19. RESTRICTIONS ON TRANSFER, ETC. To the extent that any restrictions imposed by the charter or by-laws of the Borrower or any other document or instrument would in any way affect or impair the pledge of the Pledged Collateral hereunder or the exercise by the Administrative Agent of any right granted hereunder, including, without limitation, the right of the Administrative Agent to dispose of the Pledged Collateral upon the occurrence of any Event of Default, the Pledgor hereby waives such restrictions, and represents and warrants that it has caused the Borrower to take all necessary action to waive such restrictions, and the Pledgor hereby agrees that it will take any further action which the Administrative Agent may reasonably request in order that the Administrative Agent may obtain and enjoy the full rights and benefits granted to the Administrative Agent by this Agreement free of any such restrictions.

     20. NOTICES. All notices, consents, approvals, elections and other communications hereunder shall be in writing (whether or not the other provisions of this Agreement expressly so provide) and shall be deemed to have been duly given if delivered in accordance with the terms of the Credit Agreement.

     21. MISCELLANEOUS. This Agreement shall inure to the benefit of and be binding upon the Administrative Agent and the Pledgor and their respective successors and assigns, and the term "Secured Parties" shall be deemed to include any other holder or holders of any of the Secured Obligations. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     22. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts. The Pledgor, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the Commonwealth of Massachusetts and consents to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. The Pledgor further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address provided in Section 20 hereof or as otherwise provided under the laws of the Commonwealth of Massachusetts. THE PLEDGOR IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST THE PLEDGOR IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.

                                       AFFINITY GROUP HOLDING, INC.




                                       By:
                                          -----------------------------------

                                           Name:

                                           Title:



                                       FLEET NATIONAL BANK, individually and as Administrative Agent for the Secured Parties




                                       By:
                                          -----------------------------------

                                           Name:

                                           Title:

                                                                      SCHEDULE I

                                                           (to Pledge Agreement)


                                PLEDGED STOCK

                                             No. of     Certificate

Issuer and Address       Description         Shares         No.(s)
------------------       -----------         ------         ------
Affinity Group, Inc .    Common Stock        2,000            5

                                                                       EXHIBIT B

                       AMENDED AND RESTATED PLEDGE AGREEMENT

     THIS AGREEMENT dated as of November 13, 1998 between FLEET NATIONAL BANK, individually and as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders under the Credit Agreement described below, and AFFINITY GROUP, INC., a Delaware corporation, A - B DEVELOPMENT CO., a Colorado general partnership, AFFINITY BROKERAGE, INC., a Delaware corporation, AFFINITY ROAD AND TRAVEL CLUB, INC., a Texas corporation, AFFINITY ROAD AND TRAVEL HOLDING CORP., a Delaware corporation, AGI PROPERTIES OF COLORADO, INC., a Delaware corporation, AGI REAL ESTATE HOLDINGS, INC., a Delaware corporation, CAMP COAST TO COAST, INC., a Delaware corporation, CAMPING REALTY, INC., a Kentucky corporation, CAMPING WORLD, INC., a Kentucky corporation, CWI, INC., a Kentucky corporation, CW MICHIGAN, INC., a Delaware corporation, CW TEXAS, LP, a Minnesota limited partnership, EHLERT PUBLISHING GROUP, INC., a Minnesota corporation, EXPOSITIONS GROUP, INC., a Minnesota corporation, GOLF CARD HOLDING CORPORATION, a Delaware corporation, GOLF CARD INTERNATIONAL CORP., a Delaware corporation, GOLF CARD RESORT SERVICES, INC., a Delaware corporation, GSS ENTERPRISES, INC., a Delaware corporation, TL ENTERPRISES, INC., a Delaware corporation, VBI, INC., a Delaware corporation, WOODHALL PUBLICATIONS CORPORATION, a Delaware corporation, and each other Person that becomes a party to this Agreement be executing and delivering a counterpart of this Agreement to the Administrative Agent (each, a "PLEDGOR" and together, the "PLEDGORS"). The Administrative Agent and the Lenders are herein collectively referred to from time to time as the "SECURED PARTIES".


                                W I T N E S S E T H:

     WHEREAS, the Pledgors and certain related corporations are the borrower or one of the Guarantors under the terms of an Amended and Restated Credit Agreement dated as of the date hereof among Affinity Group, Inc. (the "BORROWER"), the Guarantors, the Lenders party thereto The Provident Bank, as syndication agent, Bank One, Kentucky, NA, as documentation agent, and the Administrative Agent (as amended and amended and restated from time to time, the "CREDIT AGREEMENT") pursuant to which the Secured Parties agreed, subject to the terms and conditions set forth therein, to make certain Revolving Credit Loans, Term Loans and Swing Loans to the Borrower, as defined in the Credit Agreement (the "LOANS"); and

     WHEREAS, each Pledgor owns all of the outstanding shares of capital stock of the corporations listed on Schedule A (the "LISTED COMPANIES") ascribed to such Pledgor; and

     WHEREAS, the obligation of the Secured Parties to make the Loans to the Borrower is subject to the conditions, among others, that each Pledgor execute and deliver this Agreement and grant the pledge and security interest hereinafter described;

     NOW, THEREFORE, in consideration of the willingness of the Secured Parties to enter into the Credit Agreement and to agree, subject to the terms and conditions set forth therein, to make the Loans to the Borrower pursuant thereto, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

     1. DEFINED TERMS. Except as otherwise expressly defined herein, all capitalized terms shall have the meanings ascribed to them in the Credit Agreement.

     2. SECURITY INTEREST. Each Pledgor hereby deposits with and pledges to the Administrative Agent for itself and for the benefit of the other Secured Parties all investment property which the Pledgor holds in the Listed Companies, including, without limitation, the shares of capital stock of the Listed Companies (the "PLEDGED STOCK") listed in Schedule I attached hereto ascribed to such Pledgor (the Pledged Stock and any additional investment property, securities or collateral pledged hereunder are sometimes herein referred to collectively as the "PLEDGED COLLATERAL"), and each Pledgor hereby grants to the Administrative Agent for itself and for the benefit of the other Secured Parties a security interest in all of the Pledged Collateral of such Pledgor as security for the due and punctual payment and performance of the Secured Obligations described in Section 3 hereof.

     3. SECURED OBLIGATIONS. The security interest hereby granted shall secure the due and punctual payment and performance of the following liabilities and obligations of each Pledgor (herein called the "SECURED OBLIGATIONS"):

     (a)  Principal of and premium, if any, and interest on the Loans;

     (b) Any and all other obligations of the Borrower or any of the other Credit Parties to the Secured Parties under the Credit Agreement or under any agreement or instrument relating thereto, all as amended from time to time, including without limitation any Hedging Agreements; and

     (c) Any and all other Guaranteed Obligations and Indebtedness of the Borrower or any of the other Credit Parties to the Secured Parties or any of them, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter arising, including, without limitation, any and all other fees, premiums, penalties or other Guaranteed Obligations or Indebtedness of the Pledgor to the Secured Parties or any of them.

     4. SPECIAL WARRANTIES AND COVENANTS OF EACH PLEDGOR. Each Pledgor hereby warrants and covenants to the Secured Parties that:

     (a) Its Pledged Collateral is duly and validly pledged with the Secured Parties in accordance with law and the Pledgor warrants and will defend the Secured Parties' right, title and security interest in and to its Pledged Collateral against the claims and demands of all persons whomsoever.

     (b) The Pledgor has good title to its Pledged Collateral, free and clear of all claims, mortgages, pledges, liens, security interests and other encumbrances of every nature whatsoever except as expressly set forth or permitted under the Credit Agreement.

     (c) All of its Pledged Stock has been duly and validly issued and is fully paid and nonassessable.

     (d) Its Pledged Stock constitutes all of the presently issued and outstanding capital stock of the Listed Companies.

     (e) If any additional shares of capital stock of any class of the Listed Companies or if any promissory notes of the Listed Companies or other securities of the Listed Companies are acquired by the Pledgor after the date hereof, the same shall constitute Pledged Collateral and shall be deposited and pledged with the Administrative Agent for itself and for the benefit of the other Secured Parties as provided in Section 2 hereof simultaneously with such acquisition. The Pledgor will promptly notify the Administrative Agent of the date and amount of any loans made from time to time by the Pledgor to the Listed Companies.

     (f) The Pledgor will not sell, convey or otherwise dispose of any of its Pledged Collateral, nor will the Pledgor create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever with respect to any of its Pledged Collateral or the proceeds thereof, other than liens on and security interests in its Pledged Collateral created hereby or which are otherwise permitted under the Credit Agreement.

     (g) The Pledgor will not consent to or approve the issuance of any additional shares of capital stock of any class of the Listed Companies, except for the issuance of additional shares of capital stock to the Pledgor as permitted by and in accordance with the terms of the Credit Agreement, provided that any such additional shares of capital stock shall be deposited and pledged with the Administrative Agent for itself and for the benefit of the other Secured Parties simultaneously with such issuance as provided in
Section 2 hereof.

     5. DISTRIBUTIONS. In case, upon the dissolution, winding up, liquidation or reorganization of the Listed Companies whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Listed Companies or otherwise, any sum shall be paid or any property shall be distributed upon or with respect to any of the Pledged Collateral, such sum shall be paid over to the Administrative Agent as collateral security for the Secured Obligations. In case any stock dividend shall be declared on any of the Pledged Collateral, or any share of stock or fraction thereof shall be issued pursuant to any stock split involving any of the Pledged Collateral, or any distribution of capital (excluding ordinary cash dividends) shall be made on any of the Pledged Collateral, or any property shall be distributed upon or with respect to the Pledged Collateral pursuant to recapitalization or reclassification of the capital of the Listed Companies, the shares or other property so distributed shall be delivered to the Administrative Agent to be held as collateral security for the Secured Obligations.

     6. EVENTS OF DEFAULT. There shall exist a default under this Agreement upon the happening of any of the following events or conditions (herein called "EVENTS OF DEFAULT"):

     (a) Default shall be made in the due and punctual payment of any principal of or premium, if any, or interest on any of the Secured Obligations as and when the same shall become due and payable (whether at maturity or at a date fixed for any prepayment or installment or by declaration or acceleration or otherwise) and such default shall continue beyond the expiration of the applicable period of grace, if any; or

     (b) The breach, violation or other non-performance of any term, covenant, condition, agreement or obligation of any Pledgor contained herein; or

     (c) Any other Event of Default (as defined or provided in the Credit Agreement) shall occur.

     7. RIGHTS AND REMEDIES OF SECURED PARTIES. Upon the occurrence of any Event of Default, such default not having previously been remedied or cured, the Secured Parties shall have the following rights and remedies:

     (a) All rights and remedies provided by law, including, without limitation, those provided by the Uniform Commercial Code;

     (b)  All rights and remedies provided in this Agreement; and

     (c) All rights and remedies provided in the Credit Agreement, or in the Loans, or in the Collateral Documents, or in any other agreement, document or instrument pertaining to the Secured Obligations.

     8. RIGHT TO TRANSFER INTO NAME OF ADMINISTRATIVE AGENT, ETC. In case there shall exist an Event of Default, but subject to the provisions of the Uniform Commercial Code or other applicable law, the Administrative Agent may cause all or any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees. So long as no Event of Default shall exist, each Pledgor shall be entitled to exercise as such Pledgor shall deem fit, but in a manner not inconsistent with the terms hereof or of the Secured Obligations, the voting power with respect to its Pledged Collateral.

     9. RIGHT OF ADMINISTRATIVE AGENT TO EXERCISE VOTING POWER, ETC. In case there shall exist an Event of Default, the Administrative Agent shall be entitled to exercise the voting power with respect to the Pledged Collateral, to receive and retain, as collateral security for the Secured Obligations, any and all dividends or other distributions at any time and from time to time declared or made upon any of the Pledged Collateral, and to exercise any and all rights of payment, conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof, including without limitation, the right to exchange, at its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Listed Companies or, upon the exercise of any such right, privilege or option pertaining to the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer Administrative Agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine, all without liability except to account for property actually received, but the Administrative Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

     10. RIGHT OF ADMINISTRATIVE AGENT TO DISPOSE OF COLLATERAL, ETC. Upon the occurrence of an Event of Default, such default not having previously been remedied or cured, the Administrative Agent shall have the right at any time or times thereafter to sell, resell, assign and deliver all or any of the Pledged Collateral in one or more parcels at any exchange or broker's board or at public or private sale. Unless the Pledged Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Administrative Agent will give the affected Pledgor at least ten (10) days' prior written notice at the address of such Pledgor specified in Section 20 hereof of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition. Such notice may be given without any demand of performance or other demand, all such demands being hereby expressly waived by each Pledgor. All such sales shall be at such commercially reasonable price or prices as the Administrative Agent shall deem best and either for cash or on credit or for future delivery (without assuming any responsibility for credit risk). At any such sale or sales the Administrative Agent may purchase any or all of the Pledged Collateral to be sold thereat upon such terms as the Administrative Agent may deem best. Upon any such sale or sales the Pledged Collateral so purchased shall be held by the purchaser absolutely free from any claims or rights of whatsoever kind or nature, including any equity of redemption and any similar rights, all such equity of redemption and any similar rights being hereby expressly waived and released by each Pledgor. In the event any consent, approval or authorization of any governmental agency will be necessary to effectuate any such sale or sales, the affected Pledgor shall execute, and hereby agrees to cause the Listed Companies to execute, all such applications or other instruments as may be required.

     Each Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, but may be compelled to resort to one or more private sales to a restricted group of purchasers, each of whom will be obligated to agree, among other things, to acquire such Pledged Collateral for its own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that private sales so made may be at prices and upon other terms less favorable to the seller than if such Pledged Collateral were sold at public sales without such restrictions, and that the Administrative Agent has no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit such Pledged Collateral to be registered for public sale under the Securities Act of 1933. Each Pledgor agrees that any such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they shall have been made under the foregoing circumstances.

     11. CREDIT AGREEMENT. Notwithstanding any other provision of this Agreement, the rights of the parties hereunder are subject to the provisions of the Credit Agreement, including the provisions thereof pertaining to the rights and responsibilities of the Administrative Agent. Unless the context shall otherwise clearly indicate, the terms "Secured Party" and "Secured Parties" as used herein shall be deemed to include the Administrative Agent acting on behalf of the Secured Parties pursuant to the Credit Agreement. The term "Administrative Agent" as used herein shall include Fleet National Bank or any other Person acting as Administrative Agent for the Secured Parties pursuant to the terms of the Credit Agreement.

     12. COLLECTION OF AMOUNTS PAYABLE ON ACCOUNT OF PLEDGED COLLATERAL, ETC. Upon the occurrence of any Event of Default or Default, the Administrative Agent may, but without obligation to do so, demand, sue for and/or collect any money or property at any time due, payable or receivable, to which it may be entitled hereunder, on account of or in exchange for any of the Pledged Collateral and shall have the right, for and in the name, place and stead of the Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral.

     13. CARE OF PLEDGED COLLATERAL IN ADMINISTRATIVE AGENT'S POSSESSION. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Administrative Agent shall have no duty or liability to collect any sums due in respect thereof or to protect or preserve rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Collateral upon surrendering the same to the affected Pledgor.

     14. PROCEEDS OF PLEDGED COLLATERAL. The proceeds of any sale or sales of the Pledged Collateral, together with any other additional collateral security at the time received and held hereunder, shall be received and applied: first, to the payment of all costs and expenses of such sale, including reasonable attorneys' fees; second, to the payment of the Secured Obligations in such order of priority as the Administrative Agent shall determine, and any surplus thereafter remaining shall be paid to the affected Pledgor or to whomever may be legally entitled thereto (including, if applicable, any subordinated creditor of the Listed Companies or the affected Pledgor). By way of enlargement and not by way of limitation of the rights of the Administrative Agent under applicable law or the Loans, Credit Agreement or Collateral Documents, but not withstanding any provision of the Loans, Credit Agreement or Collateral Documents to the contrary, the Administrative Agent shall be entitled to allocate its application of the Pledged Collateral, and the proceeds thereof, to the Secured Obligations (including without limitation the Loans) in such proportions and in such order as the Administrative Agent, in its sole discretion, shall decide. In the event the proceeds of any sale, lease or other disposition of the Pledged Collateral hereunder are insufficient to pay all of the Secured Obligations in full, each Pledgor will be liable for the deficiency, together with interest thereon at the maximum rate provided in the Loans, and the cost and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable attorneys' fees, expenses and disbursements.

     15. WAIVERS, ETC. Each Pledgor hereby waives presentment, demand, notice, protest and, except as is otherwise provided herein, all other demands and notices in connection with this Agreement or the enforcement of the Secured Parties' rights hereunder or in connection with any Secured Obligations or any Pledged Collateral; consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgences to the Listed Companies or the Pledgor or to any third party, or substitution, release or surrender of any collateral security for any Secured Obligation, the addition or release of persons primarily or secondarily liable on any Secured Obligation or on any collateral security for any Secured Obligation, the acceptance of partial payments on any Secured Obligation or on any collateral security for any Secured Obligation and/or the settlement or compromise thereof. No delay or omission on the part of the

Secured Parties in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. Each Pledgor further waives any right it may have under the constitution of the Commonwealth of Massachusetts, under the constitution of the any state in which any of the Pledged Collateral may be located or which may govern the Pledged Collateral, or under the Constitution of the United States of America, to notice (other than any requirement of notice provided herein) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement to the Administrative Agent and waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing. Each Pledgor's waivers under this section have been made voluntarily, intelligently and knowingly and after the Pledgor has been apprised and counseled by its attorneys as to the nature thereof and its possible alternative rights.

     16. TERMINATION; ASSIGNMENT, ETC. This Agreement and the security interest in the Pledged Collateral created hereby shall terminate when all of the Secured Obligations have been paid and finally discharged in full (provided that the Secured Parties are no longer obligated to make Loans under the Credit Agreement). No waiver by the Administrative Agent or by any other holder of Secured Obligations of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion. In the event of a sale or assignment by the any Secured Party of all or any of the Secured Obligations held by it, any Secured Party may assign or transfer its rights and interest under this Agreement in whole or in part to the purchaser or purchasers of such Secured Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights of Secured Party hereunder.

     17. REINSTATEMENT. Notwithstanding the provisions of Section 16, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by any Secured Party in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by any such Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Listed Companies, any Pledgor, any other Credit Party or the Holding company or upon the appointment of any intervener or conservator of, or trustee or similar official for, the Listed Companies or any Pledgor, any other Credit Party or the Holding Company or any substantial part of their respective properties, or otherwise, all as though such payments had not been made.

     18. GOVERNMENTAL APPROVALS, ETC. Upon the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, qualification or authorization of any governmental authority or instrumentality, the requested Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent may be required to obtain for such governmental consent, approval, qualification or authorization.

     19. RESTRICTIONS ON TRANSFER, ETC. To the extent that any restrictions imposed by the charter or by-laws of the Listed Companies or any other document or instrument would in any way affect or impair the pledge of the Pledged Collateral hereunder or the exercise by the Administrative Agent of any right granted hereunder, including, without limitation, the right of the Administrative Agent to dispose of the Pledged Collateral upon the occurrence of any Event of Default, each Pledgor hereby waives such restrictions, and represents and warrants that it has caused the Listed Companies to take all necessary action to waive such restrictions, and each Pledgor hereby agrees that it will take any further action which the Administrative Agent may reasonably request in order that the Administrative Agent may obtain and enjoy the full rights and benefits granted to the Administrative Agent by this Agreement free of any such restrictions.

     20. NOTICES. All notices, consents, approvals, elections and other communications hereunder shall be in writing (whether or not the other provisions of this Agreement expressly so provide) and shall be deemed to have been duly given if delivered in accordance with the terms of the Credit Agreement.

     21. MISCELLANEOUS. This Agreement shall inure to the benefit of and be binding upon the Administrative Agent and each Pledgor and their respective successors and assigns, and the term "Secured Parties" shall be deemed to include any other holder or holders of any of the Secured Obligations. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     22. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts. Each Pledgor, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the Commonwealth of Massachusetts and consents to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. Each Pledgor further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address provided in Section 20 hereof or as otherwise provided under the laws of the Commonwealth of Massachusetts. EACH PLEDGOR IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST THE PLEDGOR IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.

                              AFFINITY GROUP, INC.


                              By:
                                 ----------------------------
                                 Name:   Mark J. Boggess
                                 Title:  Senior Vice President


                              A - B DEVELOPMENT CO.

                              By:  AGI PROPERTIES OF COLORADO, INC.,
                              a General Partner


                              By:
                                 ----------------------------
                                 Name:   Mark J. Boggess
                                 Title:  Senior Vice President


                              AFFINITY BROKERAGE, INC.


                              By:
                                 ----------------------------
                                 Name:   Mark J. Boggess
                                 Title:  Senior Vice President


                              AFFINITY ROAD AND TRAVEL CLUB, INC.


                              By:
                                 ----------------------------
                                 Name:   Mark J. Boggess
                                 Title:  Senior Vice President

                              AFFINITY ROAD AND TRAVEL HOLDING CORP.


                              By:
                                 ----------------------------
                                 Name:   Mark J. Boggess
                                 Title:  Senior Vice President


                              AGI PROPERTIES OF COLORADO, INC.


                              By:
                                 ----------------------------
                                 Name:   Mark J. Boggess
                                 Title:  Senior Vice President


                              AGI REAL ESTATE HOLDINGS, INC.


                              By:
                                 ----------------------------
                                 Name:   Mark J. Boggess
                                 Title:  Senior Vice President



                              CAMP COAST TO COAST, INC.


                              By:
                                 ----------------------------
                                 Name:   Mark J. Boggess
                                 Title:  Senior Vice President


                              CAMPING REALTY, INC.


                              By:
                                 ----------------------------
                                 Name:   Mark J. Boggess
                                 Title:  Senior Vice President

                              CAMPING WORLD, INC.


                              By:
                                 ----------------------------
                                 Name:   Mark J. Boggess
                                 Title:  Senior Vice President


                              CWI, INC.


                              By:
                                 ----------------------------
                                 Name:   Mark J. Boggess
                                 Title:  Senior Vice President


                              CW MICHIGAN, INC.


                              By:
                                 ----------------------------
                                 Name:   Mark J. Boggess
                                 Title:  Senior Vice President

                              CW TEXAS, LP

                              By:  AFFINITY GROUP, INC., its General Partner


                              By:
                                 ----------------------------
                                 Name:   Mark J. Boggess
                                 Title:  Senior Vice President


                              EHLERT PUBLISHING GROUP, INC.


                              By:
                                 ----------------------------
                                 Name:   Mark J. Boggess
                                 Title:  Senior Vice President

                              EXPOSITIONS GROUP, INC.


                              By:
                                 ----------------------------
                                 Name:   Mark J. Boggess
                                 Title:  Senior Vice President


                              GOLF CARD HOLDING CORPORATION


                              By:
                                 ----------------------------
                                 Name:   Mark J. Boggess
                                 Title:  Senior Vice President


                              GOLF CARD INTERNATIONAL CORP.


                              By:
                                 ----------------------------
                                 Name:   Mark J. Boggess
                                 Title:  Senior Vice President


                              GOLF CARD RESORT SERVICES, INC.


                              By:
                                 ----------------------------
                                 Name:   Mark J. Boggess
                                 Title:  Senior Vice President


                              GSS ENTERPRISES, INC.


                              By:
                                 ----------------------------
                                 Name:   Mark J. Boggess
                                 Title:  Senior Vice President

                              TL ENTERPRISES, INC.


                              By:
                                 ----------------------------
                                 Name:   Mark J. Boggess
                                 Title:  Senior Vice President


                              VBI, INC.


                              By:
                                 ----------------------------
                                 Name:   Mark J. Boggess
                                 Title:  Senior Vice President


                              WOODALL PUBLICATIONS CORPORATION


                              By:
                                 ----------------------------
                                 Name:   Mark J. Boggess
                                 Title:  Senior Vice President



                              FLEET NATIONAL BANK, individually and as Administrative Agent for the Secured Parties


                              By:
                                 ----------------------------
                              Name:

                              Title:

     The following have become parties to this Agreement as of the date set forth next to their respective signatures:



                                       ADDITIONAL PLEDGORS



                              ---------------------------------------




Dated:                        By:
      ------------------         ------------------------------------
                                   Name:

                                   Title:

SCHEDULE I

                                                           (to Pledge Agreement)

                                   PLEDGED STOCK


        PLEDGOR               ISSUER           CLASS AND PAR     NO. OF     CERTIFICATE
        -------               ------         VALUE OR TYPE OF    SHARES      NUMBER(S)
                                              EQUITY INTEREST    ------      ---------
                                              ---------------
 Affinity Road and       Affinity Road and     Common Stock       5,000          4
 Travel Holding Corp.    Travel Club, Inc.

 Affinity Group, Inc.     AGI Real Estate      Common Stock        100          --
                          Holdings, Inc.

 Affinity Group, Inc.   Camping World, Inc.    Common Stock     1,236880        19

                                                 (Class A)
                                                                1,276,828       --
                                               Common Stock

                                                 (Class B)


 Camping World, Inc.         CWI, Inc.         Common Stock      300,000        34

                                                 (Class A)
                                                                 300,000         4
                                               Common Stock

                                                 (Class B)


                                                                       EXHIBIT C

                   AMENDED AND RESTATED SECURITY AGREEMENT

     THIS AGREEMENT dated as of November 13, 1998 between FLEET NATIONAL BANK, individually and as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders under the Credit Agreement described below, and AFFINITY GROUP, INC., a Delaware corporation, A - B DEVELOPMENT CO., a Colorado general partnership, AFFINITY BROKERAGE, INC., a Delaware corporation, AFFINITY ROAD AND TRAVEL CLUB, INC., a Texas corporation, AFFINITY ROAD AND TRAVEL HOLDING CORP., a Delaware corporation, AGI PROPERTIES OF COLORADO, INC., a Delaware corporation, AGI REAL ESTATE HOLDINGS, INC., a Delaware corporation, CAMP COAST TO COAST, INC., a Delaware corporation, CAMPING REALTY, INC., a Kentucky corporation, CAMPING WORLD, INC., a Kentucky corporation, CWI, INC., a Kentucky corporation, CW MICHIGAN, INC., a Delaware corporation, CW TEXAS, LP, a Minnesota limited partnership, EHLERT PUBLISHING GROUP, INC., a Minnesota corporation, EXPOSITIONS GROUP, INC., a Minnesota corporation, GOLF CARD HOLDING CORPORATION, a Delaware corporation, GOLF CARD INTERNATIONAL CORP., a Delaware corporation, GOLF CARD RESORT SERVICES, INC., a Delaware corporation, GSS ENTERPRISES, INC., a Delaware corporation, TL ENTERPRISES, INC., a Delaware corporation, VBI, INC., a Delaware corporation, WOODHALL PUBLICATIONS CORPORATION, a Delaware corporation, and each other Person that becomes a party to this Agreement be executing and delivering a counterpart of this Agreement to the Administrative Agent (each, a "DEBTOR" and together, the "DEBTORS"). The Administrative Agent and the Lenders are herein collectively referred to from time to time as the "SECURED PARTIES".


                             W I T N E S S E T H:

     WHEREAS, the Debtors and certain related corporations are the borrower or one of the Guarantors under the terms of an Credit Agreement dated as of the date hereof among Affinity Group, Inc. (the "BORROWER"), the Guarantors, the Lenders party thereto , The Provident Bank, as syndication agent, Bank One, Kentucky, NA, as documentation agent, and the Administrative Agent (as amended and amended and restated from time to time, the "CREDIT AGREEMENT") pursuant to which the Secured Parties agreed, subject to the terms and conditions set forth therein, to make certain Revolving Credit Loans, Term Loans and Swing Loans to the Borrower, as defined in the Credit Agreement (the "LOANS"); and

     WHEREAS, the obligation of the Secured Parties to make the Loans is subject to the condition, among others, that each Debtor execute and deliver this Agreement and grant the security interest hereinafter described;

     NOW THEREFORE, in consideration of the willingness of the Secured Parties to enter into the Credit Agreement and to agree, subject to the terms and conditions set forth therein, to make the Loans to the Borrower pursuant thereto, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed, with the intent to be legally bound, as follows:

     1. DEFINED TERMS. Except as otherwise expressly defined herein, all capitalized terms shall have the meanings ascribed to them in the Credit Agreement.

     2. SECURITY INTEREST. As security for the Secured Obligations described in Section 3 hereof, each Debtor hereby grants to the Administrative Agent for itself and for the benefit of the other Secured Parties a security interest in and lien on all of the tangible and intangible personal property and fixtures of such Debtor, including without limitation the property described below, whether now owned or existing or hereafter acquired or arising, together with any and all additions thereto and replacements therefor and proceeds and products thereof (hereinafter referred to collectively as the "COLLATERAL"):

     (a) all of such Debtor's tangible personal property, including without limitation all present and future goods, inventory (including, without limitation, all printed materials, merchandise, raw materials, work in process, finished goods and supplies), equipment, merchandise, furniture, fixtures, office supplies, motor vehicles, machinery, printing presses, paper, tools, computers, and associated equipment now owned or hereafter acquired, including, without limitation, the tangible personal property used in the operation of the publishing and printing businesses of such Debtor;

     (b) to the extent that such rights are assignable as collateral, such Debtor's rights under all present and future authorizations, permits, licenses and franchises issued, granted or licensed to such Debtor for the operation of its business, including, without limitation, each of the authorizations, permits, licenses and franchises listed on the Trademark Security Agreement executed this date from such Debtor to the Administrative Agent;

     (c) to the extent that such rights are assignable, all of such Debtor's rights under all present and future subscriber, member or customer contracts and all franchise, distribution, printing, publishing, construction, engineering, management and advertising and related agreements; and

     (d) all of such Debtor's other personal property, including, without limitation, all present and future accounts, accounts receivable, investment property, contract rights, general intangibles (including without limitation, all advertiser lists, member lists, subscriber lists, goodwill, and other printed materials, including all copies of prior issues thereof and catalogs, indexes, lists, data and other documents and papers relating thereto, blue prints, designs and research and development), any information stored on any medium, including electronic medium, related to any of the personal property of such Debtor, all instruments, documents and chattel paper, and all debts, obligations and liabilities in whatever form owing to such Debtor from any person, firm or corporation or any other legal entity, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to such Debtor, and all guaranties and security therefor.

     Any of the foregoing terms which are defined in the Uniform Commercial Code shall have the meaning provided in the Uniform Commercial Code as supplemented and expanded by the foregoing.

     3. SECURED OBLIGATIONS. The security interest hereby granted shall secure the due and punctual payment and performance of the following liabilities and obligations of each Debtor (herein called the "SECURED OBLIGATIONS"):

     (a)  Principal of and premium, if any, and interest on the Loans;

     (b) Any and all other obligations of the Borrower or any of the other Credit Parties to the Secured Parties under the Credit Agreement or under any agreement or instrument relating thereto, all as amended from time to time, including without limitation any Hedging Agreements; and

     (c) Any and all other Guaranteed Obligations and Indebtedness of the Borrower or any of the other Credit Parties to the Secured Parties or any of them, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter arising, including, without limitation, any and all other fees, premiums, penalties or other Guaranteed Obligations or Indebtedness of such Debtor to the Secured Parties or any of them.

     4. PERFECTION CERTIFICATE. Each Debtor has delivered to the Administrative Agent a Perfection Certificate in the form appended hereto as
Schedule I. Each Debtor represents that the completed Perfection Certificate delivered to the Administrative Agent is true and correct in every respect and the facts contained in such certificate are accurate. Each Debtor shall promptly supplement the Perfection Certificate promptly after obtaining information which would require a correction or addition to the Perfection Certificate.

     5. SPECIAL WARRANTIES AND COVENANTS OF EACH DEBTOR. Each Debtor hereby warrants and covenants to the Secured Parties that:

     (a) The current principal place of business of the Debtor, and all of the Debtor's current additional places of business, if any, and the locations of all of its Collateral currently are listed in Schedule I attached hereto. The Debtor will not change its principal or any other place of business, or the location of any of its Collateral from the locations set forth in
Schedule I, or make any change in the Debtor's name or conduct the Debtor's business operations under any fictitious business name or trade name, without, in any such case, at least thirty (30) days' prior written notice to the Administrative Agent.

     (b) Except for the security interest created hereunder and as otherwise expressly disclosed in or permitted by the Credit Agreement, the Debtor is the owner of its Collateral free from any lien, security interest or encumbrance and the Debtor will defend its Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

     (c) Except as permitted by the Credit Agreement or otherwise consented to in writing by the Secured Parties, the Debtor will not sell or otherwise dispose of any of its

Collateral or any interest therein nor will the Debtor create, incur or permit to exist any mortgage, lien, charge, encumbrance or security interest whatsoever with respect to its Collateral.

     (d) Except for Collateral that is obsolete or no longer used in the Debtor's business, the Debtor will keep its Collateral in good order and repair (normal wear excepted) and adequately insured at all times in accordance with the provisions of the Credit Agreement. The Debtor will pay promptly when due all taxes and assessments on its Collateral or for its use or operation, except for taxes and assessments permitted to be contested as provided in subsection 6.4 of the Credit Agreement. The Administrative Agent may at its option discharge any taxes, liens, security interests or other encumbrances to which any Collateral is at any time subject, and may, upon the failure of the Debtor to do so in accordance with the Credit Agreement, purchase insurance on any Collateral and pay for the repair, maintenance or preservation thereof, and the Debtor agrees to reimburse the Administrative Agent on demand for any payments or expenses incurred by the Administrative Agent or the other Secured Parties pursuant to the foregoing authorization and any unreimbursed amounts shall constitute Secured Obligations for all purposes hereof.

     (e) The Collateral may be transferred to a third party upon an Event of Default without the consent of any third party.

     (f) The Debtor will promptly execute and deliver to the Administrative Agent such financing statements, certificates and other documents or instruments as may be necessary to enable the Administrative Agent to perfect or from time to time renew the security interest granted hereby, including, without limitation, such financing statements, certificates and other documents as may be necessary to perfect a security interest in any additional Collateral hereafter acquired by the Debtor or in any replacements or proceeds thereof. The Debtor authorizes and appoints the Administrative Agent, in case of need, to execute such financing statements, certificates and other documents pertaining to the Administrative Agent's security interest in its Collateral in its stead, with full power of substitution, as the Debtor's attorney in fact. The Administrative Agent may from time to time request and the Debtor shall deliver copies of all members lists and
subscriber lists.   The Debtor further agrees that a carbon, photographic or
other reproduction of a security agreement or financing statement is sufficient as a financing statement under this Agreement.

     (g) The Debtor will give the Administrative Agent notice of each office at which records of the Debtor pertaining to all intangible items of its Collateral are kept. Except as may be provided in such notice, the records concerning all of its intangible Collateral are and will be kept at the address shown on Schedule I to this Agreement as the principal place of business of the Debtor.

     6. FIXTURES, ETC. It is the intention of the parties hereto that none of the Collateral shall become fixtures and each Debtor will take all such reasonable action or actions as may be necessary to prevent any of its Collateral from becoming fixtures. Without limiting the generality of the foregoing, each Debtor will, if requested by the Administrative Agent, use its best efforts to obtain waivers of lien, in form satisfactory to the Administrative Agent, from each lessor of real property on which any of its Collateral is or is to be located.

     7. EVENTS OF DEFAULT. A Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions (herein called "EVENTS OF DEFAULT"):

     (a) Default shall be made in the due and punctual payment of any principal of or premium, if any, or interest on any of the Secured Obligations as and when the same shall become due and payable (whether at maturity or at a date fixed for any prepayment or installment or by declaration or acceleration or otherwise) and such default shall continue beyond the expiration of the applicable period of grace, if any; or

     (b) The breach, violation or other non-performance of any term, covenant, condition, agreement or obligation of such Debtor contained herein; or

     (c) Any other Event of Default (as defined or provided in the Credit Agreement) shall occur.

     8. RIGHTS AND REMEDIES OF SECURED PARTIES. Upon the occurrence of any Event of Default, such default not having previously been waived, remedied or cured, the Secured Parties shall have the following rights and remedies:

     (a) All rights and remedies provided by law, including, without limitation, those provided by the Uniform Commercial Code;

     (b)  All rights and remedies provided in this Agreement; and

     (c) All rights and remedies provided in the Credit Agreement, or in the Loans, or in the Collateral Documents, or in any other agreement, document or instrument pertaining to the Secured Obligations.

     9. ROYALTY FREE LICENSE. If at any time the Administrative Agent has the right to dispose of any of the Collateral which is subject to a patent, trademark or copyright which a Debtor owns or controls through a license or otherwise, such Debtor grants to the Secured Parties a royalty free license to use any such patent, trademark or copyright, in addition to the grant of any security interest granted to the Secured Parties in such patent, trademark or copyright to dispose of any such Collateral. Such royalty free license shall extend to any person or persons purchasing such Collateral from the Secured Parties.

     10. RIGHT OF ADMINISTRATIVE AGENT TO DISPOSE OF COLLATERAL, ETC. Upon the occurrence of any Event of Default, such Event of Default not having previously been waived, remedied or cured, but subject to the provisions of the Uniform Commercial Code or other applicable law, the Administrative Agent shall have the right to take possession of the Collateral and, in addition thereto, the right to enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom. The Administrative Agent may require a Debtor to make its Collateral (to the extent the same is moveable) available to the Administrative Agent at a place to be designated by the Administrative Agent which is reasonably convenient to both parties or transfer any information related to such Collateral to the Administrative Agent by electronic medium. Unless such Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Administrative Agent will give such Debtor at least ten (10) days' prior written notice at the address of such Debtor set forth above

(or to such other address or addresses as such Debtor shall specify in writing to the Administrative Agent) of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition.

     11. CREDIT AGREEMENT. Notwithstanding any other provision of this Agreement, the rights of the parties hereunder are subject to the provisions of the Credit Agreement, including the provisions thereof pertaining to the rights and responsibilities of the Administrative Agent. Unless the context shall otherwise clearly indicate, the terms "Secured Party" and "Secured Parties" as used herein shall be deemed to include the Administrative Agent acting on behalf of the Secured Parties pursuant to the Credit Agreement. The term "Administrative Agent" as used herein shall include Fleet National Bank and any other Person acting as Administrative Agent for the Secured Parties pursuant to the terms of the Credit Agreement.

     12. RIGHT OF ADMINISTRATIVE AGENT TO USE AND OPERATE COLLATERAL, ETC. Upon the occurrence of any Event of Default, such default not having previously been waived, remedied or cured, but subject to the provisions of the Uniform Commercial Code or other applicable law, the Administrative Agent shall have the right and power to take possession of all or any part of the Collateral, and to exclude any Debtor and all persons claiming under such Debtor wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same. Upon any such taking of possession, the Administrative Agent may, from time to time, at the expense of such Debtor, make all such repairs, replacements, alterations, additions and improvements to and of its Collateral as the Administrative Agent may deem proper. In any such case the Administrative Agent shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of such Debtor in respect thereto as the Administrative Agent shall deem best, including the right to enter into any and all such agreements with respect to the operation of the Collateral or any part thereof as the Administrative Agent may see fit; and the Administrative Agent shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof. Such rents, issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Administrative Agent may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Administrative Agent may be required or authorized to make under any provision of this Agreement (including legal costs and attorneys' fees). The remainder of such rents, issues, profits, fees, revenues and other income shall be applied as provided in Section 14. Without limiting the generality of the foregoing or limiting in any way the rights of the Administrative Agent under applicable law, at any time after (i) the entire principal balance of any Note shall have become due and payable (whether at maturity, by acceleration or otherwise) and (ii) the Administrative Agent shall have provided to the Borrowers not less than ten (10) days prior written notice of its intention to apply for a receiver, the Administrative Agent shall be entitled to apply for and have a receiver appointed under state or federal law by a court of competent jurisdiction in any action taken by the Administrative Agent to enforce their rights and remedies hereunder in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Collateral and continue the operation of the business of any Debtor, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of the Secured Obligations as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated. EACH DEBTOR HEREBY IRREVOCABLY CONSENTS TO AND WAIVES ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF RECEIVER AS PROVIDED ABOVE. EACH DEBTOR (I) GRANTS SUCH WAIVER AND CONSENT KNOWINGLY AFTER HAVING DISCUSSED THE IMPLICATIONS THEREOF WITH COUNSEL, (II) ACKNOWLEDGES THAT (A) THE UNCONTESTED RIGHT TO HAVE A RECEIVER APPOINTED FOR THE FOREGOING PURPOSES IS CONSIDERED ESSENTIAL BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE ENFORCEMENT OF ITS RIGHTS AND REMEDIES HEREUNDER AND UNDER THE CREDIT AGREEMENT, AND (B) THE AVAILABILITY OF SUCH APPOINTMENT AS A REMEDY UNDER THE FOREGOING CIRCUMSTANCES WAS A MATERIAL FACTOR IN INDUCING THE ADMINISTRATIVE AGENT TO MAKE THE LOANS TO THE BORROWERS, AND (III) AGREES TO ENTER INTO ANY AND ALL STIPULATIONS IN ANY LEGAL ACTIONS, OR AGREEMENTS OR OTHER INSTRUMENTS IN CONNECTION WITH THE FOREGOING AND TO COOPERATE FULLY WITH THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE ASSUMPTION AND EXERCISE OF CONTROL BY THE RECEIVER OVER ALL OR ANY PORTION OF THE COLLATERAL. THE ADMINISTRATIVE AGENT ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS SECTION 12 SHALL BE DEEMED TO CONSTITUTE A WAIVER OF THE DEBTOR'S RIGHT TO FILE FOR PROTECTION UNDER TITLE 11 OF THE UNITED STATES CODE AT ANY TIME PRIOR TO THE APPOINTMENT OF A RECEIVER.

     13. COLLECTION OF ACCOUNTS RECEIVABLE, ETC. Upon the occurrence of any Event of Default, such default not having previously been waived, remedied or cured, the Administrative Agent may notify or may require a Debtor to notify account debtors, including without limitation, members and subscribers, obligated on any or all of such Debtor's accounts receivable, whether now existing or hereafter arising, to make payment directly to the Administrative Agent, and may take possession of all proceeds of any accounts in such Debtor's possession, and may take any other steps which the Administrative Agent deems necessary or advisable to collect any or all such accounts receivable or other Collateral or proceeds thereof.

     14. PROCEEDS OF COLLATERAL. After deducting all costs and expenses of collection, storage, custody, sale or other disposition and delivery (including legal costs and attorneys' fees) and all other charges against the Collateral of a Debtor, the residue of the proceeds of any such sale or disposition shall be applied to the payment of the Secured Obligations in such order of priority as the Administrative Agent shall determine and any surplus shall be returned to such Debtor or to any person or party lawfully entitled thereto (including, if applicable, any subordinated creditors of such Debtor). By way of enlargement and not by way of limitation of the rights of the Administrative Agent under applicable law or the Loans, Credit Agreement or Collateral Documents, but notwithstanding any provision of the Loans, Credit Agreement or Collateral Documents to the contrary, the Administrative Agent shall be entitled to allocate its application of the Collateral, and the proceeds thereof, to the Secured Obligations (including without limitation either or both of the Loans) in such proportions and in such order as the

Administrative Agent, in its sole discretion, shall decide. In the event the proceeds of any sale, lease or other disposition of the Collateral of a Debtor hereunder are insufficient to pay all of the Secured Obligations in full, such Debtor will be liable for the deficiency, together with interest thereon at the maximum rate provided in the Credit Agreement, and the cost and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable attorneys' fees, expenses and disbursements.

     15. WAIVERS, ETC. Each Debtor hereby waives presentment, demand, notice, protest and, except as is otherwise provided herein, all other demands and notices in connection with this Agreement or the enforcement of the Secured Parties' rights hereunder or in connection with any Secured Obligations or any of its Collateral; consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgences to such Debtor or to any account debtor in respect of any account receivable or to any other third party, or substitution, release or surrender of any of its Collateral, the addition or release of persons primarily or secondarily liable on any Secured Obligation or on any account receivable or other Collateral of such Debtor, the acceptance of partial payments on any Secured Obligation or on any account receivable or other Collateral of such Debtor and/or the settlement or compromise thereof. No delay or omission on the part of the Secured Parties in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. EACH DEBTOR FURTHER WAIVES ANY RIGHT IT MAY HAVE UNDER THE CONSTITUTION OF THE COMMONWEALTH OF MASSACHUSETTS, UNDER THE CONSTITUTION OF ANY STATE IN WHICH ANY OF THE COLLATERAL MAY BE LOCATED, OR UNDER THE CONSTITUTION OF THE UNITED STATES OF AMERICA, TO NOTICE (OTHER THAN ANY REQUIREMENT OF NOTICE PROVIDED HEREIN) OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THIS AGREEMENT TO THE ADMINISTRATIVE AGENT AND WAIVES ITS RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE FOREGOING PROVISIONS HEREOF ON THE GROUNDS (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING. Each Debtor's waivers under this section have been made voluntarily, intelligently and knowingly and after such Debtor has been apprised and counseled by its attorneys as to the nature thereof and its possible alternative rights.

     16. TERMINATION; ASSIGNMENT, ETC. This Agreement and the security interest in the Collateral created hereby shall terminate when all of the Secured Obligations have been paid and finally discharged in full. In such event, the Administrative Agent agrees to execute appropriate releases of liens on the Collateral. No waiver by the Administrative Agent or by any other holder of Secured Obligations of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion. In the event of a sale or assignment of part or all of the Secured Obligations by any Secured Party, each such Secured Party may assign or transfer their respective rights and interest under this Agreement in whole or in part to the purchaser or purchasers of such Secured Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights of the Secured Party hereunder.

     17. REINSTATEMENT. Notwithstanding the provisions of Section 16, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Administrative Agent in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Debtor, any other Credit Party or the Holding Company or upon the appointment of any intervener or conservator of, or trustee or similar official for, a Debtor, any other Credit Party or the Holding Company or any substantial part of its properties, or otherwise, all as though such payments had not been made.

     18. GOVERNMENTAL APPROVAL. Prior to or, where permitted, upon the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, each Debtor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that such Debtor may be required to obtain for such governmental consent, approval, registration, qualification or authorization.

     19. NOTICES. All notices, consents, approvals, elections and other communications hereunder shall be in writing (whether or not the other provisions of this Agreement expressly so provide) and shall be deemed to have been duly given if delivered in accordance with the terms of the Credit Agreement.

     20. MISCELLANEOUS. This Agreement shall inure to the benefit of and be binding upon the Secured Parties and each Debtor and their respective successors and assigns. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     21. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts. Each Debtor, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the Commonwealth of Massachusetts and consents to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of the Secured Obligations or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. Each Debtor further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address provided in subsection 19 hereof or as otherwise provided under the laws of the Commonwealth of Massachusetts.

     EACH DEBTOR IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST THE DEBTOR IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.

                              AFFINITY GROUP, INC.



                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President


                              A - B DEVELOPMENT CO.


                              By:  AGI PROPERTIES OF COLORADO, INC.,
                                   a General Partner


                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President


                              AFFINITY BROKERAGE, INC.


                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President


                              AFFINITY ROAD AND TRAVEL CLUB, INC.



                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President

                              AFFINITY ROAD AND TRAVEL HOLDING CORP.


                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President


                              AGI PROPERTIES OF COLORADO, INC.


                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President


                              AGI REAL ESTATE HOLDINGS, INC.


                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President


                              CAMP COAST TO COAST, INC.



                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President


                              CAMPING REALTY, INC.


                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President

                              CAMPING WORLD, INC.


                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President



                              CWI, INC.



                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President


                              CW MICHIGAN, INC.



                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President



                              CW TEXAS, LP

                              By:  AFFINITY GROUP, INC., its General Partner


                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President



                              EHLERT PUBLISHING GROUP, INC.


                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President

                              EXPOSITIONS GROUP, INC.


                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President



                              GOLF CARD HOLDING CORPORATION


                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President



                              GOLF CARD INTERNATIONAL CORP.



                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President



                              GOLF CARD RESORT SERVICES, INC.



                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President


                              GSS ENTERPRISES, INC.



                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President

                              TL ENTERPRISES, INC.



                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President



                              VBI, INC.


                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President



                              WOODALL PUBLICATIONS CORPORATION



                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President


                              FLEET NATIONAL BANK, individually and as Administrative Agent for the Secured Parties


                              By:
                                 ----------------------------
                                   Name:
                                   Title:

     The following have become parties to this Agreement as of the date set forth next to their respective signatures:

                                   ADDITIONAL DEBTORS


                                   ----------------------------------------



Dated:                             By:
      ----------------                -------------------------------------
                                       Name:
                                       Title:

                                                                      SCHEDULE I

                               PERFECTION CERTIFICATE

                             (UCC Financing Statements)

The undersigned, the President of ________________, a ________________ (the
"DEBTOR"), hereby certifies, with reference to a certain Amended and Restated Security Agreement dated as of November ___, 1998 (terms defined in such Amended and Restated Security Agreement having the same meanings herein as specified therein), between the Debtor and FLEET NATIONAL BANK, individually as administrative agent for the Secured Parties (the "ADMINISTRATIVE AGENT"), to the Administrative Agent as follows:

     1. NAMES. (a) The exact corporate name of the Debtor as that name appears on its charter is as follows:



     Source:   UCC Section 9-402(7) (first sentence)

     (b) The following is a list of all other names (including trade names or similar appellations) used by the Debtor, or any other business or organization to which the Debtor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:



     Source:   UCC Section 9-402(7) (second and third sentences)

     (c) The following is the Debtor's federal employer identification number:

     2. CURRENT LOCATIONS. (a) The chief executive office of the Debtor is located at the following address:



     Source:   UCC Sections 9-103(3), 9-103(4), 9-401(6)

     (b) The following are all other locations in the United States of America in which the Debtor maintains and books or records relating to any of the Collateral consisting of accounts, contract rights, chattel paper, general intangibles or mobile goods:



     Source:   UCC Sections 9-103(3), 9-103(4), 9-401(6)

     (c) The following are all other places of business of the Debtor in the United States of America:



     Source:   UCC Section 9-401(1) (Third Alternative)

     (d) The following are all other locations in the United States of America where any of the Collateral consisting of Inventory or equipment is located:



     Source:   UCC Section 9-103(1)

     (e) The following are the names and addresses of all persons or entities other than the Debtor, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of chattel paper, inventory or equipment:



     Source:   UCC Sections 9-103(1), 9-103(4), 9-304(2) and 9-304(3); see also
          UCC Sections 2-326(3), 9-114, 9-305, 9-308 and 9-408

     (f) The following are the names and addresses of all persons or entities which hold leases or other ownership interest in personal property held and used by the Debtor, such as lessors, consignors or conditional sales vendors with purchase money liens on Collateral consisting of chattel paper, inventory or equipment:



     Source:   UCC 9-312,

     3. PRIOR LOCATIONS. (a) Set forth below is the information required by subparagraphs (a), (b) and (c) of Section 2 with respect to each location or place of business previously maintained by the Debtor at any time during the past five years in a state in which the Debtor has previously maintained a location or place of business at any time during the past four months:



     Source:   UCC Sections 9-103(3)(e) and 9-401(3)

     (b)  Set forth below is information required by subparagraphs (d) and
(e) of Section 2 with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of inventory or equipment has been previously held at any time during the past four months:



     Source:   UCC Sections 9-103(1)(d) and 9-401(3)

     4. FIXTURES. Attached hereto as SCHEDULE 4 is the information required by UCC Section 9-402(5) of each state in which any of the Collateral consisting of fixtures are or are to be located and the name and address of each real estate recording office where a mortgage on the real estate on which such fixtures are or are to be located would be recorded.



     Source:   UCC Sections 9-401(1) and 9-402(5)

     5. UNUSUAL TRANSACTIONS. Except for those purchases, acquisitions and other transactions described on SCHEDULE 5 attached hereto, all of the Collateral has been originated by the Debtor in the ordinary course of the Debtor's business or consists of goods which have been acquired by the Debtor in the ordinary course from a person in the business of selling goods of that kind.



     Source: UCC Sections 1-201(9), 9-306(2) and 9-402(7) (third sentence); see also UCC Section 9-301 (1)(c)

     6. FILE SEARCH REPORTS. Attached hereto as SCHEDULE 6 is a true copy of a file search report from the Uniform Commercial Code filing officer (or, if such officer does not issue such reports, from an experienced Uniform Commercial Code search organization acceptable to the Administrative Agent)
(i) in each jurisdiction identified in Section 2 or 3 above with respect to each name set forth in Section 1 above, (ii) from each filing officer in each real estate recording office identified on SCHEDULE 4 with respect to the real estate on which Collateral consisting of fixtures are or are to be located and (iii) in each jurisdiction in which any of the transactions described in SCHEDULE 5 took place with respect to the legal name of the person from which the Debtor purchased or otherwise acquired nay of the Collateral.

     7. UCC FILINGS. A duly signed financing statement on Form UCC-1 in form acceptable to the Administrative Agent and containing the description of the Collateral set forth on SCHEDULE 7 has been duly filed in the Uniform Commercial Code filing office in each jurisdiction identified in Section 2 hereof and in each real estate recording office referred to in SCHEDULE 4 hereto.

     8. TERMINATION STATEMENTS. A duly signed termination statement on Form UCC-3 in form acceptable to the Administrative Agent has been duly filed in each applicable jurisdiction identified in Section 2 hereof or on SCHEDULE 5 hereto has been delivered to the Administrative Agent.

     IN WITNESS WHEREOF, we have hereunto signed this Certificate on November ___, 1998


                              [INSERT NAME OF CREDIT PARTY]




                              By:
                                 ------------------------------------------
                                   Name:  Mark J. Boggess

                                   Title:    Senior Vice President

                                                                       EXHIBIT D

              AMENDED AND RESTATED TRADEMARK SECURITY AGREEMENT

     THIS AGREEMENT dated as of November 13, 1998 between FLEET NATIONAL BANK, individually and as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders under the Credit Agreement described below, and AFFINITY GROUP, INC., a Delaware corporation, A - B DEVELOPMENT CO., a Colorado general partnership, AFFINITY BROKERAGE, INC., a Delaware corporation, AFFINITY ROAD AND TRAVEL CLUB, INC., a Texas corporation, AGI PROPERTIES OF COLORADO, INC., AGI REAL ESTATE HOLDINGS, INC., a Delaware corporation, AFFINITY ROAD AND TRAVEL HOLDING CORP., a Delaware corporation, CAMP COAST TO COAST, INC., a Delaware corporation, CAMPING REALTY, INC., a Kentucky corporation, CAMPING WORLD, INC., a Kentucky corporation, CWI, INC., a Kentucky corporation, CW MICHIGAN, INC., a Delaware corporation, CW TEXAS, LP, a Minnesota limited partnership, EHLERT PUBLISHING GROUP, INC., a Minnesota corporation, EXPOSITIONS GROUP, INC., a Minnesota corporation, GOLF CARD HOLDING CORPORATION, a Delaware corporation, GOLF CARD INTERNATIONAL CORP., a Delaware corporation, GOLF CARD RESORT SERVICES, INC., a Delaware corporation, GSS ENTERPRISES, INC., a Delaware corporation, TL ENTERPRISES, INC., a Delaware corporation, VBI, INC., a Delaware corporation, WOODHALL PUBLICATIONS CORPORATION, a Delaware corporation, and each other Person that becomes a party to this Agreement be executing and delivering a counterpart of this Agreement to the Administrative Agent (each, a "DEBTOR" and together, the "DEBTORS"). The Administrative Agent and the Lenders are herein collectively referred to from time to time as the "SECURED PARTIES".


                             W I T N E S S E T H:

     WHEREAS, the Debtors and certain related corporations are the borrower or one of the Guarantors under the terms of an Amended and Restated Credit Agreement dated as of the date hereof among Affinity Group, Inc. (the "BORROWER"), the Guarantors, the Lenders party thereto , The Provident Bank, as syndication agent, Bank One, Kentucky, NA, as documentation agent, and the Administrative Agent (as amended and amended and restated from time to time, the "CREDIT AGREEMENT") pursuant to which the Secured Parties agreed, subject to the terms and conditions set forth therein, to make certain Revolving Credit Loans, Term Loans and Swing Loans to the Borrower, as defined in the Credit Agreement (the "LOANS"); and

     WHEREAS, the obligation of the Secured Parties to make the Loans is subject to the condition, among others, that each Debtor execute and deliver this Agreement and grant the security interest hereinafter described;

     WHEREAS, the parties hereto are entering into this Agreement to set forth their entire understanding with respect to the subject matter hereof.

     NOW THEREFORE, to induce and in consideration for the agreement of the Secured Parties to enter into the Credit Agreement and to make the Loans and in consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. For the purposes of this Agreement, the following capitalized terms used herein shall have the following meanings:

          1.1. The term "TRADEMARKS" shall mean the trademarks, service marks and trade names of each Debtor, or either of them, including without limitation, the Trademarks set forth on Schedule 1.1 attached hereto, together with all Federal and State registrations of the Trademarks filings regarding all existing or future marks and all renewals of all of the foregoing together with the sole and exclusive right to use, adapt, change, translate, add to and take from any or all of the foregoing; whether now owned or hereafter acquired; together with the goodwill of the business and products symbolized by the Trademarks; together with the right to file and prosecute applications for Trademarks, and all royalties and proceeds relating thereto, but specifically excluding all Intents to Use filed by any Debtor.

          1.2. The term "LICENSE AGREEMENTS" shall mean the entire right, title and interest of each Debtor in, to and under all license agreements which relate to any or all of the Trademarks or Trade Secrets, whether the Debtor is licensor or licensee, with respect to any such items owned by third parties; whether now owned or hereafter acquired and all payments or other proceeds therefrom, including without limitation the License Agreements set forth on Schedule 1.2 hereto.

          1.3. The term "TRADE SECRETS" shall mean all ideas, trade secrets, inventions, products, processes, methods, concepts, techniques, formulas, plans and data, whether patentable or able, whether now owned or hereafter acquired, or as to which any Debtor has any right or claim, and all proceeds and products thereof.

          1.4. The security interest hereby granted shall secure the due and punctual payment and performance of the following liabilities and obligations of each Debtor (herein called the "SECURED OBLIGATIONS"):

          (a)  Principal of and premium, if any, and interest on the Loans;

          (b) Any and all other obligations of the Borrower or any of the other Credit Parties to the Secured Parties under the Credit Agreement or under any agreement or instrument relating thereto, all as amended from time to time, including without limitation any Hedging Agreements; and

          (c) Any and all other Guaranteed Obligations and Indebtedness of the Borrower or any of the other Credit Parties to the Secured Parties or any of them, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter arising, including, without limitation, any and all other fees, premiums, penalties or other Guaranteed Obligations or Indebtedness of any Debtor to the Secured Parties or any of them.

     2. As security for the Secured Obligations, each Debtor hereby grants to the Administrative Agent for itself and for the benefit of the other Secured Parties a security interest in and lien on all of the intangible property of such Debtor described below, whether now owned or existing or hereafter acquired or arising, together with any and all additions thereto and replacements therefor and proceeds and products thereof (hereinafter referred to collectively as the "INTELLECTUAL PROPERTY"):

          (a) All of each Debtor's right, title and interest in the Trademarks, License Agreements and Trade Secrets and all renewals thereof, together with the goodwill of each Debtor's businesses and products symbolized thereby;

          (b) All of each Debtor's rights in respect of the Trademarks, License Agreements and Trade Secrets, including the right to sue for infringement thereof; and

          (c) All proceeds and products of any of the foregoing (including, without limitation, all income, royalties, damages and payments now or hereafter due or payable with respect thereto), and all reissues, divisions, continuations, renewals, extensions, and continuations-in-part of any of the foregoing, and all tangible property embodying any of the foregoing and the right to sue for past, present or future infringements and all rights corresponding thereto.

Simultaneously with the grant of the security interest hereunder, each Debtor has granted to the Administrative Agent a security interest in all of its accounts receivable, inventory, equipment and general intangibles which comprise the good will of such Debtor. It is the intent of each Debtor to grant the lien hereunder with a lien on the good will of such Debtor.

     3. This Agreement is intended to create a security interest in the Intellectual Property for collateral purposes only and not as a current assignment. Unless and until an Event of Default occurs under the Credit Agreement, each Debtor shall continue to have the sole right to (i) own and utilize its Intellectual Property in the ordinary course of business, and
(ii) except as otherwise provided herein, control the nature and quality of the goods sold and the services rendered under the Intellectual Property, provided that the rights under (i) and (ii) are exercised in the ordinary course of business and consistent with past practice. Each Debtor covenants and agrees that until all of the Secured Obligations are paid in full, it will not enter into any agreement which is inconsistent with or which may materially or adversely affect such Debtor's Secured Obligations or Intellectual Property, or the Secured Parties' rights under this Agreement.

     4.   Each Debtor represents and warrants to the Secured Parties that:

          (a) The Debtor is the true and lawful exclusive owner of its Intellectual Property and the interests herein granted;

          (b) Its Intellectual Property is free from all liens, security interests, claims and encumbrances except those in favor of the Secured Parties or those disclosed in or permitted by the Credit Agreement;

          (c) Except as granted to the Secured Parties or as disclosed in or permitted by the Credit Agreement, the Debtor has granted no other security interests in its Intellectual Property that are currently outstanding; and

          (d) Except as disclosed on Schedule 1.1 of this Agreement, all of its Trademarks listed thereon have been duly and properly filed or registered with the United States Patent and Trademark Office and all of its Trademarks listed on such schedules are owned of record or beneficially by the Debtor;

          (e) The Trademarks and other Intellectual Property of the Debtor continue to be used by the Debtor and have not been abandoned.

          (f) No claim of infringement has been brought or, to the best of its knowledge, is threatened against the Debtor with respect to any of its Intellectual Property;

     5.   Each Debtor hereby covenants to the Secured Parties as follows:

          (a) Except as permitted under this Agreement and for nonexclusive licenses granted in connection with marketing or administration of member or other benefit programs engaged in by the Debtor in the ordinary course of its business, the Debtor will not, without the prior written consent of the Secured Parties, sell, license, transfer, pledge, assign, encumber or grant a security interest in its Intellectual Property;

          (b) The Debtor will furnish to the Administrative Agent, from time to time, statements and schedules further identifying and describing its Intellectual Property and such other reports and information in connection with its Intellectual Property as the Administrative Agent may reasonably request;

          (c) The Debtor will promptly notify the Administrative Agent, in writing, (i) that any material item of its Intellectual Property may have become abandoned (notwithstanding the prohibition set forth in subsection (i) below), (ii) of any adverse claim (of infringement or otherwise), determination or any development (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office or any court) regarding any material item of its Intellectual Property, and (iii) of any default, or any occurrence which with the giving of notice or the passing of time, or both, would constitute a default, under any of the License Agreements;

          (d) The Debtor will promptly pay when due all taxes, assessments and other governmental charges with respect to its Intellectual Property;

          (e) The Debtor will promptly notify the Administrative Agent of any event causing a material loss or diminution in value of all or any part of its Intellectual Property;

          (f) The Debtor will use consistent standards of quality in its manufacture, publication and sale of products or services sold under its Intellectual Property;

          (g) The Debtor will not use any item of its Intellectual Property in violation of any statute, ordinance or other provision of law, the violation of which could have a material adverse effect on the business of the Debtor;

          (h) The Debtor will not take any action in connection with its Intellectual Property that would materially impair the value of the interest or rights thereunder of the Debtor or the Secured Parties;

          (i) Except for Intellectual Property no longer used in its business, the Debtor will not abandon any of its material Intellectual Property or any registration or application therefor without the prior written consent of the Secured Parties and will maintain and protect all registrations of its Trademarks by timely filing, when required by law, all declarations of continued use, incontestability and renewal; and

          (j) The Debtor will diligently pursue any infringement claims it may now or hereafter have with respect to its Intellectual Property.

     6. With respect to any Trademark which any Debtor subsequently registers with the United States Patent and Trademark Office or with any state authority, or an application is filed therefor, such Debtor undertakes promptly to provide the Administrative Agent with written notice thereof and evidence of such application and/or registration to the Administrative Agent and its counsel. Those Trademarks so registered by Borrower in the future are deemed to be described in Schedules 1.1 and 1.2 hereto, and the Administrative Agent may record this Agreement against each such item and in connection with any such changes. Each Debtor shall cooperate with the Administrative Agent in modifying Schedules 1.1 and 1.2, as the case may be, and in re-executing or re-recording this Agreement with such modification. Each Debtor hereby authorizes the Administrative Agent to modify this Agreement by amending the appropriate Schedules to include any further Intellectual Property covered by paragraphs 2, 6 and 7 hereof. This Section is not intended to cover any Intent to Use filed by any Debtor.

     7. If, before the Secured Obligations shall have been satisfied in full, any Debtor shall obtain rights to any new Intellectual Property, the provisions of paragraph 6 hereof shall automatically apply thereto and such Debtor shall promptly provide the Administrative Agent with written notice thereof. In connection with any such changes, such Debtor shall cooperate with the Administrative Agent in modifying Schedules 1.1 and 1.2, as the case may be, and in re-executing or re-recording this Agreement with such modification. Each Debtor hereby authorizes the Administrative Agent to modify this Agreement by amending the appropriate Schedules to include any further Intellectual Property covered by paragraphs 2, 6 and 7 hereof.

     8. Each Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions (herein called "EVENTS OF DEFAULT"):

          (a) Default shall be made in the due and punctual payment of any principal of or premium, if any, or interest on any of the Secured Obligations as and when the same shall become due and payable (whether at maturity or at a date fixed for any prepayment or installment or by declaration or acceleration or otherwise) and such default shall continue beyond the expiration of the applicable period of grace, if any;

          (b) The breach, violation or other non-performance of any term, covenant, condition, agreement or obligation of the Debtor contained herein; or

          (c) Any other Event of Default (as defined or provided in the Credit Agreement) shall occur.

     9. Upon the occurrence of any Event of Default, such default not having previously been waived, remedied or cured, the Secured Parties shall have the following rights and remedies:

          (a) All rights and remedies provided by law, including, without limitation, those provided by the Uniform Commercial Code of the Commonwealth of Massachusetts, as amended, or other applicable law of Massachusetts or any other jurisdiction, state or federal;

          (b)  All rights and remedies provided in this Agreement; and

          (c) All rights and remedies provided in the Credit Agreement, or in the Loans, or in the Collateral Documents, or in any other agreement, document or instrument pertaining to the Secured Obligations.

     Any and all of the foregoing rights and remedies may be exercised by the Administrative Agent simultaneously or consecutively, against or in respect of any Debtor all of which rights and remedies shall, to the fullest extent permitted by law, be cumulative. The choice of one or more rights or remedies shall not be construed as a waiver or election barring other rights and remedies. Each Debtor hereby acknowledges and agrees that the Administrative Agent is not required to exercise all remedies and rights available to it equally with respect to all of the Intellectual Property and that the Administrative Agent may select less than all of the Intellectual Property with respect to which the remedies as determined by the Administrative Agent may be exercised. Each Debtor understands that the Intellectual Property may decline in value in the event that the business of the Debtor is not continued.

     Upon the occurrence and during the continuance of any Event of Default, in addition to any rights obtaining under law and hereunder, the Administrative Agent shall have the right to sell, assign and transfer all or any part of any Debtor's respective right, title and interest in and to the Intellectual Property, and the goodwill of any Debtor's businesses and products symbolized by and connected with the Intellectual Property. In the event of the occurrence of an Event of Default, each Debtor hereby authorizes and empowers the Administrative Agent to make, constitute and appoint any agent of the Administrative Agent as the Administrative Agent may select, in its exclusive discretion, as such Debtor's true and lawful attorney-in-fact, with the power to endorse such Debtor's name on all assignment documents, applications, documents, papers and instruments necessary for the Administrative Agent to use, grant, license or assign or otherwise transfer title in the Intellectual Property to any Person with any related good will. This power-of-attorney shall be irrevocable for the life of this Agreement.

     10. Notwithstanding any other provision of this Agreement, the rights of the parties hereunder are subject to the provisions of the Credit Agreement, including the provisions thereof pertaining to the rights and responsibilities of the Administrative Agent. This Agreement shall be in addition to the Credit Agreement and all other present and future instruments, documents and agreements between any Debtor and the Administrative Agent, and it shall not be deemed to affect, modify or limit any of the same or any rights of the Administrative Agent thereunder. Unless the context shall otherwise clearly indicate, the terms "Secured Party" and "Secured Parties" as used herein shall be deemed to include the Administrative Agent acting on behalf of the Secured Parties pursuant to the Credit Agreement. The term "Administrative Agent" as used herein shall include Fleet National Bank and any other Person acting as Administrative Agent for the Secured Parties pursuant to the terms of the Credit Agreement.

     11. Each Debtor will defend at its own cost and expense any action, claim or proceeding materially affecting the interest of the Administrative Agent in its Intellectual Property. Each Debtor will take all actions deemed reasonably necessary to enforce its rights in, and the validity of, its Intellectual Property.

     12. This Agreement sets forth all of the promises, covenants, agreements, conditions and understandings among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, with respect thereto, except as contained or referred to herein. Except as provided in paragraphs 6 and 7 hereof, this Agreement may not be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought.

     13. If any provisions of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereunder, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

     14. No remedy or right herein conferred upon, or reserved to, the Administrative Agent is intended to be to the exclusion of any other remedy or right, but each and every such remedy or right shall be cumulative and shall be in addition to every other remedy or right given hereunder, and now or hereafter existing at law or in equity.

     15. No delay or omission by the Administrative Agent to exercise any remedy or right accruing upon an Event of Default shall impair any such remedy or right, or shall be construed to be a waiver of any such Event of Default, or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or of a different nature.

     16. This Agreement and the security interest in the Intellectual Property created hereby shall terminate when all of the Secured Obligations have been paid and finally discharged in full. In such event, the Administrative Agent agrees to execute appropriate releases of liens on the Intellectual Property. No waiver by the Administrative Agent or by any other holder of Secured Obligations of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion. In the event of a sale or assignment by any Secured Party of all or any of part of the Secured Obligations held by it, such Secured Party may assign or transfer its respective rights and interest under this Agreement in whole or in part to the purchaser or purchasers of such Secured Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights of such Secured Party hereunder. Notwithstanding the provisions of this section 17, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by any Secured Party in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by such Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Debtor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, any Debtor or any substantial part of its properties, or otherwise, all as though such payments had not been made.

     17. This Agreement shall be binding upon the successors or assigns of each Debtor and shall inure to the benefit of and be enforceable by the successors or assigns of the Secured Parties.

     18. Each Debtor will at its expense, execute, deliver, file and record (in such manner and form as the Administrative Agent may at any time require) any financing statements, any carbon, photographic or other reproduction of a financing statement or this Agreement (which shall be sufficient as a financing statement hereunder), any specific assignments or other documents that may be reasonably necessary or desirable, or that the Administrative Agent may request, in order to create, pursue, perfect or validate its interest in the Intellectual Property or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to any of the Intellectual Property. Without limiting the generality of the foregoing, each Debtor will execute and file such short form Assignments for Security with respect to the Trademarks as the Administrative Agent may request, such assignments to be in form and substance satisfactory to the Administrative Agent, but each such assignment shall be for security purposes only. To the extent permitted by applicable law, the Administrative Agent is hereby appointed by each Debtor as its attorney-in-fact, irrevocably, to do any and all acts and things which the Administrative Agent may reasonably deem necessary to perfect and continue perfected the security interest hereby created including, without limitation, the execution on behalf of the Debtor of any financing or continuation statement with respect to the security interest created hereby.

     19. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts. Each Debtor, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the Commonwealth of Massachusetts and consent to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of the Secured Obligations or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. The Debtor further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address provided in Section 21 hereof or as otherwise provided under the laws of the Commonwealth of Massachusetts.

     EACH DEBTOR IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST THE DEBTOR IN RESPECT OF ITS SECURED OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     20. Each Debtor hereby waives presentment, demand, notice, protest and, except as is otherwise provided herein, all other demands and notices in connection with this Agreement or the enforcement of the Administrative Agent's rights hereunder or in connection with any Secured Obligations or any Intellectual Property; consent to and waive notice of the granting of renewals, extensions of time for payment or other indulgences to the Debtor or to any account debtor in respect of any account receivable or to any other third party, or substitution, release or surrender of any Intellectual Property, the addition or release of persons primarily or secondarily liable on any Secured Obligation or on any account receivable or other Intellectual Property, the acceptance of partial payments on any Secured Obligation or on any account receivable or other Intellectual Property and/or the settlement or compromise thereof. No delay or omission on the part of the Administrative Agent in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. EACH DEBTOR FURTHER WAIVES ANY RIGHT THEY MAY HAVE UNDER THE CONSTITUTION OF THE COMMONWEALTH OF MASSACHUSETTS, UNDER THE CONSTITUTION OF ANY STATE IN WHICH ANY OF THE INTELLECTUAL PROPERTY MAY NOW OR HEREAFTER BE LOCATED OR WHICH MAY BE APPLICABLE TO ANY INTELLECTUAL PROPERTY, OR UNDER THE CONSTITUTION OF THE UNITED STATES OF AMERICA, TO NOTICE (OTHER THAN ANY REQUIREMENT OF NOTICE PROVIDED HEREIN) OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THIS AGREEMENT TO THE ADMINISTRATIVE AGENT AND WAIVE THEIR RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE FOREGOING PROVISIONS HEREOF ON THE GROUNDS (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING. Each Debtor's waivers under this section have been made voluntarily, intelligently and knowingly and after the Debtor has been apprised and counseled by its attorneys as to the nature thereof and its possible alternative rights.

     21. NOTICES. All notices, consents, approvals, elections and other communications hereunder shall be in writing (whether or not the other provisions of this Agreement expressly so provide) and shall be deemed to have been duly given if delivered in accordance with the terms of the Credit Agreement.

     22. This Agreement is entitled to the benefits of any loan documents now or hereafter issued in connection with the indebtedness secured hereunder, including, without limitation, the Credit Agreement, which loan documents may be amended, modified or substituted without affecting the validity of this Agreement. To the extent that there are any inconsistencies between any term or provision herein and any term or provision in the Credit Agreement, the terms of the Credit Agreement shall control.

     23. The proceeds of any sale or sales of the Intellectual Property, together with any other additional collateral security at the time received and held hereunder, shall be received and applied: first, to the payment of all costs and expenses of such sale, including reasonable attorneys' fees; second, to the payment of the Secured Obligations in such order of priority as the Administrative Agent shall determine, and any surplus thereafter remaining shall be paid to the Debtor whose property was sold or to whomever may be legally entitled thereto (including, if applicable, any subordinated creditor of such Debtor). By way of enlargement and not by way of limitation of the rights of the Administrative Agent under applicable law or the Loans, Credit Agreement or Collateral Documents, but notwithstanding any provision of the Loans, Credit Agreement or Collateral Documents to the contrary, the Administrative Agent shall be entitled to allocate its application of the Intellectual Property, and the proceeds thereof, to the Secured Obligations (including without limitation either or both of the Loans) in such proportions and in such order as the Administrative Agent, in its sole discretion, shall decide. In the event the proceeds of any sale, lease or other disposition of the Intellectual Property hereunder are insufficient to pay all of the Secured Obligations in full, each Debtor will be liable for the deficiency, together with interest thereon at the maximum rate provided in the Credit Agreement, and the cost and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable attorneys' fees, expenses and disbursements.

     24. This Agreement may be recorded by the Administrative Agent in the United States Patent and Trademark Office and such other offices as the Administrative Agent may determine.

     25. This Agreement may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first above written.

                              AFFINITY GROUP, INC.



                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President


                              A - B DEVELOPMENT CO.

                              By:  AGI PROPERTIES OF COLORADO, INC.,
                                   a General Partner



                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President



                              AFFINITY BROKERAGE, INC.



                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President



                              AFFINITY ROAD AND TRAVEL CLUB, INC.



                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President

                              AFFINITY ROAD AND TRAVEL HOLDING CORP.



                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President



                              AGI PROPERTIES OF COLORADO, INC.



                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President



                              CAMP COAST TO COAST, INC.



                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President



                              CAMPING REALTY, INC.



                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President

                              CAMPING WORLD, INC.


                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President


                              CWI, INC.



                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President



                              CW MICHIGAN, INC.



                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President



                              CW TEXAS, LP

                              By:  AFFINITY GROUP, INC., its General Partner


                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President



                              EHLERT PUBLISHING GROUP, INC.



                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President

                              EXPOSITIONS GROUP, INC.



                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President



                              GOLF CARD HOLDING CORPORATION


                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President




                              GOLF CARD INTERNATIONAL CORP.


                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President



                              GOLF CARD RESORT SERVICES, INC.



                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President



                              GSS ENTERPRISES, INC.


                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President

                              TL ENTERPRISES, INC.


                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President



                              VBI, INC.


                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President


                              WOODALL PUBLICATIONS CORPORATION


                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President



                              FLEET NATIONAL BANK, individually and as Administrative Agent for the Secured Parties


                              By:
                                 ----------------------------
                                   Name:     Mark J. Boggess
                                   Title:    Senior Vice President

     The following have become parties to this Agreement as of the date set forth next to their respective signatures:

                                     ADDITIONAL DEBTORS


                                     --------------------------------------



Dated:                               By:
      ----------------------            -----------------------------------
                                         Name:
                                         Title:

                                  SCHEDULE 1.1

                                   TRADEMARKS

                    APPLICATION OR
                    REGISTRATION NO.                            REGISTRATION
 MARKS (WORD AND                           PLACE OF FILING      OR FILING
 DESIGN)                                                        DATE



                                 SCHEDULE 1.2

                              LICENSE AGREEMENTS

                                                                       EXHIBIT E

                             AMENDED AND RESTATED
                   HAZARDOUS MATERIALS INDEMNITY AGREEMENT

     THIS INDEMNITY AGREEMENT (the "Agreement") is entered into as of the 13th day of November, 1998, by the undersigned (hereinafter referred to collectively as the "Indemnitors"), in favor of Fleet National Bank, individually and as administrative agent for the Lenders under the Credit Agreement described below (the "Mortgagee") with its main office at One Federal Street, Boston, Massachusetts 02110.

     Reference is made to the following facts:

     A. The Indemnitors have entered into an Amended and Restated Credit Agreement dated as of the date hereof (as amended from time to time, the "Credit Agreement") pursuant to which the Mortgagee, the Lenders listed in
Schedule 2.1 to the Credit Agreement, The Provident Bank, as syndication agent, and Bank One, Kentucky, NA, as documentation agent, agreed, subject to the terms and conditions set forth therein, to make certain Revolving Credit Loans, Term Loans and Swing Loans to Affinity Group, Inc. (the "Loan").

     B. As a condition to making the Loan, Mortgagee requires that Indemnitors agree to indemnify and hold harmless Mortgagee from any Environmental Claim, any Requirements of Environmental Law, and any violation of any Environmental Permit, and all Costs (as the foregoing terms are defined in EXHIBIT A hereto) relating to the Premises (as hereinafter defined). Mortgagee would not make the Loan without this Agreement and Indemnitors acknowledge and understand that this Agreement is a material inducement for Mortgagee's agreement to make the Loan.

     C. One of the Indemnitors is the owner of each of the parcels described as "Owned Properties" on the attached EXHIBIT B and is the tenant under certain leases (the "Leases") listed on EXHIBIT B, which leases relate to occupancy of certain real property described as "Leased Properties" on EXHIBIT B. The Owned Properties and the Leased Properties are individually and collectively referred to as the "Premises". The other Indemnitors are affiliates of such owners and Tenants.

     NOW, THEREFORE, in consideration of the Mortgagee's agreement to make the Loan and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby covenant and agree as follows:

     1.   HAZARDOUS MATERIALS; COMPLIANCE WITH REQUIREMENTS OF ENVIRONMENTAL
LAW.

     a. The Indemnitors represent and warrant that they have never generated, stored (other than the lawful storage of heating oil in amounts required for the heating of buildings located on the Premises, or other than the handling of Hazardous Materials in the Indemnitors' ordinary course of business in compliance with the Requirements of Environmental Law), or disposed of any Hazardous Materials on the Premises or any other property owned, occupied or operated by the Indemnitors or any person for whose conduct the Indemnitors are responsible, that, except as previously disclosed in writing to the Mortgagee, the Indemnitors are not aware of the generation, storage, disposal or release of Hazardous Materials on the Premises by anyone else, and that the Indemnitors are not aware of the generation, storage, disposal or release of Hazardous Materials upon or into the real property adjoining or in the vicinity of the Premises which through soil or ground water migration could have come to be located at the Premises. The Indemnitors further represent and warrant that, except as previously disclosed in writing to the Mortgagee, there are no existing or closed underground storage tanks on the Premises. The Indemnitors agree not to release or dispose of any Hazardous Materials at the Premises, nor to permit same, at any time.

     b. The Indemnitors represent and warrant that the Premises complies and that the Premises and the Indemnitors shall comply with all Requirements
of Environmental Law.   The Indemnitors covenant to immediately notify the
Mortgagee of the presence, release or threat of release of any Hazardous Materials at or from the Premises or any other property owned, occupied or operated by the Indemnitors or any person for whose conduct the Indemnitors are responsible or of any notice or claim received by it of any violation of any Requirements of Environmental Law.

     c. The Mortgagee may (but shall not be obligated to), from time to time, for reasonable cause, and at the Indemnitors' expense, conduct such investigations as the Mortgagee deems reasonable to determine whether Hazardous Materials exist on any part of the Premises and to determine the source, quantity and type of such Hazardous Materials, if any, and the Indemnitors shall cooperate with the Mortgagee in conducting such investigations. Such investigations may include without limitation a detailed visual inspection of the Premises, including all storage areas, storage tanks, drains and dry wells, as well as the taking of soil samples, surface water samples, and ground water samples and such other investigations or analyses as are necessary or appropriate in the Mortgagee's sole discretion for a complete assessment of the compliance of the Premises and the use and operation thereof with all Requirements of Environmental Law.
The Mortgagee and its officers, employees, agents and contractors shall have and are hereby granted the right to enter upon the Premises for the foregoing purposes, provided that the Mortgagee shall use reasonable efforts to minimize the disruption to the operation of the Indemnitors' business on the Premises.

     d. Without limiting the generality of this Section, the Indemnitors, and the Premises and all alterations thereof, shall comply with all local, state and federal laws and regulations now or hereafter in effect and applicable relating to the presence, abatement, removal, disposal, transportation or treatment of materials containing asbestos.

     e. Without limiting the generality of this Section, if any portion of the Premises is to be used for residential purposes, the Premises and all alterations thereof shall comply with all local, state and federal laws and regulations now or hereafter in effect and applicable relating to the presence, abatement, removal, disposal, transportation or treatment of materials containing lead paint.

     2.   INDEMNIFICATION.

     a. Indemnitors shall protect, defend, indemnify, and hold harmless Mortgagee, its officers, directors, shareholders, agents, employees, parents, subsidiaries and affiliates and their respective heirs, legal representatives, successors and assigns (Mortgagee and all such other persons and entities being referred to herein individually as an "Indemnitee" and collectively as "Indemnitees") from and against all Costs which at any time may be imposed upon the Premises, the Indemnitees, or any of them, arising out of or in connection with (i) Requirements of Environmental Law; (ii) Environmental Claims; (iii) the failure of Indemnitors, or any other party directly or indirectly connected with the Premises, or affiliated with Indemnitors having any control over or responsibility for the use and operation of the Premises, to obtain, maintain, or comply with any Environmental Permit; and/or (iv) the presence, existence or threat of release of Hazardous Materials (as defined in EXHIBIT A hereto) at, on, about, under, within or in connection with the Premises.

     b. In the event that any Remedial Work (as defined in EXHIBIT A hereto) is necessary under any applicable local, state or federal law or regulation, any judicial order, or by any governmental or non-governmental entity or person because of, or in connection with, the current or future presence, suspected presence, release or suspected release or threat of release of Hazardous Materials in or into the air, soil, ground water, surface water or soil vapor at, on, about, under, within, near, from or in connection with the Premises (or any portion thereof), Indemnitors shall promptly commence, or cause to be commenced, and thereafter diligently prosecute to completion, all such Remedial Work. All Remedial Work shall be performed by licensed contractors qualified to perform such work under applicable federal, state and local law. All Costs related to such Remedial Work shall be paid by Indemnitors including, without limitation, reasonable Costs incurred by any Indemnitee in connection with the monitoring or review of such Remedial Work by the Indemnitee or a third party engaged by Indemnitee. In the event Indemnitors shall fail to promptly commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Mortgagee may, but shall not be required to, cause such Remedial Work to be performed and all Costs shall become an Environmental Claim hereunder.

     c. This Agreement, and all rights and obligations hereunder shall survive (i) repayment of the Loan; (ii) satisfaction, assignment or reconveyance of the Mortgages, Deeds of Trust, Leasehold Mortgages and Leasehold Deeds of Trust by which the Premises secure the Indemnitor's obligations under the Credit Agreement (collectively, the "Mortgages"), and release of other security provided in connection with the Loan; (iii) foreclosure of the Mortgages and other security instruments in connection with the Loan; (iv) acquisition of the Premises by Mortgagee by deed-in-lieu of foreclosure or otherwise; (v) sale, assignment or transfer of all or any portion of Mortgagee's rights in the Loan and the Premises and (vi) termination of any of the Leases.

     d. Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to contribution, which any Indemnitee may have against Indemnitors or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C.
Section 9601 et seq.), as it may be amended from time to time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

     3.   NOTICE OF ACTIONS.

     a.   Indemnitors shall give immediate written notice to Mortgagee of:
(i) its use, manufacture, production, handling or storage of any type of Hazardous Material at the Premises, not previously disclosed to Mortgagee, or any substantial increase in the quantity or magnitude of the use, manufacturing, production, handling or storage of any type of Hazardous Material at the Premises above levels previously disclosed to Mortgagee; (ii) any proceeding, inquiry, notice, or other communication to it or of which it has knowledge, or with the exercise of due diligence, should have had knowledge by or from any governmental or non-governmental entity regarding the presence or suspected presence of any Hazardous Material at, on, about, under, within or in connection with the Premises or any migration thereof from or to the Premises; (iii) any actual or alleged violation of any Requirements of Environmental Law; (iv) all Environmental Claims; (v) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could cause the Premises or any part thereof to be subject to any restrictions on ownership, occupancy, transferability, or use, or subject the owner or any person having any interest in the Premises to any liability, penalty, or disability under any Requirements of Environmental Law; and (vi) the receipt of any notice or discovery of any information regarding any actual, alleged, or potential spillage, seepage, release, discharge, disposal or any other presence or existence of any Hazardous Material at, on, about, under, within, near or in connection with the Premises.

     b. Immediately upon receipt of the same, Indemnitors shall deliver to Mortgagee copies of any and all Environmental Claims, and any and all orders, notices, permits, applications, reports, and other communications, documents, and instruments pertaining to the actual, alleged, or potential presence or existence of any Hazardous Material at, on, about, under, within, near or in connection with the Premises.

     4.   PROCEDURES RELATING TO INDEMNIFICATION.

     a. In any circumstance in which this Agreement applies, Mortgagee may, but shall not be obligated to, employ its own legal counsel and consultants to investigate, prosecute, negotiate, or defend any such Environmental Claim and in the event liability is asserted directly against Mortgagee, Mortgagee shall have the right to compromise or settle such claim of liability against Mortgagee without the consent of Indemnitors. Indemnitors shall reimburse Mortgagee, within fifteen (15) days of demand, for all Costs incurred by Mortgagee, including the amount of all Costs of settlements entered into by Mortgagee.

     b. Indemnitors shall not, without the prior written consent of Mortgagee (i) settle or compromise any action, suit, proceeding, or claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Mortgagee of (x) a full and complete written release of Mortgagee (in form, scope and substance satisfactory to Mortgagee in its reasonable discretion) from all liability in respect of such action, suit or proceeding and (y) a dismissal with prejudice of such suit, action or proceeding; or (ii) settle or compromise any action, suit, proceeding, or claim in any manner that may adversely affect Mortgagee as determined by Mortgagee in its reasonable discretion.

     5. BINDING EFFECT. This Agreement shall be binding upon the Indemnitors, their successors and permitted assigns and shall inure to the benefit of the Indemnitee and its successors and assigns, including as to Mortgagee, without limitation, any affiliate of Mortgagee which acquires all or part of the Premises by any sale, assignment, deed in lieu of foreclosure, foreclosure under the Mortgages, or otherwise. The obligations of Indemnitors under this Agreement shall not be assigned without the prior written consent of Mortgagee, which consent may be given or withheld in the sole discretion of Mortgagee.

     6.   LIABILITY OF INDEMNITORS.   The liability of each party comprising
the Indemnitors shall be joint and several. The liability of Indemnitors under this Agreement shall in no way be limited or impaired by the provisions of the Mortgages or any of the other Loan Documents, or any amendment, modification, extension or renewal thereof. No delay on the Mortgagee's part in acting under this Indemnity shall operate as a waiver of any of the Mortgagee's rights hereunder. No waiver hereunder by the Mortgagee in any instance shall constitute a waiver in any other instance.

     7.   WAIVER.   Indemnitors waive any right or claim of right to cause a
marshalling of the assets of Indemnitors or to cause Mortgagee to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitors; Indemnitors agree that any payments required to be made hereunder shall become due on demand; to the extent permitted by applicable law, Indemnitors expressly agree that the liability of the Indemnitors hereunder shall in no way be affected by: (a) the release or discharge of any Indemnitor in any creditors', receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of any Indemnitor or the estate of the Indemnitor in bankruptcy, or of any remedy for the enforcement of any Indemnitor's liability under the Loan Documents, resulting from the operation of any present or future provision of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. or other similar statute or from the decision in any court; (c) the rejection or disaffirmance of the Loan Documents in any such proceedings; (d) the assignment or transfer of the Loan Documents by the Indemnitors; (e) any disability or other defense of any Indemnitor; or (f) the cessation from any cause whatsoever for the liability of any Indemnitor. Without limiting the generality of the foregoing, the Indemnitors hereby waive all suretyship defenses or defenses in the nature thereof.

     8.   NOTICES.   All notices, consents, approvals, elections and other
communications (collectively "Notices") hereunder shall be in writing (whether or not the other provisions of this Agreement expressly so provide) and shall be deemed to have been duly given if delivered in accordance with the terms of the Credit Agreement.

     9.   ATTORNEYS' FEES.   In the event that any Indemnitee brings or
otherwise becomes a party to any suit or other proceeding (including, without limitation, any administrative proceedings, but excluding any suit brought by any Indemnitee which is ruled to be frivolous or brought in bad faith) with respect to the subject matter or enforcement of this Agreement, such Indemnitee shall, in addition to such other relief as may be awarded, be entitled to recover from Indemnitors attorneys' fees, expenses and costs of investigation as are actually incurred (including, without limitation, reasonable attorneys' fees, expenses and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., or any successor statutes).

     10.  GOVERNING LAW.   This Agreement and the rights and obligations of
the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts ("State"). Indemnitors hereby irrevocably submit to the non-exclusive jurisdiction of any State or federal court sitting in Boston, Massachusetts over any suit, action or proceeding arising out of or relating to this Agreement, and Indemnitors hereby agree and consent that, in addition to any other methods of service of process in any such suit, action or proceeding in any State or federal court sitting in Boston, Massachusetts, service of process may be made by certified or registered mail, return receipt requested, directed to Indemnitors at the address indicated in Section 7 hereof, and service so made shall be complete one (1) day after the same shall have been so mailed.

     11.  SUCCESSIVE ACTIONS.   A separate right of action hereunder shall
arise each time Mortgagee acquires knowledge of any matter indemnified by Indemnitors under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Indemnitors hereby waive and covenant not to assert any defense in the nature of splitting of causes of action or merger of judgments.

     12.  PARTIAL INVALIDITY.   If any provision of this Agreement shall be
determined to be unenforceable in any circumstances by a court of competent jurisdiction, then the balance of this Agreement shall be enforceable nonetheless, and the subject provision shall be enforceable in all other circumstances.

     13.  INTEREST ON UNPAID AMOUNTS.   All amounts required to be paid or
reimbursed to any Indemnitee hereunder shall bear interest from the date of expenditure by such Indemnitee or the date of written demand to Indemnitors hereunder, whichever is later, until paid to Indemnitee(s). The interest rate shall be the lesser of (a) eighteen percent (18%) per annum or (b) the maximum rate then permitted for the parties to contract for under applicable law.

     14. AUTHORITY. Each individual signing this Indemnity Agreement on behalf of the Indemnitors or any other indemnitor which is not a natural person warrants and represents to the Mortgagee that he or she is authorized to do so by all requisite action of the Indemnitors or such other entity.

     15.  EXHIBITS.  All exhibits attached hereto are incorporated by reference.

     IN WITNESS WHEREOF, Indemnitors have executed this Agreement as of the date first set forth above.

                                      BORROWER

                                      AFFINITY GROUP, INC.

                                      By:_______________________________________
                                         Name:     Mark J. Boggess
                                         Title:    Senior Vice President

                                      RESTRICTED SUBSIDIARIES/GUARANTORS

                                      A - B DEVELOPMENT CO.

                                      By:  AGI PROPERTIES OF COLORADO, INC.,
                                           Its General Partner

                                      By:_______________________________________
                                         Name:     Mark J. Boggess
                                         Title:    Senior Vice President

                                      AFFINITY BROKERAGE, INC.

                                      By:_______________________________________
                                         Name:     Mark J. Boggess
                                         Title:    Senior Vice President

                                      AFFINITY ROAD AND TRAVEL CLUB, INC.

                                      By:_______________________________________
                                         Name:     Mark J. Boggess
                                         Title:    Senior Vice PresidenAGI

                                      AGI PROPERTIES OF COLORADO, INC.

                                      By:_______________________________________
                                         Name:     Mark J. Boggess
                                         Title:    Senior Vice President

                                      AGI REAL ESTATE HOLDINGS, INC.

                                      By: ______________________________________
                                          Name:     Mark J. Boggess
                                          Title:    Senior Vice President

                                      AFFINITY ROAD AND TRAVEL HOLDING CORP.

                                      By: ______________________________________
                                          Name:     Mark J. Boggess
                                          Title:    Senior Vice President

                                      CAMP COAST TO COAST, INC.

                                      By:_______________________________________
                                         Name:     Mark J. Boggess
                                         Title:    Senior Vice President

                                      CAMPING REALTY, INC.

                                      By:_______________________________________
                                         Name:     Mark J. Boggess
                                         Title:    Senior Vice President

                                      CAMPING WORLD, INC.

                                      By:_______________________________________
                                         Name:     Mark J. Boggess
                                         Title:    Senior Vice President

                                      CWI, INC.

                                      By:_______________________________________
                                         Name:     Mark J. Boggess
                                         Title:    Senior Vice President

                                      CW MICHIGAN, INC.

                                      By:_______________________________________
                                         Name:     Mark J. Boggess
                                         Title:    Senior Vice President

                                      CW TEXAS, L.P.

                                      By:  AFFINITY GROUP, INC., its General
                                           Partner

                                      By:_______________________________________
                                         Name:     Mark J. Boggess
                                         Title:     Senior Vice President

                                      EHLERT PUBLISHING GROUP, INC.

                                      By:_______________________________________
                                         Name:     Mark J. Boggess
                                         Title:    Senior Vice President

                                      EXPOSITIONS GROUP, INC.

                                      By:_______________________________________
                                         Name:     Mark J. Boggess
                                         Title:    Senior Vice President

                                      GOLF CARD HOLDING CORPORATION

                                      By:_______________________________________
                                         Name:     Mark J. Boggess
                                         Title:    Senior Vice President

                                      GOLF CARD INTERNATIONAL CORP.

                                      By:_______________________________________
                                         Name:     Mark J. Boggess
                                         Title:    Senior Vice President

                                      GOLF CARD RESORT SERVICES, INC.

                                      By:_______________________________________
                                         Name:     Mark J. Boggess
                                         Title:    Senior Vice President

                                      GSS ENTERPRISES, INC.

                                      By:_______________________________________
                                         Name:     Mark J. Boggess
                                         Title:    Senior Vice President

                                      TL ENTERPRISES, INC.

                                      By:_______________________________________
                                         Name:     Mark J. Boggess
                                         Title:    Senior Vice President

                                      VBI, INC.

                                      By:_______________________________________
                                         Name:     Mark J. Boggess
                                         Title:    Senior Vice President

                                      WOODALL PUBLICATIONS CORPORATION

                                      By:_______________________________________
                                         Name:     Mark J. Boggess
                                         Title:    Senior Vice President

Exhibits:      A - Definitions
               B - Premises Description:     Owned Properties
                             Leased Properties
                             Leases

                              STATE OF NEW YORK
County of New York, ss:                                        November 13, 1998

     Then personally appeared the above named Mark J. Boggess, as Senior Vice President of each of the corporations set out above, and acknowledged the foregoing instrument to be his free act and deed as Senior Vice President of said corporations, before me,



                         --------------------------------------------
                         Notary Public
                         My commission expires:

                                    EXHIBIT A

                                   DEFINITIONS

     Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

     (a) "Costs" shall mean all liabilities, losses, costs, damages, (including consequential damages), expenses, claims, attorneys' fees, experts' fees, consultants' fees and disbursements of any kind or of any nature whatsoever. For the purposes of this definition, such losses, costs and damages shall include, without limitation, remedial, removal, response, abatement, restoration, cleanup, legal, investigative and monitoring costs and related costs, expenses, losses, damages, penalties, fines, obligations, defenses, judgments, suits, proceedings and disbursements. Costs shall also include, without limitation, (i) the costs of removal, transportation and disposal of any and all Hazardous Materials from all or any portion of the Premises, (ii) costs required to take necessary precautions to protect against the release of Hazardous Materials at, on, in, about, under, within, near or in connection with the Premises in or into the air, soil, surface water, ground water, or soil vapor, any public domain, or any surrounding areas, and (iii) costs incurred to comply, in connection with all or any portion of the Premises, with all applicable laws with respect to Hazardous Materials, including any such laws applicable to the work referred to in this sentence.

     (b) "Environmental Claim" shall include, but not be limited to, any claim, demand, action, cause of action, suit, loss, cost, damage, fine, penalty, expense, liability, judgment, proceeding, or injury, whether threatened, sought, brought, or imposed, that seeks to impose costs or liabilities for the following, occurring at, on, about under, within, near, from, or in connection with the Premises: (i) noise; (ii) pollution or contamination of the air, surface water, ground water, or soil; (iii) solid, gaseous, or liquid waste generation, handling, treatment, storage, disposal, or transportation; (iv) exposure to Hazardous Materials; (v) the manufacture, processing, distribution in commerce, use, or storage of Hazardous Materials;
(vi) injury to or death of any person or persons arising out of the discharge, release, storage, handling, presence, or transport of Hazardous Materials; (viii) any and all penalties arising out of the discharge, release, storage, handling, presence, or transport of Hazardous Materials,
(ix) any assertion of breach or violation of any Requirements of Environmental Law, or any event, occurrence, or condition relating to the Premises as a consequence of which (A) Indemnitors, Mortgagee, or any owner, occupant, or person having any interest in the Premises shall be liable, or
(B) the Premises shall be subject to any restriction on use, ownership, transferability, or (iii) any Remedial Work shall be required.

     (c) "Environmental Permit" means any permit, license, approval, or other authorization with respect to any activities, operations, or businesses conducted on or in relation to the Premises under any applicable law, regulation, or other requirement of the United States or any state, municipality, or other subdivision or jurisdiction related to pollution or protection of health or the environment, or any private agreement (such as covenants, conditions and restrictions), including laws, regulations or other requirements relating to emissions, discharges, or releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water, or soil, or otherwise relating to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transportation, or handling of Hazardous Materials at, on, about, under, within, near, or from the Premises.

     (d)  "Hazardous Materials" shall include the following:

          (i) Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499 100 Stat. 1613) ("SARA"), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.) ("RCRA"), the Toxic Substance Control Act of 1976 ("TSCA"), and the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801 et seq., and in the regulations promulgated pursuant to said laws, all as amended;

          (ii) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

          (iii) Any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (E) flammable explosives; or
(F) radioactive materials;

          (iv)  Asbestos;

          (v)   Lead paint; and

          (vi) Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

     (e) "Remedial Work" shall mean any investigation, site monitoring, containment, clean-up, removal, transportation, disposal, restoration, reporting, or sampling with respect to Hazardous Materials or soil, water, tanks, drums or other materials which contain or contained Hazardous Materials.

     (f) "Requirements of Environmental Law" means all requirements of environmental or ecological laws or regulations or controls which are applicable to the Premises or the activities conducted thereon, including all requirements imposed by any law, rule, order, or regulations of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, board, or authority, or any private agreement (such as covenants, conditions and restrictions), which relate to (i) noise; (ii) pollution or protection of the air, surface water, ground water, or soil;
(iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; (iv) exposure to Hazardous Materials; or (v) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.

                                    EXHIBIT B

                              PREMISES DESCRIPTION


OWNED PROPERTIES:
-----------------
1.   California, Bakersfield West Coast Dist. Center (81,500 s.f.)

2.   California, La Mirada Superstore (30,647 s.f.)

3.   California, Valencia Superstore (58,800 s.f.)

4.   Colorado, Englewood-AGI (60,000 s.f.)

5.   Florida, Kissimmee Superstore (56,850 s.f.)

6.   Kentucky, Bowling Green, Warren County Superstore (38,368 s.f.)

7.   Kentucky, Bowling Green, Warren County, Headquarters (26,000 s.f.)

8.   Michigan, Belleville Superstore (44,197 s.f.)

9.   South Carolina, Myrtle Beach Superstore (38,935 s.f.)

10.  Tennessee, Nashville Superstore (30,000 s.f.)

LEASED PROPERTIES AND LEASES:
----------------------------
11.  Arizona, Mesa Maricopa County (27,500 s.f.)

     Lease dated 12/26/85 between Camelback Partnership and CWI, Inc.

12.  California, Fairfield Solano County (43,434 s.f.)

     Lease dated 2/1/84 between CWI Associates, Ltd. and Camping World, Inc.

13.  California, Rocklin Placer County (29,085 s.f.)

     Lease dated 6/24/92 between The Rocklin-Denton Group and CWI, Inc.

14.  California, San Bernadino, San Bernadino County (18,126 s.f.)

     Lease dated 11/1/86 between San Bernadino PFA, LLC and Camping World, Inc.

15.  California, San Marcos, San Diego County, Superstore (26,000 s.f.)

     Lease dated 8/1/96 between San Marcos RV Associates and CWI, Inc.

16.  California, San Martin (Santa Clara), Santa Clara County (29,486 s.f.)


                                       15

     Lease dated 3/1/93 between The San Martin Group and CWI, Inc.

17.  California, Ventura - AGI (74,100 s.f.)

     Lease dated ____________________________________________________

18.  Colorado, Denver (Wheat Ridge), Denver County (27,085 s.f.)

     Lease dated 3/29/91 between KGC Trust and CWI, Inc.

19.  Florida, Fort Myers Lee County (22,886 s.f.)

     Lease dated 4/17/87 between Pecos Industries Corp. and CWI, Inc.

20.  Florida, Seffner Hillsborough County

     Lease dated 1/4/96 between 1-4 Land Holding Limited Company and CWI, Inc.

21.  Florida, Tampa (Brandon) Hillsborough County (40,334 s.f.)

     Lease dated 12/24/90 between CW Tampa Group and Camping World, Inc.

22.  Illinois, Bolingbrook DuPage/Will County (25,126 s.f.)

     Lease dated 1/3/91 between CW Bolingbrook-Group and Camping World, Inc.

23.  Illinois, Lake Forest-Woodall

     Lease dated 11/1/94 between Viking Park Industrial Development Group and
     Woodall Publications Group

24. Kentucky, Bowling Green, Warren County East Coast Dist. Center (104,000 s.f.)

     Lease dated 12/13/85 between Three Springs Partnership and CWI, Inc.

25.  Minnesota, Rogers Hennepin County  (24,700 s.f.)

     Lease dated 5/22/95 between Steven D. Downey, Gary M. Howerton, R. Harvey
     Johnson, III, and Charles E. Bennyworth and CWI, Inc.

26.  Nevada, Las Vegas (Henderson), Clark County (25,850 s.f.)

     Lease dated 9/29/95 between The Henderson Group and CWI, Inc.

27.  New Jersey, Pureland, (Bridgeport, Swedenborough)

     Lease dated 7/21/95 between Arvee, L.L.C. and CWI, Inc.

28.  Ohio, Brunswick Medina County (17,900 s.f.)


                                       16

     Lease dated 9/30/93 between Bruce A. Barrick and CWI, Inc.

29.  Oregon, Wilsonville Clackamas/Washington County (32,850 s.f.)

     Lease dated 9/11/89 between FPI-Wilsonville Venture and Camping World, Inc.

30.  Texas, Denton Denton County (22,984 s.f.)

     Lease dated 5/21/92 between Rocklin-Denton Group and CWI, Inc.

31.  Texas, Mission Hidalgo County (23,094 s.f.)

     Lease dated 2/1/87 between R.D.R.G. Inc. and CWI, Inc.

32.  Utah, Salt Lake City (Draper), Salt Lake County (27,675 s.f.)

     Lease dated 9/5/96 between The Draper Group and CWI, Inc.

33.  Washington, Fife Pierce County (35,659 s.f.)

     Lease dated 5/7/90 between Henry Buys and Helenor Kooyman, and Camping
     World, Inc.


                                                                       EXHIBIT F

               AMENDED AND RESTATED AFFILIATE SUBORDINATION AGREEMENT

     FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, and in consideration of the investments, loans, advances, discounts, renewals or extensions now or hereafter made by Fleet National Bank (the "Administrative Agent") and certain other Lenders now named or added in the future to
Schedule 2.1 of the Credit Agreement, as defined below (the Administrative Agent and the other Lenders being herein referred to collectively as the "Senior Creditors"), directly or indirectly, to or for the benefit of Borrower and the Guarantors (the "Credit Parties"), the undersigned affiliates of the Credit Parties (collectively, the "Subordinated Creditors" and each individually a "Subordinated Creditor") jointly and severally agree with the Senior Creditor as follows:

      1. REPRESENTATIONS BY SUBORDINATED CREDITORS. Each of the Subordinated Creditors represents to the Senior Creditors that all Indebtedness of the Borrower or any Guarantor to such Subordinated Creditor, if any, is set forth in Schedule 4.14 to the Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, the Guarantors, the Senior Creditors, The Provident Bank, as syndication agent, Bank One, Kentucky, NA, as documentation agent, and the Administrative Agent (as amended from time to time, the "Credit Agreement"). Any capitalized term not defined in this agreement shall have the meaning provide in the Credit Agreement. Each of the Subordinated Creditors further represents that said Indebtedness, if any, has not heretofore been assigned to or subordinated in favor of any other Person and that such Subordinated Creditor holds no security therefor.

      2. SUBORDINATION. The Subordinated Creditors hereby subordinate all present and future Indebtedness of the Credit Parties or any of them to the Subordinated Creditors (the "Subordinated Indebtedness") to any and all Indebtedness now or hereafter owing by the Credit Parties or any of them (including any interest accruing after the commencement of any proceeding by or against the Credit Parties or any of them under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as a claim enforceable against the Credit Parties or any of them in such proceeding) to the Senior Creditors (the "Senior Indebtedness") to the extent and in the manner hereinafter set forth, and the Subordinated Creditors agree not to demand, accept or receive any payment in respect of the Subordinated Indebtedness, including, without limitation, any payment received through the exercise of any right of setoff, counterclaim or cross claim, or any collateral therefor, in contravention hereof:

     (a) In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Credit Parties or to its creditors, as such, or to its properties, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Credit Parties, whether or not involving insolvency or bankruptcy, then the Senior Creditors shall be entitled to receive payment in full of all of the Senior Indebtedness before the Subordinated Creditors are entitled to receive any payment in respect of the Subordinated Indebtedness, and to that end the holders of the Senior Indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of the Subordinated Indebtedness;

     (b) In the event of any default or Event of Default as defined or provided in the Loan Agreement or in any other agreement of the Credit Parties with the Senior Creditors, and during the continuance thereof, no amount shall be paid, whether in cash, property, or securities or otherwise, in respect of the principal of or premium, if any, or interest on the Subordinated Indebtedness; and

     (c) No amount shall be paid, whether in cash, property, securities or otherwise, in respect of the Subordinated Indebtedness, except as specifically permitted under the Loan Agreement or with the prior written consent of the Senior Creditors.

     3. COLLATERAL ASSIGNMENT OF CLAIMS. ETC. As security for the Senior Indebtedness and in order to effectuate the foregoing subordination, the Subordinated Creditors hereby transfer and assign to the Senior Creditors all claims or demands of the Subordinated Creditors against the Credit Parties, with full right on the part of the Senior Creditors, in its own name or in its name as attorney in fact for the Subordinated Creditors, to collect and enforce said claims by suit, proof of debt in bankruptcy or other liquidation, reorganization or insolvency proceedings or otherwise and to vote said claims in any such proceedings. If requested by the Senior Creditors, the Subordinated Creditors will: (a) promptly deliver or cause to be delivered to the Senior Creditors all promissory notes or other negotiable instruments evidencing the Subordinated Indebtedness, which promissory notes or negotiable instruments shall be endorsed to the Senior Creditors; (b) promptly execute and deliver to the Senior Creditors all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, as may be requested by the Senior Creditors to enforce all claims upon or in respect of the Subordinated Indebtedness; and (c) take all such other action, as may be requested by the Senior Creditors to enforce all claims upon or in respect of the Subordinated Indebtedness. All such promissory notes and other negotiable instruments evidencing any Subordinated Indebtedness shall bear an appropriate legend referring to this Subordination Agreement and reciting that the payment of the Subordinated Indebtedness evidenced thereby is subject to the provisions hereof.

     4. DELIVERY OF PAYMENTS. If, prior to the satisfaction of the Senior Indebtedness and the termination of the obligation of the Senior Creditors to make loans to the Credit Parties under the Loan Agreement and the documents related thereto, any of the Subordinated Creditors receives any payment with respect to any of the Subordinated Indebtedness (except for payments, if any, permitted under Section 2 hereof) or any security for or on account of the Subordinated Indebtedness, such Subordinated Creditor shall forthwith deliver such payment or security to the Senior Creditors, in precisely the form received, except for such Subordinated Creditor's endorsement when necessary, for application on account of or as security for the Senior Indebtedness and until so delivered, such payment or security shall be held in trust by such Subordinated Creditor as the property of the Senior Creditors. In the event of the failure of such Subordinated Creditor to endorse any instrument for the payment of money so received by such Subordinated Creditor, the Senior Creditors are irrevocably appointed attorney for such

Subordinated Creditor with full power to make such endorsement and with full power of substitution.

     5. FURTHER ASSURANCES. In order to carry out the terms and intent of this Subordination Agreement more effectively, the Subordinated Creditors will do all acts and execute all further documents and instruments necessary or convenient to preserve for the Senior Creditors the benefits of this Subordination Agreement.

     6. WAIVERS. ETC. No action which the Senior Creditors, or the Credit Parties with the consent of the Senior Creditors, may take or refrain from taking with respect to any Senior Indebtedness, or any note or notes representing the same, or any collateral therefor, including any waiver or release thereof or of any agreement or agreements (including guaranties) in connection therewith, shall affect this Subordination Agreement or the obligations of the Subordinated Creditors hereunder. No waiver shall be deemed to be made by the Senior Creditors of any of its rights hereunder unless the same shall be in writing and then only with respect to the specific instance involved, and shall in no way impair or offset the rights of the Senior Creditors or the obligations of the Subordinated Creditors in any other respect or at any other time.

     7. TRANSFER. The Subordinated Creditors will not transfer, sell or otherwise dispose of any of the Subordinated Indebtedness except to a transferee who agrees to become a party hereto and with the prior written consent of the Senior Creditors.

     8. CREDIT AGREEMENT; AGENCY. Notwithstanding any other provision of this Subordination Agreement, the rights of the parties hereunder are subject to the provisions of the Credit Agreement, including the provisions thereof pertaining to the rights and responsibilities of the Administrative Agent. Unless the context shall so otherwise clearly indicate, the term "Senior Creditor" and "Senior Creditors", as used herein shall be deemed to include the Administrative Agent acting on behalf of the Senior Creditors pursuant to the Credit Agreement. The rights of the Administrative Agent shall extend to any successor Administrative Agent, as provided for in the Credit Agreement.

     9. MISCELLANEOUS. This Subordination Agreement shall be binding upon the Subordinated Creditors and the Credit Parties and their respective heirs, legal representatives, successors and assigns and shall inure to the benefit of the Senior Creditors and its legal representatives, successors and assigns (including without limitation any transferee of any Senior Indebtedness). This Subordination Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of the counterparts shall together constitute one and the same instrument.

     10. GOVERNING LAW: JURISDICTION: WAIVER OF JURY TRIAL. This Subordination Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts. Each Subordinated Creditor, to the extent that such Subordinated Creditor may lawfully do so, hereby consents to service of process, and to be sued, in the Commonwealth of Massachusetts and consents to the jurisdiction of the courts of the Commonwealth of

Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action, or other proceeding arising out of any of such Subordinated Creditor's obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections as to venue in any such courts. Each Subordinated Creditor further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and confer personal jurisdiction if served personally or by certified mail at the address set forth below under the signature of such Subordinated Creditor or as otherwise provided under the laws of the Commonwealth of Massachusetts. EACH SUBORDINATED CREDITOR IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST SUCH SUBORDINATED CREDITOR IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Executed as a sealed instrument as of the13th day of November, 1998.


                              ------------------------------------------
                              Stephen Adams
                              Address:

                              ------------------------------------------

                              ------------------------------------------

                              ------------------------------------------


                              AGI HOLDING CORP.


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President
                              Address:

                              ------------------------------------------

                              ------------------------------------------

                              ------------------------------------------

                              AFFINITY GROUP HOLDINGS, INC.

                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President


                              AFFINITY INSURANCE GROUP, INC.


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President


                              AFFINITY THRIFT AND LOAN


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President


                              AFFINITY GROUP THRIFT HOLDING CORP.


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President


                              VENTURE ENTERPRISES, INC.


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President

     The Credit Parties hereby acknowledges notice of the within and foregoing Subordination Agreement and agrees to be bound by all of the terms, provisions and conditions hereof.

                              BORROWER

                              AFFINITY GROUP, INC.


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President


                              A - B DEVELOPMENT CO.

                              By:  AGI PROPERTIES OF COLORADO, INC.,
                                   Its General Partner

                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President


                              AFFINITY BROKERAGE, INC.


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President


                              AFFINITY ROAD AND TRAVEL CLUB, INC.


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President

                              AGI PROPERTIES OF COLORADO, INC.


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President


                              AGI REAL ESTATE HOLDINGS, INC.


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President


                              AFFINITY ROAD AND TRAVEL HOLDING CORP.


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President


                              CAMP COAST TO COAST, INC.


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President


                              CAMPING REALTY, INC.


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President


                              CAMPING WORLD, INC.


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President

                              CWI, INC.


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President


                              CW MICHIGAN, INC.


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President


                              CW TEXAS, LP


                              By:  AFFINITY GROUP, INC., its General Partner


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President


                              EHLERT PUBLISHING GROUP, INC.


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President


                              EXPOSITIONS GROUP, INC.


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President


                              GOLF CARD HOLDING CORPORATION


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President

                              GOLF CARD INTERNATIONAL CORP.


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President


                              GOLF CARD RESORT SERVICES, INC.


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President


                              GSS ENTERPRISES, INC.


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President


                              TL ENTERPRISES, INC.


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President


                              VBI, INC.


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President


                              WOODALL PUBLICATIONS CORPORATION


                              By:
                                 ---------------------------------------
                                  Name:      Mark J. Boggess
                                  Title:     Senior Vice President

                              The foregoing is hereby accepted:

                              FLEET NATIONAL BANK, individually and

                              as Administrative Agent for the Lenders

                              By:
                                 -----------------------------------------
                              Name:
                              Title:

                                                                       EXHIBIT G


                           FORM OF COMPLIANCE CERTIFICATE

Fleet National Bank, as Administrative Agent
One Federal Street
Boston, Massachusetts 02110
Attention: [Name]

     Re: AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF NOVEMBER 13, 1998 (THE "CREDIT AGREEMENT")

Ladies and Gentlemen:

     Pursuant to the Credit Agreement, enclosed is a copy of consolidated financial statements of Affinity Group, Inc. (the "Borrower"), for the [quarter] [year] ended ____________________, prepared in accordance with generally accepted accounting principles. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

     As required, a review of the activities of the Credit Parties during the [quarter] ended ______________________ has been made under the immediate supervision of the undersigned with a view to determining whether, during such period, the Borrower and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant and condition of the Credit Agreement. To the best of my knowledge and belief there neither exists on the date of this certificate, nor existed during such period, any Default or Event of Default. There has been no change in GAAP since the date of the last audited financial statements delivered to you by the Borrower.

     As further required, attached are covenant calculations showing compliance or non-compliance with Section 7.9 of the Credit Agreement.

                              Very truly yours,

                              __________________________________________
                              (Financial Officer)

Enclosures

                            COVENANT CALCULATIONS

A.   SECTION 7.9 FINANCIAL COVENANT CALCULATIONS

1.   CONSOLIDATED FIXED CHARGES RATIO (LAST FOUR FISCAL QUARTERS).

The Consolidated Fixed Charges Ratio for such period is:              _____ to 1

The Consolidated Fixed Charges Ratio permitted for such period is
  not less than:                                                       1.05 to 1

The Consolidated Fixed Charges Ratio has been calculated as follows:

Consolidated Operating Cash Flow (last four fiscal quarters):      $____________

DIVIDED BY

Debt Service                                                       $____________

PLUS cash taxes                                                    $____________

PLUS Non-Financed Capital Expenditures                             $____________

Sum  $____________

Fixed Charge Coverage Ratio:                                          _____ to 1

2.   CONSOLIDATED TOTAL LEVERAGE RATIO.

The Consolidated Total Leverage Ratio is:                             _____ to 1

The Consolidated Total Leverage Ratio permitted is not more than:     _____ to 1

Based on such Consolidated Total Leverage Ratio,

the Applicable Margin is:

     For Base Rate Loans:              ______%

     For Eurodollar Loans:             ______%

Consolidated Total Leverage Ratio has been calculated as follows:

Total Debt:                                                        $____________

DIVIDED BY

Consolidated Operating Cash Flow (last four fiscal quarters):      $____________

Consolidated Total Leverage Ratio:                                    _____ to 1

For purposes of calculating the Consolidated Total Leverage Ratio,
  Total Debt has been calculated as follows:

(a) obligations for borrowed money                     $___________

(b) obligations to pay deferred purchase price         $___________

(c) Capital Lease Obligations                          $___________

(d) Indebtedness of the Holding Company for Holding
    Company Notes, Ehlert Note, Camping World
    Incentive Management Agreements                    $___________

Total: (sum of (a), (b) and (c), minus (d)             $___________

3.   CONSOLIDATED SENIOR LEVERAGE RATIO (LAST FOUR FISCAL QUARTERS).

The Consolidated Senior Leverage Ratio for such period is:              ___ to 1

The Consolidated Senior Leverage Ratio for such period is
  required to be not less than:                                         ___ to 1

The Consolidated Senior Leverage Ratio has been calculated as follows:

Senior Debt                                                        $____________

DIVIDED BY

Consolidated Operating Cash Flow (last four fiscal quarters):      $____________

Consolidated Senior Leverage Ratio:                                   _____ to 1

     For purposes of calculating the Consolidated Senior Leverage Ratio,
      Senior Debt has been calculated as follows:

      (a)  obligations for borrowed money                $____________

      (b)  obligations to pay deferred purchase price         $____________

      (c)  Capital Lease Obligations                          $____________

      Senior Debt (sum of (a), (b) and (c))                   $____________

4.   CONSOLIDATED OPERATING CASH FLOW.

Consolidated Operating Cash Flow for such period is                $____________

EBITDA                                                             $____________

PLUS increase in Deferred Revenues                                 $____________

MINUS decrease in Deferred Revenues                                $____________

MINUS Phantom Stock Payments                                       $____________

Consolidated Operating Cash Flow for such period
is not permitted to be less than:                                  $____________

      "EBITDA" means, for any period, operating income for the Credit Parties (determined on a consolidated basis without duplication in accordance with GAAP) for such period (calculated after deduction for real estate taxes but before deduction for income, franchise and other like taxes accrued during such period, Consolidated Interest Expense, depreciation, amortization and any other non-cash income or charges accrued for such period (including such charges in respect of Phantom Stock Accruals) and (except to the extent received or paid in cash by the Credit Parties) income or loss attributable to equity in Affiliates for such period), excluding from the calculation of such operating income any extraordinary and unusual gains or losses during such period and excluding from the calculation of such operating income the proceeds of any Casualty Events and Dispositions. Notwithstanding the foregoing, any amounts accrued or paid with respect to the "SAR Obligations" referred to in Section 5.8 of the Camping World Acquisition Agreement and any deferred financing costs or tangible assets which are written off as a result of the repayment and discharge of Indebtedness under the Existing Credit Agreements shall not be deducted in determining operating income.

     Notwithstanding the foregoing, if during any period for which EBITDA is being determined, any Credit Party shall have consummated any Acquisition permitted by Section 7.4(d) and (if such acquisition is a stock or other equity Acquisition) the company acquired in such Acquisition becomes a Restricted Subsidiary in accordance with the provisions of Section 6.10(a) then, for all purposes of this Agreement, with the exception of the calculation of Excess Cash Flow, EBITDA shall be determined on a pro forma basis as if such Acquisition had been made or consummated on the first day of such period.

5.   CAPITAL EXPENDITURES.

Capital Expenditures for such period are:                          $____________

Credit Parties Expenditures:                                       $____________

MINUS Net Cash Proceeds from a Disposition reinvested

pursuant to Section 2.10(b)(iv):                                   $____________

Capital Expenditures for such period are not permitted

to be greater than:                                                  $17,000,000

B.   EXCESS CASH FLOW

The Excess Cash Flow for such fiscal year is                       $____________

Excess Cash Flow has been calculated as follows:



     "EXCESS CASH FLOW" means, for each fiscal year, commencing with the fiscal year ending December 31, 1998 and for each fiscal quarter or year thereafter, EBITDA PLUS Related Retail Sale-Leaseback Proceeds received in such period MINUS (to the extent not deducted in computing EBITDA) (i) Debt Service for such period MINUS (ii) the aggregate amount of all Non-Financed Capital Expenditures made during such period MINUS (iii) the aggregate amount paid, or required to be paid, in cash in respect of income, franchise, and other like taxes (excluding real estate taxes) for such period MINUS (iv) all Permitted Tax Distributions made during such period MINUS (v) cash payments made by the Borrower and its Restricted Subsidiaries during such period under the Phantom Stock Agreements. The Borrower agrees that, solely for the purposes of calculating any quarterly Permitted Cash Flow Distribution pursuant to Section 7.6, all charges or debits to EBITDA and Excess Cash Flow in respect of amounts paid or required to be paid under the Ehlert Note and the Camping World Incentive Management Agreements shall be recognized in four equal payments, one in each fiscal quarter of the fiscal year in which such charge or debit is accrued or paid.

                                                                       EXHIBIT H

                              November 13, 1998

Fleet National Bank, as Administrative Agent under the Credit Agreement described below, and the Lenders party thereto
One Federal Street
Boston, MA 02110

Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 5.1(p) of the Amended and Restated Credit Agreement dated as of November ___, 1998 (the "CREDIT AGREEMENT"), among Affinity Group, Inc., a Delaware corporation (the "BORROWER"), certain subsidiaries of the Borrower listed on Exhibit A (the "SUBSIDIARIES"), Affinity Group Holding, Inc. (the "HOLDING COMPANY", the Subsidiaries and the Holding Company are referred to collectively as the "GUARANTORS"), the Lenders listed on Schedule 2.1 to the Credit Agreement (the "LENDERS"), The Provident Bank, as Syndication Agent, Bank One, Kentucky, NA, as Documentation Agent, and Fleet National Bank, as Administrative Agent for the lenders (the "ADMINISTRATIVE AGENT"). Except as otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

     We have acted as special counsel for the Borrower and the Guarantors in connection with the Credit Agreement and the other Loan Documents, as defined below, and the documents and agreements delivered pursuant to the Loan Documents on the Effective Date. We have also acted as special counsel for the Holding Company and the Borrower in connection with the planned redemption of the Senior Subordinated Notes.

     In that connection, we have examined:

     (1)  the Credit Agreement;

     (2)  the Nonrecourse  Guaranty and Pledge Agreement;

     (3)  the Security Agreements;

     (4)  the Trademark Security Agreements;

     (5) Pledge Agreements for the outstanding shares of the Borrower and each Guarantor other than the Holding Company;

     (6) the Uniform Commercial Code ("UCC") Financing Statements listed on Exhibit B and filed in the locations listed on Exhibit B ("UCC FINANCING STATEMENTS");

     (7) the Mortgages and Deeds of Trust from the Borrower and certain of the Guarantors for the real property referenced on Exhibit B;

     (8)  the Leasehold Mortgages listed on Exhibit B;

     (9)  the Environmental Indemnity Agreements;

     (10) certain documents and instruments related to each of items listed as
          (1) through (9);

     (11) the Certificates of Incorporation of the Borrower and each Guarantor;

     (12) Certificates of good standing and tax good standing for the Borrower and each of the Guarantors;

     (13) Certificates of foreign qualification for each jurisdiction in which the Borrower or any Guarantor is required to register;

     (14) the Bylaws of the Borrower and each Guarantor;

     (15) the Holding Company Notes Indenture; and

     (16) the Senior Subordinated Notes Indenture.

     The documents in clauses (1) through (10) are collectively referred to as the "LOAN DOCUMENTS". The documents in clauses (3) through (6) are collectively referred to as the "SECURITY DOCUMENTS". The documents in clauses (7) and (8) are collectively referred as the "REAL ESTATE SECURITY DOCUMENTS". The documents in clauses (11) through (14) are collectively referred to herein as the "CHARTER DOCUMENTS". The documents in clauses (15) and (16) are collectively referred to herein as the "INDENTURES".

     We have also examined the originals, or copies certified to our satisfaction, certificates of public officials and of officers of the Borrower and each of the Guarantors, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have relied solely upon the representations of the Borrower and the Guarantors contained in the Credit Agreement. As used in this opinion, the phrases "to our knowledge", "known to us", "of which we have knowledge", or similar phrases, mean that nothing inconsistent with the part of our opinion so qualified has come to our attention in the course of performing legal services for the Borrower or the Guarantors, but we have not made any special investigation with respect to the matter as to which our opinion is so qualified.

     We have assumed that the Borrower's chief executive offices and books and records are and shall remain located in Boulder, Colorado and that the chief executive office of each of the Guarantors is as set forth on Exhibit A hereto. We have further assumed that the other locations maintained by the Borrower and the Guarantors are as set forth on the Perfection Certificates submitted as part of the Security Agreements delivered to the Lenders.

     We are qualified to practice law in the State of Minnesota and the following opinions are limited to the laws of the State of Minnesota, the federal laws of the United States and the general corporate laws of the State of Delaware, except that the opinion expressed in paragraphs

6, 11, 12 and 14 as to the laws of the States listed on Exhibit C are rendered solely in reliance on the opinions of local counsel listed on Exhibit C attached hereto which have been delivered to the Administrative Agent under the Credit Agreement and are subject to all limitations and qualifications set forth in such opinions.

     With respect to our opinion as to the good standing of the Borrower, each Guarantor and the Holding Company set forth in paragraphs 1 and 2 below, we have relied solely on a certificate from the Secretary of the State of Delaware and such other certificates from other jurisdictions as we believed necessary to give this opinion (all of which certificates have been delivered to the Administrative Agent under the Credit Agreement).

     Based upon and subject to the foregoing and upon such investigation as we have deemed necessary, we are of the opinion that:

          1. The Borrower is a duly organized and validly existing corporation, in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own its properties and to transact the business in which it is engaged and that the Borrower is qualified to do business in each jurisdiction in which the nature of the Borrower's business or properties require qualification as a foreign corporation, except where failure to so qualify will not have a Material Adverse Effect.

          2. Each Guarantor is duly organized and validly existing corporation, in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own its respective properties and to transact its respective business in which it is engaged and that each Guarantor is qualified to do business in each jurisdiction in which the nature of each such Guarantor's business or properties require qualification as a foreign corporation, except where failure to so qualify will not have a Material Adverse Effect.

          3. The Borrower and each Guarantor have the power to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which the Borrower and each Guarantor is a party, and the Borrower and each Guarantor have taken or caused to be taken all necessary action to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party, except where failure to so qualify will not have a Material Adverse Effect.

          4. Neither the execution and delivery of the Loan Documents by the Borrower, any of the Guarantors, or the Holding Company, in each case to which it is a party, nor compliance with any of the provisions thereof, (i) will violate any law or regulation applicable to the Borrower, any Guarantor or the Holding Company, or to our knowledge, any order or decree of any court or governmental instrumentality specifically naming the Borrower, any Guarantor or the Holding Company,
     (ii) to our knowledge, will conflict with, result in the breach of, or constitute a default under any indenture, including, without limitation, the Indentures, mortgage, deed of trust, agreement or other instrument to which the Borrower, any Guarantor or the Holding Company is signatory or by which the Borrower, any Guarantor or the Holding Company is bound,
     (iii) to our knowledge, result in the creation or imposition of any lien upon any property of the

     Borrower, any Guarantor or the Holding Company (except in favor of the Administrative Agent), or (iv) violate any provision of any of the Charter Documents of the Borrower, any Guarantor or the Holding Company.

          5. To our knowledge, there are no actions, suits or proceedings pending our threatened against or affecting the Borrower, any Guarantor or the Holding Company before any court, arbitrator or governmental or administrative body or agency which (i) challenge the legality, validity or enforceability of the Loan Documents, or (ii) if determined adversely, are likely to have a material adverse effect on the business or property of Borrower, any Guarantor or the Holding Company.

          6. No action of, or filing with, any governmental or public body or authority, except for the filing of UCC Financing Statements and the recording of the Real Estate Security Documents in the applicable offices, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of the Loan Documents by the Borrower, any Guarantor or the Holding Company.

          7. Each of the Loan Documents have been duly authorized, executed and delivered by the Borrower, each Guarantor or the Holding Company, in each case to which it is a party. The Loan Documents and all of the terms and provisions thereof are the legal, valid and binding obligations of the Borrower, each of the Guarantors, and the Holding Company, in each case to the extent it is a party to the Loan Documents, enforceable against such party in accordance with their respective terms.

          8. Based solely upon our review of stock records made available to us by the Borrower, each Guarantor and the Holding Company, Schedules 4.12 and 4.13 to the Credit Agreement correctly set forth the record ownership of capital stock of the Borrower, each Guarantor and the Holding Company immediately before and after the Effective Date. All authorized shares of capital stock so listed have been validly issued and are fully paid and nonassessable. To our knowledge, there are no options, warrants or other rights to acquire from any third party, or agreements or other rights to issue or sell any shares of capital stock by the record owners listed in said Schedules 4.12 and 4.13.

          9. The Indebtedness under the Loan Documents is permitted to be incurred by the Credit Parties under the Senior Subordinated Notes Indenture and the Holding Company Notes Indenture.

          10. The Borrower, the Guarantors and the Holding Company are not individually or collectively (a) a "holding company", an "affiliate" of a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, (b) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (c) a "bank holding company" within the meaning of the Bank Holding Company Act of 1956, as amended.

          11. The Security Documents create valid security interests in favor of the Administrative Agent for the benefit of the Lenders in the Collateral, as defined in the

     Security Documents, securing the payment of the Obligations, as defined in the Credit Agreement.

          12. Based solely on the Perfection Certificate delivered by the Borrower and the Guarantors to the Administrative Agent, upon the filings of the UCC Financing Statements in the filing offices listed on EXHIBIT B hereto and the payment of any related filing fees or the taking of possession of such Collateral by the Administrative Agent in accordance with the provisions of Article 9 of the UCC, the Administrative Agent will have perfected on behalf of the Lenders a security interest in the Collateral of the Borrower and each Guarantor which can be perfected under
     Article 9 of the UCC by the filing of a financing statement or by the taking of possession of such Collateral, whichever is applicable.

          13. Upon the recording of the Trademark Assignment in the United States Patent and Trademark Office, such security interest will be validly perfected to the extent that, by virtue of Section 9-302 of the UCC, a security interest in the collateral must be perfected by a recording in the United States Patent and Trademark Office. If by virtue of paragraph (a) of Section 9-104 of the UCC, the UCC does not apply, upon the recording of the Trademark Assignment in the United States Patent and Trademark Office, each such assignment will be effective as to Borrower's right, title and interest in the registered United States Trademarks described on Schedule
     1.1 to the Trademark Security Agreement as against any subsequent purchaser for a valuable consideration, if such assignment is filed within three months of its date or prior to the date of any subsequent purchase.

          14. Each of the Real Estate Security Documents creates a valid security interest, lien, conveyance, interest or mortgage on the real property described in each such Real Estate Security Document. Each Real Estate Security Document is in form satisfactory for recording in the recording offices listed in EXHIBIT B hereto. Upon the recording in such recording office and the payment of all fees and taxes related to such recording, the Administrative Agent will have on behalf of the Lenders a valid and enforceable interest in the real property described in each Real Estate Security Documents in conformity with the laws of the state in which such real property is located and to the full extent provided in each such Real Estate Security Document.

     The foregoing opinions are subject to the following qualifications:

     A. The enforceability against any party of any instrument or obligations referred to in this opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or similar law affecting creditors' rights.

     B. The enforceability against any party of any instrument or obligation referred to in this opinion is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law) including, without limitation, implied covenants of good faith, fair dealing and conscionability.

     C. The enforceability against any party of certain remedies provided in the Security Documents and the Real Estate Security Documents may be limited by applicable local law, but the inclusion of such provisions does not make the remedies afforded by the Loan Documents inadequate for the practical realization of the rights and benefits to be provided thereby.

     D. We assume the due authorization, execution and delivery by the Administrative Agent and the Lenders of each instrument to which the Administrative Agent or any Lender, as the case may be, is a party and the validity, binding effect and enforceability of such instrument against such parties in the capacity in which executed and delivered by such parties.

     This opinion is solely for your benefit in connection with the delivery of opinions required to be delivered by you pursuant to the Credit Agreement and the Loan Documents and may not be quoted or relied upon by, nor may copies be delivered to, any other person or used for any other purpose without our prior written consent, except that copies of this opinion may be included in closing binders and shown to potential assigns and purchasers of participation interests in the loans made under the Credit Agreement and to applicable regulatory authorities and as may otherwise be required by law. We undertake no obligation to update the opinions expressed herein for events or changes in law occurring after the date hereof.

                                       Very truly yours,

                                       KAPLAN, STRANGIS and KAPLAN, P.A.




                                       By
                                          -------------------------------
                                          Title:

                                                                       EXHIBIT I

                           ASSIGNMENT AND ACCEPTANCE

     Reference is made to the Amended and Restated Credit Agreement, dated as of November 13, 1998 (as modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT"), among Affinity Group, Inc., a Delaware corporation (the "BORROWER"), the Guarantors party thereto, the Lenders party thereto, Fleet National Bank, as administrative agent, The Provident Bank, as syndication agent, and Bank One, Kentucky, NA, as documentation agent for such Lenders. Terms defined in the Credit Agreement are used herein as defined therein.

     ____________________ (the "ASSIGNOR") and ________________ (the "ASSIGNEE")
agree as follows:

     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date as set forth in Schedule I hereto (the "Effective Date"), an interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to the credit facility contained in the Credit Agreement set forth on Schedule I (the "Assigned Facility"), in a principal amount and percentage as set forth on
Schedule I.

     2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Credit Parties or the Holding Company or any other obligation or the performance or observance by the Credit Parties or the Holding Company or of any of their respective obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, and (iii) attaches the promissory note (if any) held by it evidencing the Assigned Facility and requests that the Administrative Agent exchange such promissory note for a new promissory note payable to the Assignor (if the Assignor has retained any interest in the Assigned Facility) and a new promissory note payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

     3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the

Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the promissory note or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States of America, its obligation pursuant to Section 2.16(e) of the Credit Agreement to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement, or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent pursuant to Section 10.4 of the Credit Agreement, effective as of the Effective Date (which date shall not, unless otherwise agreed to by the Administrative Agent, be earlier than receipt of this Assignment and Acceptance).

     5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee which accrue subsequent to the Effective Date.

     6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under its promissory note(s), if any, and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement except as provided in Section 10.5 of the Credit Agreement and except as to any payments of interest or fees accrued prior to the Effective Date.

     7. This Assignment and Acceptance shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts.

     8. This Assignment and Acceptance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Assignment and Acceptance by signing any such counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized signatures on SCHEDULE I annexed hereto.

                                Schedule I to

                          Assignment and Acceptance
            relating to the Amended and Restated Credit Agreement,
                        dated as of November 13, 1998,
                         among Affinity Group, Inc.,
                        the Guarantors party thereto,
                          the Lenders party thereto,
                  The Provident Bank, as Syndication Agent,
             Bank One, Kentucky, NA, as Documentation Agent, and
                             Fleet National Bank,
                   as administrative agent for the Lenders
                (in such capacity, the "ADMINISTRATIVE AGENT")

Name of Assignor:   [LENDER]

Name of Assignee:

Effective Date of Assignment:

                                 PRINCIPAL              PERCENTAGE
                              AMOUNT ASSIGNED            ASSIGNED
                              ---------------            --------
Revolving Credit Commitment:  $__________                _______%

Term A Loan Commitment        $__________                _______%

Term B Loan Commitment        $__________                _______%

[ASSIGNEE]                                  [ASSIGNOR]



By:                                         By:
   ---------------------------------           -------------------------------
   Title:                                      Title:

[Consented to and] Accepted:

[FLEET NATIONAL BANK,                       FLEET NATIONAL BANK,
  as Issuing Lender                           as Administrative Agent

By:                                         By:
   ---------------------------------           -------------------------------
   Title:                                      Title:


                                      3